                                                                    Exhibit 4.24


                                    FORM OF

                          DANKA BUSINESS SYSTEMS PLC

                Zero Coupon Senior Subordinated Notes due 2004



                                   INDENTURE
                         Dated as of __________, 2001



                                 HSBC BANK USA
                                  as Trustee



                         DANKA OFFICE IMAGING COMPANY
                                 as Guarantor



                             DANKA HOLDING COMPANY
                                 as Guarantor

                              CROSS-REFERENCE TABLE

                                                                       Indenture
                                                                       ---------
TIA Section                                                             Section
-----------                                                            ---------

SECTION 310  (a)(1)...................................................    7.10
             (a)(2)...................................................    7.10
             (a)(3)...................................................    N.A.
             (a)(4)...................................................    N.A.
             (a)(5)...................................................    7.10
             (b)......................................................     7.8
             .........................................................    7.10
             .........................................................    13.2
             (c)......................................................    N.A.

SECTION 311  (a)......................................................    7.11
             (b)......................................................    7.11
             (c)......................................................    N.A.

SECTION 312  (a)......................................................     2.6
             (b)......................................................    13.3
             (c)......................................................    13.3

SECTION 313  (a)......................................................     7.6
             (b)(1)...................................................     7.6
             (b)(2)...................................................     7.6
             (c)......................................................     7.6
                                                                          13.2
             (d)......................................................     7.6

SECTION 314  (a)......................................................     4.4
             .........................................................     4.7
             .........................................................    13.2
             (b)......................................................    N.A.
             (c)(1)...................................................    13.4
             (c)(2)...................................................    13.4
             (c)(3)...................................................    N.A.
             (d)......................................................    N.A.
             (e)......................................................    13.5
             (f)......................................................    N.A.

SECTION 315  (a)......................................................  7.1(b)
             (b)......................................................     7.5
             .........................................................    13.2
             (c)......................................................  7.1(a)
             (d)......................................................  7.1(c)
             (e)......................................................    6.11

SECTION 316  (a)(last sentence).......................................    2.12
             (a)(1)(A)................................................     6.5
             .........................................................     6.6
             (a)(1)(B)................................................     6.4
             (a)(2)...................................................    N.A.
             (b)......................................................     6.7

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             (c)......................................................    9.4

SECTION 317  (a)(1)...................................................    6.2
             .........................................................    6.3
             (a)(2)...................................................    6.2
             .........................................................    6.9
             (b)......................................................    2.5

SECTION 318  (a)......................................................   13.1

SECTION 318  (c)......................................................   13.1

------------------------
N.A. means not applicable.
NOTE: This Cross-Reference Table is not part of the Indenture.

                                       ii
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                                TABLE OF CONTENTS

                                                                                                               Page
ARTICLE 1 DEFINITIONS AND INCORPORATION BY REFERENCE.......................................................      1

      Section 1.1.   Definitions............................................................................     1
      Section 1.2.   Other Definitions......................................................................    13
      Section 1.3.   Incorporation by Reference of Trust Indenture Act......................................    14
      Section 1.4.   Rules of Construction..................................................................    14
      Section 1.5.   Acts of Holders........................................................................    14

ARTICLE 2 THE NOTES........................................................................................     15

      Section 2.1.   Form and Dating........................................................................    15
      Section 2.2.   Denominations..........................................................................    16
      Section 2.3.   Execution and Authentication...........................................................    16
      Section 2.4.   Registrar and Paying Agent.............................................................    16
      Section 2.5.   Paying Agent to Hold Money in Trust....................................................    16
      Section 2.6.   Noteholder Lists.......................................................................    17
      Section 2.7.   Transfer and Exchange..................................................................    17
      Section 2.8.   Book-Entry Provisions for Global Notes.................................................    17
      Section 2.9.   Deposit of Monies......................................................................    18
      Section 2.10.  Replacement Notes......................................................................    18
      Section 2.11.  Outstanding Notes......................................................................    19
      Section 2.12.  Treasury Notes.........................................................................    19
      Section 2.13.  Temporary Notes........................................................................    19
      Section 2.14.  Cancellation...........................................................................    19
      Section 2.15.  [Intentionally Omitted]................................................................    20
      Section 2.16.  Persons Deemed Owners..................................................................    20
      Section 2.17.  CUSIP, CINS and ISIN Numbers...........................................................    20
      Section 2.18.  Issuance of Additional Notes...........................................................    20

ARTICLE 3 REDEMPTION.......................................................................................     20

      Section 3.1.   Notices to Trustee.....................................................................    20
      Section 3.2.   Selection of Notes to Be Redeemed......................................................    21
      Section 3.3.   Notice of Redemption...................................................................    21
      Section 3.4.   Effect of Notice of Redemption.........................................................    22
      Section 3.5.   Deposit of Redemption Price............................................................    22
      Section 3.6.   Notes Redeemed in Part.................................................................    22
      Section 3.7.   Optional Redemption....................................................................    22

ARTICLE 4 COVENANTS........................................................................................     22

      Section 4.1.   Payment of Principal...................................................................    22
      Section 4.2.   Maintenance of Office or Agency for Notices and Demands................................    23
      Section 4.3.   Property and Insurance Matters.........................................................    23
      Section 4.4.   Compliance Certificate and Opinion of Counsel; Notice of Default.......................    23
      Section 4.5.   Corporate Existence....................................................................    23
      Section 4.6.   Payment of Taxes and Other Claims......................................................    23
      Section 4.7.   Reports................................................................................    24
      Section 4.8.   Waiver of Stay, Extension or Usury Laws................................................    24
      Section 4.9.   Limitation on Incurrence of Additional Debt............................................    24
      Section 4.10.  Limitation on Other Subordinated Debt..................................................    24
      Section 4.11.  Limitation on Restricted Payments......................................................    25

                                       i
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
      Section 4.12.  Limitation on Dividends and Other Payment Restrictions Affecting Subsidiaries..........    25
      Section 4.13.  Limitation on liens....................................................................    26
      Section 4.14.  Limitation on Transactions with Affiliates and Related Persons.........................    26
      Section 4.15.  Limitation on Certain Asset Sales......................................................    26
      Section 4.16.  Limitation on Issuances and Sales of Capital Stock of Restricted Subsidiaries..........    28
      Section 4.17.  Change of Control......................................................................    28
      Section 4.18.  Limitations on Payments for Consent....................................................    29
      Section 4.19.  Limitation on Business Activities......................................................    29
      Section 4.20.  Limitation on Restricted and Unrestricted Subsidiaries.................................    29
      Section 4.21.  Subsidiary Guarantee...................................................................    29
      Section 4.22.  Maintenance of All Registration, Regulations and Licenses..............................    33
      Section 4.23.  Payment of Additional Amounts..........................................................    33
      Section 4.24.  Internal Revenue Service Filing........................................................    34

ARTICLE 5 SUCCESSORS.......................................................................................     34

      Section 5.1.   Limitation on Mergers, Consolidations and Sales of All Assets in respect to the
                     Company................................................................................    34
      Section 5.2.   Successor Corporation Substituted......................................................    34
      Section 5.3.   Limitations on Mergers, Consolidations and Sales of All Assets in respect to
                     Guarantors.............................................................................    35

ARTICLE 6 DEFAULTS AND REMEDIES............................................................................     35

      Section 6.1.   Events of Default......................................................................    35
      Section 6.2.   Acceleration...........................................................................    37
      Section 6.3.   Other Remedies.........................................................................    37
      Section 6.4.   Waiver of Past Defaults................................................................    37
      Section 6.5.   Control by Majority....................................................................    37
      Section 6.6.   Limitation on Suits....................................................................    38
      Section 6.7.   Rights of Holders to Receive Payment...................................................    38
      Section 6.8.   Collection Suit by Trustee.............................................................    38
      Section 6.9.   Trustee May File Proofs of Claim.......................................................    38
      Section 6.10.  Priorities.............................................................................    39
      Section 6.11.  Undertaking for Costs..................................................................    39
      Section 6.12.  Reports to the Trustee.................................................................    39

ARTICLE 7 TRUSTEE..........................................................................................     40

      Section 7.1.   Duties of Trustee......................................................................    40
      Section 7.2.   Rights of Trustee......................................................................    40
      Section 7.3.   Individual Rights of Trustee...........................................................    41
      Section 7.4.   Trustee's Disclaimer...................................................................    41
      Section 7.5.   Notice of Defaults.....................................................................    41
      Section 7.6.   Reports by Trustee to Holders..........................................................    41
      Section 7.7.   Compensation and Indemnity.............................................................    41
      Section 7.8.   Replacement of Trustee.................................................................    42
      Section 7.9.   Successor Trustee by Merger, Etc.......................................................    43
      Section 7.10.  Eligibility; Disqualification..........................................................    43
      Section 7.11.  Preferential Collection of Claims Against Company......................................    43
      Section 7.12.  Permitted Transactions.................................................................    43

ARTICLE 8 DISCHARGE OF INDENTURE...........................................................................     44

      Section 8.1.   Legal Defeasance and Covenant Defeasance of the Notes..................................    44
      Section 8.2.   Termination of Obligations Upon Cancellation of the Notes..............................    45
      Section 8.3.   Survival of Certain Obligations........................................................    46
      Section 8.4.   Acknowledgment of Discharge by Trustee.................................................    46

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
      Section 8.5.   Application of Trust Assets............................................................    46
      Section 8.6.   Repayment to the Company; Unclaimed Money..............................................    46
      Section 8.7.   Reinstatement..........................................................................    46

ARTICLE 9 AMENDMENTS.......................................................................................     47

      Section 9.1.   Without Consent of Holders.............................................................    47
      Section 9.2.   With Consent of Holders................................................................    47
      Section 9.3.   Compliance with Trust Indenture Act....................................................    48
      Section 9.4.   Revocation and Effect of Consents......................................................    48
      Section 9.5.   Notation on or Exchange of Notes.......................................................    49
      Section 9.6.   Trustee to Sign Amendments.............................................................    49

ARTICLE 10 CONVERSION RIGHTS...............................................................................     49

      Section 10.1.  Conversion Rights......................................................................    49
      Section 10.2.  Conversion Price.......................................................................    50
      Section 10.3.  Conversion Notice......................................................................    50
      Section 10.4.  Approvals and Notices..................................................................    50
      Section 10.5.  Payments by the Holder.................................................................    51
      Section 10.6.  Cancellation of Note...................................................................    51
      Section 10.7.  Conversion Right Not Exercisable.......................................................    51
      Section 10.8.  Responsibility of Trustee for Conversion Provisions....................................    51

ARTICLE 11 SUBORDINATION...................................................................................     51

      Section 11.1.  Ranking................................................................................    51
      Section 11.2.  Priority and Payment Over of Proceeds in Certain Events................................    52
      Section 11.3.  Payments May Be Made Prior to Notice...................................................    54
      Section 11.4.  Rights of Holders of Senior Debt Not to Be Impaired....................................    54
      Section 11.5.  Authorization to Trustee to Take Action to Effectuate Subordination....................    54
      Section 11.6.  Subrogation............................................................................    54
      Section 11.7.  Obligations of Company Unconditional...................................................    55
      Section 11.8.  The Trustee Entitled to Assume Payments Not Prohibited in Absence of Notice............    55
      Section 11.9.  Right of Trustee to Hold Senior Debt...................................................    55
      Section 11.10. No Implied Covenants by or Obligations of the Trustee..................................    55

ARTICLE 12 MEETINGS OF HOLDERS OF THE NOTES................................................................     56

      Section 12.1.  Purposes of the Meetings...............................................................    56
      Section 12.2.  Place of Meetings; Expenses............................................................    56
      Section 12.3.  Call and Notice of Meetings............................................................    56
      Section 12.4.  Voting at Meetings.....................................................................    56
      Section 12.5.  Voting Rights, Conduct and Adjournment.................................................    56
      Section 12.6.  Revocation of Consent by Holders.......................................................    57

ARTICLE 13 MISCELLANEOUS...................................................................................     57

      Section 13.1.  Trust Indenture Act Controls...........................................................    57
      Section 13.2.  Notices................................................................................    57
      Section 13.3.  Communication by Holders with Other Holders............................................    58
      Section 13.4.  Certificate and Opinion as to Conditions Precedent.....................................    59
      Section 13.5.  Statements Required in Certificate or Opinion..........................................    59
      Section 13.6.  Rules by Trustee and Agents............................................................    59
      Section 13.7.  Legal Holidays.........................................................................    59
      Section 13.8.  No Recourse Against Others.............................................................    59
      Section 13.9.  Governing Law..........................................................................    59
      Section 13.10. No Adverse Interpretation of Other Agreements..........................................    59
      Section 13.11. Successors.............................................................................    60

      Section 13.12. Severability...........................................................................    60
      Section 13.13. Counterpart Originals..................................................................    60
      Section 13.14. Variable Provisions....................................................................    60
      Section 13.15. Qualification of Indenture.............................................................    60
      Section 13.16. Table of Contents, Headings, Etc.......................................................    60
      Section 13.17. Indenture Controls over Form of Note...................................................    60


       EXHIBIT A.   Form of Note

       EXHIBIT B.   Form of Notation of Subsidiary Guarantee

       EXHIBIT C.   Form of Supplemental Indenture

       EXHIBIT D.   Form of Conversion Notice

     INDENTURE dated as of ____________, 2001 between Danka Business Systems PLC, a public limited company organized under the laws of England and Wales (the "Company"), HSBC Bank USA, a banking corporation and trust company organized and existing under the laws of the State of New York, as trustee (the "Trustee") and Danka Office Imaging Company, a corporation organized under the laws of the State of Delaware and Danka Holding Company, organized under the laws of Delaware, as guarantors (collectively, the "Guarantors").

     Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders (as defined below) of the Company's Zero Coupon Senior Subordinated Notes due April 1, 2004 (the "Notes").

                                  ARTICLE 1

                  DEFINITIONS AND INCORPORATION BY REFERENCE


     SECTION 1.1.   Definitions.

     The term "ACQUIRED DEBT" shall mean, with respect to any Person, (a) Debt of such Person existing at the time such Person becomes a Subsidiary of the Company (or such Person is merged into or consolidated with the Company) or (b) Debt assumed in connection with the acquisition of assets from such Person, in each case not incurred by such Person in connection with or in contemplation of such Person becoming a Subsidiary of the Company or such merger, consolidation, or acquisition, as the case may be.

     The term "AFFILIATE" shall mean with respect to any specified Person, any other Person who directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with, such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; provided, that beneficial ownership of 10% or more of the Voting Stock of a Person will be deemed to be control. The terms "controlling" and "controlled" have meaning correlative to the foregoing.

     The term "AGENT" shall mean any registrar or paying agent, custodian for the Notes, or authenticating agent or co-registrar.

     The term "ASSET ACQUISITION" shall mean: (a) an Investment by the Company or any Restricted Subsidiary of the Company in any other Person pursuant to which such Person: (i) becomes a Restricted Subsidiary of the Company; (ii) is merged with or into the Company or any Restricted Subsidiary of the Company; or
(b) the acquisition by the Company or any Restricted Subsidiary of the Company of the assets of any Person (other than a Subsidiary of the Company), which constitute all or substantially all of the assets of such Person or comprises any division or line of business of such Person or any other properties or assets of such Person other than in the ordinary course of business.

     The term "ASSET SALE" shall mean any direct or indirect sale, issuance, conveyance, transfer, lease, assignment or other disposition for value by the Company or any of its Restricted Subsidiaries, including a sale and leaseback transaction to any Person other than the Company or a Restricted Subsidiary of the Company of: (a) any Capital Stock of any Subsidiary of the Company; or (b) any other property or assets of the Company or any Restricted Subsidiary of the Company. The term "Asset Sale" does not include: (a) a transaction or series of related transactions for which the Company or its Subsidiaries receive aggregate consideration of less than $1 million; (b) the sale, lease, conveyance, transfer or other disposition of all or substantially all of the assets of the Company as permitted under Sections 4.15 and Article 5 hereof; (c) any sale, lease, conveyance, transfer or other disposition in the ordinary course of business; (d) any operating lease in the ordinary course of business; or (e) any sale or other disposition of obsolete or unusable inventory or other assets.

     The term "ATTRIBUTABLE DEBT" in respect of a sale and leaseback transaction shall mean, at the time of determination, the present value (discounted at the interest rate implicit in such transaction, determined in accordance with GAAP) of the obligation of the lessee for rental payments during the remaining term of the lease included in such sale and leaseback transaction, including any period for which such lease has been extended or may, at the option of the lessor, be extended.

     The term "BANKRUPTCY LAW" shall mean the United Kingdom Insolvency Act 1986, as supplemented or amended, together with all rules, regulations and instruments made thereunder and applicable United Kingdom law related to bankruptcy, insolvency, winding up, administration, receivership and other similar matters, the United States Bankruptcy Code or any similar federal, state or foreign law for the relief of creditors.

     The term "BOARD OF DIRECTORS," when used with reference to a Person, shall mean the board of directors or equivalent governing body of the Person or any duly authorized committee of the board of directors or equivalent governing body of the Person.

     The term "BOARD RESOLUTION" shall mean a duly adopted resolution of a Board of Directors of a Person in full force and effect on the date of certification certified by any Director, Secretary or Assistant Secretary of such Person.

     The term "BOOK-ENTRY DEPOSITARY" shall mean the book-entry depositary or its nominee or the custodian of either, designated by the Company in the Depositary Agreement until a successor depositary shall have become such pursuant to the applicable provisions of the Depositary Agreement, and thereafter "Book-Entry Depositary" shall mean such successor book-entry depositary or its nominee or the custodian of either.

     The term "BUSINESS DAY" shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York, New York are authorized or obligated by law or executive order to close.

     The term "CAPITAL STOCK" shall mean, with respect to any Person, any and all shares, interests, participations, rights in or other equivalents (however designated) of corporate stock of such Person and all other equity interests in such Person.

     The term "CAPITALIZED LEASE OBLIGATION" shall mean as to any Person, the obligations of such Person under a lease of real or personal property of such Person that are required to be classified and accounted for as a capital lease or a liability on the face of a balance sheet of such Person in accordance with GAAP. The stated maturity of such obligation shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

     The term "CHANGE OF CONTROL" shall mean the occurrence of one or more of the following events:

     (a) any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all the assets of the Company and its Subsidiaries taken as a whole to any Person or group of Persons (as those terms are used in Section 13(d) of the Exchange Act) (other than Permitted Holders), except to effect a Change of Domicile;

     (b) the approval by the holders of Capital Stock of the Company of a plan or proposal for the liquidation or dissolution of the Company, other than to effect a Change of Domicile;

     (c) a Person or group of Persons (as those terms are used in Section 13(d) of the Securities Exchange Act of 1934, as amended) (other than Permitted Holders) is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) of a majority of the securities of the Company ordinarily having the right to vote in the election of directors of the Company;

     (d) the replacement of a majority of the Board of Directors over a two-year period from the directors who constituted the Board of Directors of the Company at the beginning of such period, by persons who were not approved by a majority vote of the directors then still in office who were either directors at the beginning of such period or whose election as a director was previously so approved; or

     (e) the merger or consolidation of the Company with or into another corporation or the merger of another corporation into the Company with the effect that immediately after such transaction any Person or group of Persons (other than Permitted Holders) becomes the beneficial owner of securities of the surviving corporation of such merger or consolidation representing a majority of the combined voting power of the outstanding securities of the surviving corporation ordinarily having the right to vote in the election of directors.

     The term "CHANGE OF DOMICILE" shall mean a transaction or a series of related transactions, including without limitation (i) a consolidation, amalgamation, or merger of the Company with or into any other Person; (ii) acquisition of all of the Capital Stock of the Company; or (iii) sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the Company's assets (determined on a consolidated basis for the Company and its Subsidiaries) to another Person, of which the sole purpose is to reincorporate the Company in a jurisdiction other than England and Wales or incorporate or organize a Successor Entity to the Company in a jurisdiction other than England and Wales. For the purposes of this definition of Change of Domicile, a "Successor Entity" shall mean an entity whose Voting Stock following the Change of Domicile is owned or beneficially owned by the same Persons in the same proportions as owned or beneficially owned the Voting Stock of the Company immediately prior to the Change of Domicile.

     The term "CLEARSTREAM" shall mean Clearstream International.

     The term "CLOSING DATE" shall mean the date on which the Notes are originally issued under this Indenture.

     The term "COMMISSION" shall mean the Securities and Exchange Commission.

     The term "COMPANY" shall mean Danka Business Systems, PLC and, subject to the provisions of Article 5 hereof, shall also include its successors and assigns.

     The term "CONSOLIDATED EBITDA" shall mean, with respect to any Person, for any period, the sum (without duplication) of: (a) Consolidated Net Income of such Person for such period; plus (b) to the extent Consolidated Net Income has been reduced or increased by the following: (i) all income taxes of such Person and its Subsidiaries paid or accrued in accordance with GAAP for such period (other than income taxes attributable to transactions the effect of which has been excluded from Consolidated Net Income); (ii) Consolidated Interest Expense; and (iii) Consolidated Non-cash Charges less any non-cash items increasing Consolidated Net Income for such period, all as determined on a consolidated basis for such Person and its Subsidiaries in accordance with GAAP.

     The term "CONSOLIDATED FIXED CHARGE COVERAGE RATIO" shall mean, with respect to any Person, the ratio of Consolidated EBITDA to Consolidated Fixed Charges, as measured for the four full fiscal quarters (the "Four Quarter Period") ending on or before the date of the transaction to which the Consolidated Fixed Charge Coverage Ratio applies and for which financial statements are available (the "Transaction Date"). For purposes of this definition, "Consolidated EBITDA" and "Consolidated Fixed Charges" are calculated after giving effect on a pro forma basis for the period of the calculation to: (a) the incurrence or repayment of Debt of such Person or any of its Subsidiaries (and the application of the proceeds) giving rise to the calculation and any incurrence or repayment of other Debt (and the application of the proceeds), other than the incurrence or repayment of Debt in the ordinary course of business for working capital purposes occurring during the Four Quarter Period or at any time after the last day of the Four Quarter Period and on or before the Transaction Date, as if the incurrence or repayment (and the application of proceeds) had occurred on the first day of the Four Quarter Period; and (b) any Asset Sales or Asset Acquisition (including any Asset Acquisition giving rise to the calculation as a result of such Person or one of its Subsidiaries (including a Person who becomes a Subsidiary as a result of the Asset Acquisition) incurring, assuming or otherwise becoming liable for Acquired Debt and also including any Consolidated EBITDA, but only to the extent includable pursuant to the definition of "Consolidated Net Income," attributable to the assets that are the subject of the Asset Acquisition or Asset Sale during the Four Quarter Period) occurring during the Four Quarter Period or at any time after the last day of the Four Quarter Period and on or before the Transaction Date, as if such Asset Sale or Asset Acquisition (including the incurrence, assumption or liability for any such Acquired Debt) had occurred on the first day of the Four Quarter Period. If such Person or its Subsidiary guarantees the Debt of a third Person, the preceding sentence will give effect to the incurrence of the guaranteed Debt as if such Person or its Subsidiary had directly incurred or otherwise assumed such guaranteed Debt. For purposes of this definition, in calculating "Consolidated Fixed Charges" for determining the denominator (but not the numerator) of the "Consolidated Fixed Charge Coverage Ratio": (a) interest on outstanding Debt determined on a fluctuating basis as of and after the Transaction Date will be deemed to have accrued at a fixed rate per year equal to the rate of interest on such Debt in effect on the Transaction Date, except that if the interest on such Debt is covered by interest swap obligation agreements, the interest will be deemed to have accrued at the rate per year after giving effect to those agreements; and (b) if any interest on any Debt actually incurred on the Transaction Date may optionally be determined at an interest rate based on a factor of a prime or similar rate, a eurocurrency interbank rate or other rates, then the interest rate in effect on the Transaction Date will be deemed to have been in effect during the Four Quarter Period.

     The term "CONSOLIDATED FIXED CHARGES" shall mean, with respect to any Person, for any period, the sum (without duplication) of: (a) Consolidated Interest Expense of such Person, plus (b) the product of: (i) the amount of all dividend payments on any series of Preferred Stock of such Person and its Restricted Subsidiaries (other than dividends paid in Qualified Capital Stock or dividends to the extent payable to the Company or its Restricted Subsidiaries) paid, accrued or scheduled to be paid or accrued during such period (other than Preferred Stock of such Person and its Restricted Subsidiaries for which the dividends are deductible for federal income tax purposes, which will be included in Consolidated Fixed Charges without being multiplied by the fraction below); and (ii) a fraction, the numerator of which is one and the denominator of which is one minus the then current effective consolidated federal, state and local tax rate of such Person, expressed as a decimal.

     The term "CONSOLIDATED INTEREST EXPENSE" shall mean, with respect to any Person, for any period, the sum (without duplication) of: (a) the aggregate of the interest expense of such Person and its Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, whether paid or accrued, including: (i) any amortization of Debt discount and amortization or write-off of deferred financing costs; (ii) net costs under interest swap obligations; (iii) all capitalized interest; and (iv) the interest portion of any deferred payment obligation, including with respect to Attributable Debt;
(b) the aggregate dividend payments of such Person and its Restricted Subsidiaries for such period with respect to Disqualified Capital Stock; and (c) the interest component of Capitalized Lease Obligations paid, accrued and/or scheduled to be paid or accrued by such Person and its Restricted Subsidiaries during such period as determined on a consolidated basis in accordance with GAAP.

     The term "CONSOLIDATED NET INCOME" shall mean with respect to any Person, for any period, the aggregate net income (or loss) of such Person and its Subsidiaries for such period on a consolidated basis (before Preferred Stock (other than Disqualified Capital Stock) dividend requirements), determined in accordance with GAAP, excluding: (a) after-tax gains from Asset Sales or abandonments of reserves relating to Asset Sales; (b) after-tax items classified as extraordinary or nonrecurring gains or losses; (c) the net income of any Person acquired in a "pooling of interests" transaction accrued before the date it becomes a Subsidiary of the referent Person or is merged or consolidated with the referent Person or any Subsidiary of the referent Person; (d) the net income (but not loss) of any Restricted Subsidiary of the referent Person to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is restricted (or subject to tax) by a contract, operation of law or otherwise; (e) the net income of any Person other than the referent Person or a Restricted Subsidiary of the referent Person, except to the extent of cash dividends or distributions paid to the referent Person or to a Restricted Subsidiary of the referent Person by such Person (subject to the limitation in (d)); (f) any restoration to income of any contingency reserve, except to the extent that provision of such reserve reduced Consolidated Net Income accrued at any time following the Issue Date; (g) income or loss attributable to discontinued operations, whether or not such operations were classified as discontinued; (h) in case of a successor to the referent Person by consolidation or merger or as a transferee of the referent Person's assets, any earnings of the successor corporation before such consolidation, merger or transfer or assets; (i) any gain realized in connection with the disposition of any marketable securities other than cash equivalents by such Person or any of its Restricted Subsidiaries or the extinguishments of Debt of such Person or any of its Restricted Subsidiaries; and (j) all gains or losses from the cumulative effect of any change in accounting principles.

     The term "CONSOLIDATED NON-CASH CHARGES" shall mean, with respect to any Person, for any period, the aggregate depreciation, amortization and other non-cash expenses of such Person and its Subsidiaries reducing Consolidated Net Income of such Person for such period, determined on a consolidated basis in accordance with GAAP.

     The term "CONVERSION AGENT" shall mean, with respect to any person, that person designated by the Company who assists and represents the Company with respect to any conversion pursuant to Article 10 of this Indenture. The Company may serve as Conversion Agent and will serve as Conversion Agent in the absence of designation of any other person.

     The term "CORPORATE TRUST OFFICE" shall mean the principal corporate trust office of the Trustee at which, at any particular time, its corporate trust business shall be administered, which office at the date of execution of this Indenture is located at c/o Issuer Services, 452 Fifth Avenue, New York, New York 10018.

     The term "CREDIT FACILITY" shall mean the Amended and Restated Credit Agreement dated as of June 29, 2001, by and among Danka Business Systems PLC, Dankalux Sarl & Co. SCA, Danka Holding Company, the several financial institutions from time to time a party and Bank of America, N.A., as agent, as the same may be amended, modified, supplemented, extended, renewed, restated, refunded, refinanced, restructured or replaced from time to time.

     The term "CUSTODIAN" shall mean any receiver, trustee, assignee, liquidator, custodian, or similar official under any Bankruptcy Law.

     The term "DEBT" shall mean, with respect to any Person (without duplication): (a) indebtedness of such Person, whether or not contingent, for borrowed money; (b) indebtedness of such Person evidenced by bonds, debentures, notes or other similar instruments; (c) all Capitalized Lease Obligations of such Person; (d) all indebtedness or other obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations and all obligations under any title retention agreement (but excluding trade accounts payable and other accrued liabilities arising in the ordinary course of business that are not in default or overdue by 90 days or more or are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted); (e) all indebtedness for the reimbursement of any obligation on any letter of credit, banker's acceptance or similar credit transaction; (f) guarantees and other contingent obligations in respect of indebtedness referred to in (a) through (e) above and (h) and (i) below; (g) all indebtedness of any other Person of the type referred to in (a) through (f) that are secured by any Lien on any property or asset of the referent Person, the amount of such obligation being deemed to be the lesser of the fair market value of such property or asset or the amount of the obligation so secured; (h) all indebtedness under currency agreements and interest swap agreements of such Person; (i) all obligations under the TROL; and (j) all Disqualified Capital Stock issued by such Person with the amount of indebtedness represented by such Disqualified Capital Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, but excluding accrued dividends, if any. "Maximum fixed repurchase price'' of any Disqualified Capital Stock that does not have a fixed repurchase price is calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which the indebtedness is required to be determined pursuant to this Indenture, and if such price is based upon or measured by the fair market value of such Disqualified Capital Stock, such fair market value will be determined reasonably and in good faith by the Board of Directors of the issuer of the Disqualified Capital Stock. The amount of any indebtedness (other than Disqualified Capital Stock) outstanding as of any date is: (a) the accreted value to the extent the indebtedness does not require current payments of interest; (b) the principal amount together with any interest that is more than 30 days past due in the case of any other indebtedness; (c) in the case of currency agreements and interest swap agreements, the amount that would appear on the consolidated balance sheet of the Person in accordance with GAAP; and (d) in the case of any guarantee or other contingent obligation in respect of indebtedness of any other Person, the maximum amount of such indebtedness, unless the liability is limited by the terms of the guarantee or contingent obligation, in which case the amount of such guarantee or other contingent obligation is deemed to equal the maximum amount of such liability.

     The term "DEFAULT" shall mean any event or condition the occurrence of which is, or with the lapse of time or the giving of notice (as provided in this Indenture), or both, would be, an Event of Default.

     The term "DEPOSITARY" shall mean The Depository Trust Company, its nominees, and their respective successors, until a successor Depositary shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Depositary" shall mean or include each Person who is then a Depositary hereunder.

     The term "DEPOSITARY AGREEMENT" shall mean the Note Depositary Agreement dated as of the date of this Indenture between the Company and the Book-Entry Depositary.

     The term "DESIGNATED SENIOR DEBT" shall mean (a) Debt under or in respect of the Credit Facility, and (b) any other Debt constituting Senior Debt, which at the time of determination has an aggregate principal amount of at least $50 million and is specifically designated in the instrument evidencing such Senior Debt as "Designated Senior Debt" by the Company.

     The term "DISQUALIFIED CAPITAL STOCK" shall mean, with respect to any Person, any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is exchangeable for Debt, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature, excluding the Senior Convertible Participating Shares.

     The term "DTC" shall mean the Depository Trust Company, a New York corporation.

     The term "EUROCLEAR" shall mean the Morgan Guaranty Trust Company of New York, Brussels office, as operator of the Euroclear system.

     The term "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

     The term "GAAP" shall mean generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, as in effect on the date on which the Notes are first authenticated and delivered under this Indenture and from time to time thereafter in force.

     The term "GUARANTOR" shall mean Danka Office Imaging Company, Danka Holding Company and any other Subsidiary of the Company that guarantees the Notes in the future.

     The term "GUARANTOR SENIOR DEBT" shall mean (a) the principal of, interest on and all other obligations of any Guarantor relating to the Credit Facility, including all loans, letters of credit and other extensions of credit under the Credit Facility, and all expenses, fees, reimbursements, indemnities and other amounts owing pursuant to the Credit Facility, (b) amounts payable in regard to any interest swap obligations and currency agreements, (c) the Miscellaneous Notes Payable, and (d) except as provided in the succeeding sentence all other Debt of any Guarantor. The term "Guarantor Senior Debt" shall not include: (a) any Debt of any Guarantor to the Company or to a Restricted Subsidiary of the Company, (b) Debt to or guaranteed on behalf of any shareholders, directors, officers or employees of any Guarantor or any Restricted Subsidiary of the Company, including amounts owed for compensation, (c) Debt to trade creditors and other amounts incurred in connection with obtaining goods, material or services, (d) Debt represented by Disqualified Capital Stock, (e) any liability for federal, state, local or other taxes owed by any Guarantor; (f) Debt incurred in violation of Section 4.9, herein, (vii) Debt that is without recourse to any Guarantor, (g) the 10% Notes, (h) the 6.75% Notes, and (i) any other Debt that by its express terms ranks in right of payment equal to or junior to the Notes.

     The term "GUARANTY" by any Person shall mean any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Debt of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including, without limitation, any obligation of such Person (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Debt, (b) to purchase property, securities or services for the purpose of assuring the holder of such Debt of the payment of such Debt, or (c) to maintain working capital, equity capital or other financial condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Debt (and "Guarantee," "Guaranteeing" and "Guarantor" shall have meanings correlative to the foregoing); provided, however, that the Guaranty by any Person shall not include endorsements by such Person for collection or deposit, in either case, in the ordinary course of business.

     The term "HOLDER," "HOLDER OF NOTES" or other similar terms, shall mean (a) for so long as the Notes are represented by Global Notes, the bearer thereof, which initially shall be the Book-Entry Depositary and (b) in the event Physical Notes are issued, the person in whose name a particular Note shall be registered on the books of the Company kept for that purpose in accordance with the terms hereof, and the word "majority," used in connection with the terms "Holder," "Holder of Notes," or other similar terms, shall mean the "majority in principal amount of Notes outstanding" whether or not so expressed.

     The term "INCUR" shall mean, with respect to any Debt or other obligation of any Person, to directly or indirectly, create, incur (by conversion, exchange or otherwise), assume, guarantee or otherwise become liable contingently or otherwise in respect of such Debt or other payment obligation, or otherwise become responsible for, (and "Incurrence," "Incurred," "Incurable" and "Incurring" have meanings, correlative to the foregoing).

     The term "INDENTURE" shall mean this instrument as originally executed or, if amended or supplemented as herein provided, as so amended or supplemented.

     The term "INTERNAL REVENUE CODE" shall mean the Internal Revenue Code of 1986, as amended from time to time hereafter, or any successor federal income tax laws.

     The term "INVESTMENT" shall mean, with respect to any Person, any direct or indirect loan or other extension of credit (including, without limitation, a guarantee) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition by such Person of any Capital Stock, bonds, Notes, debentures or other securities or evidence of Indebtedness issued by, any other Person (including a Subsidiary of the referent Person).
The term "Investment" excludes extensions of trade credit by a Person or its Subsidiary on commercially reasonable terms in accordance with normal trade practices of that Person or such subsidiary. For the purposes of Section 4.11 of this Indenture, the amount of any Investment will be the original cost of such Investment plus the cost of all additional Investments by the Company, or any of its Subsidiaries, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment, reduced by the payment of dividends or distributions in connection with such Investment or any other amounts received in respect of such Investment; provided that no such payment of dividends or distributions or receipt of any such other amounts will reduce the amount of any Investment if such payment of dividends or distributions or receipt of any such amounts would be included in Consolidated Net Income.

     The term "ISSUE DATE" shall mean _______________________, 2001.

     The term "LIEN" shall mean any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind, including any conditional sale or other title retention agreement, any lease in the nature thereof and any agreement to give any security interest.

     The term "MATURITY" when used with respect to any Note, shall mean the date on which the principal of such Note or an installment of principal becomes due and payable as therein or herein provided, whether at Stated Maturity or by declaration of acceleration, call for redemption or otherwise.

     The term "MISCELLANEOUS NOTES PAYABLE" shall mean the miscellaneous notes payable of the Company totaling in the aggregate $2.6 million outstanding at March 31, 2001, which were comprised of the following: (a) $1.5 million of various bank overdraft accounts, (b) $0.9 million of outstanding notes payable related to two acquisitions completed in prior years, and (c) $0.2 million of outstanding capital leases.

     The term "NET CASH PROCEEDS" shall mean with respect to any Asset Sale, the proceeds in the form of cash or cash equivalents including payments in respect of deferred payment obligations when received in the form of cash or cash equivalents (other than the portion of any such deferred payment constituting interest) that the Company or any of its Restricted Subsidiaries receive from such Asset Sale net of the following: (a) reasonable out-of-pocket expenses and fees relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees and sales commissions); (b) income taxes paid or payable after taking into account any reduction in consolidated income tax liability due to available tax credits or deductions and any tax sharing arrangements; (c) repayment of Debt that is required to be repaid in connection with such Asset Sale; (d) appropriate amounts to be provided by the Company or any Restricted Subsidiary, as the case may be, as a reserve, in accordance with GAAP, against any liabilities associated with such Asset Sale and retained by the Company, or any Restricted Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any warranty or indemnification obligations associated with such Asset Sale; (e) proceeds required to be placed in escrow, provided that upon the release of any such proceeds from such escrow to the Company or a Subsidiary of the Company such released proceeds will constitute "Net Cash Proceeds"; and (f) in the case of a sale by a Restricted Subsidiary that is not a wholly owned Restricted Subsidiary, the minority interest's proportionate share of such Net Cash Proceeds.

     The term "NOTES" shall mean the Zero Coupon Senior Subordinated Notes due April 1, 2004 that are issued under this Indenture.

     The term "NOTEHOLDER" shall mean a Holder of one or more Notes.

     The term "OBLIGATIONS" shall mean, collectively, all advances, debts, liabilities, obligations, covenants and duties arising under the Credit Facility (or any other document, agreement or instrument delivered to the agent or any lender under the Credit Facility in connection with the transactions contemplated by the Credit Facility) owing by any borrower under the Credit Facility to the agent, any lender or any person entitled to indemnification from any borrower under the Credit Facility, or arising under any Swap Contract or treasury services contract between any borrower under the Credit Facility and the agent or any lender under the Credit Facility, in any case, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising. For the purposes of this definition, the term "SWAP CONTRACT" shall mean any agreement, whether or not in writing, relating to any transaction that is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap or option, bond, note or bill option, interest rate option, forward foreign exchange transaction, cap, collar or floor transaction, currency swap, cross-currency rate swap, swaption, currency option or any other, similar transaction (including any option to enter into any of the foregoing) or any combination of the foregoing, and, unless the context otherwise clearly requires, any master agreement relating to or governing any or all of the foregoing.

     The term "OFFICER" shall mean any of the Chairman of the Board of Directors of the Company, the Chief Executive Officer, the President, any Vice President, the Chief Financial Officer, the Treasurer or the Secretary of the Company.

     The term "OFFICERS' CERTIFICATE" shall mean a certificate signed by two Officers of the Company complying with the applicable provisions of Sections
13.4 and 13.5 hereof.

     The term "OPINION OF COUNSEL" shall mean, with respect to any Person, an opinion in writing signed by legal counsel (who may be an employee of or counsel to such Person) who is reasonably acceptable to the Trustee and complying with the applicable provisions of Sections 13.4 and 13.5 hereof.

     The term "PERMITTED BUSINESS" shall mean the business of the Company and its Subsidiaries existing on the Issue Date or such other businesses as the Board of Directors of the Company determines are businesses reasonably related thereto as evidenced by a Board Resolution.

     The term "PERMITTED DEBT" shall mean: (a) indebtedness under the Notes and this Indenture; (b) indebtedness under the 10% Notes and the 10% Indenture; (c) indebtedness in an aggregate principal amount at any time outstanding not to exceed the greater of: (i) $150 million and (ii) the available borrowing base of the accounts receivable, inventory and other assets as determined under the Credit Facility; (d) indebtedness in an aggregate principal amount at any time outstanding not to exceed $350 million, less the smaller of the amounts in clauses (c)(i) and (c)(ii) above; (e) other indebtedness (other than the Credit Facility) of the Company and its Subsidiaries outstanding on the Issue Date, including the 6.75% Notes; (f) interest swap obligations of the Company covering indebtedness of the Company or any of its Subsidiaries and interest swap obligations of any Subsidiary of the Company covering indebtedness of such Subsidiary; provided, however, that (i) such interest swap obligations are used for bona fide hedging, and not speculative, purposes and (ii) the notional principal amount of such interest swap obligations does not exceed the principal amount of the indebtedness to which such interest swap obligation relates; (g) indebtedness under currency agreements that (i) are used for bona fide hedging, and not speculative, purposes, and (ii) in the case of currency agreements related to indebtedness, do not increase the indebtedness of the Company and its Subsidiaries outstanding, other than as a result of fluctuations in foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder; (h) indebtedness of a Restricted Subsidiary of the Company to the Company or to a Restricted Subsidiary of the Company as long as such indebtedness is held by the Company or a Restricted Subsidiary of the Company subject to no Lien held by a Person other than the Company or a Restricted Subsidiary of the Company; provided that if as of any date any Person other than the Company or a Restricted Subsidiary of the Company owns or holds any such indebtedness or holds a Lien in respect of such indebtedness, the incurrence of indebtedness not constituting Permitted Debt by the issuer of such indebtedness shall be deemed to have occurred on such date; (i) indebtedness of the Company to a Restricted Subsidiary of the Company for as long as such indebtedness is held subject to no Lien; provided, if as of any date any Person other than a Restricted Subsidiary of the Company owns or holds any such indebtedness or any Person holds a Lien in respect of such indebtedness, the incurrence of indebtedness not constituting Permitted Debt by the Company shall be deemed to have occurred on such date; (j) indebtedness arising from the honoring by a bank or other financial institution of a check, draft, or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such indebtedness is extinguished within two business days of incurrence; (k) indebtedness of the Company or any of its Subsidiaries represented by letters of credit for the account of the Company or such Subsidiary, as the case may be, in order to provide security for workers' compensation claims, payment obligations in connection with self-insurance or similar requirements in the ordinary course of business; (l) Refinancing Debt; (m) indebtedness incurred by the Company or any Restricted Subsidiary of the Company in connection with the purchase or improvement of property (real or personal) or equipment or other capital expenditures in the ordinary course of business or consisting of Capitalized Lease Obligations; provided that at the time of the incurrence thereof, such indebtedness that is then outstanding does not exceed $40 million; (n) the TROL and any refinancing of the TROL; (o) indebtedness arising from agreements of the Company or a Restricted Subsidiary, for indemnification, adjustment of purchase price or similar obligations, in each case, incurred in connection with the disposition of any business, assets or Restricted Subsidiary, other than guarantees of indebtedness incurred by any Person acquiring all or any portion of such business, assets or Restricted Subsidiary for the purpose of financing such acquisition; provided that the maximum aggregate liability in respect to all such indebtedness will at no time exceed the gross proceeds actually received by the Company and the Restricted Subsidiary in connection with such disposition; (p) obligations in respect of performance bonds and completion guarantees provided by the Company or any Restricted Subsidiary of the Company in the ordinary course of business;
(q) guarantees by the Company or a Restricted Subsidiary of the Company of indebtedness incurred by the Company or a Restricted Subsidiary of the Company so long as the incurrence of such indebtedness by the Company or any such Restricted Subsidiary of the Company is otherwise permitted by the terms of this Indenture; and (r) additional indebtedness of the Company and its Restricted Subsidiaries in an aggregate principal amount not to exceed $50 million at any one time outstanding.

     The term "PERMITTED HOLDER" shall mean Cypress Associates II LLC and its Affiliates.

     The term "PERMITTED INVESTMENTS" shall mean: (a) Investments existing as of the Issue Date; (b) Investments in the Company; (c) Investments by the Company or any Subsidiary of the Company in any Person engaged in a Permitted Business that is or will become immediately after such Investment a Restricted Subsidiary of the Company or that will merge or consolidate into the Company or a Restricted Subsidiary of the Company; (d) Investments in cash and cash equivalents; (e) loans and advances to employees and Officers of the Company and its Subsidiaries in the ordinary course of business for bona fide business purposes not in excess of $2.5 million at any one time outstanding; (f) currency agreements and interest swap obligations entered into in the ordinary course of the Company's or its Subsidiaries' businesses and otherwise in compliance with this Indenture; (g) Investments in securities of trade creditors or customers received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers; (h) Investments made by the Company or any of its Subsidiaries as a result of consideration received in connection with an Asset Sale made in compliance with Section 4.15 in the Indenture; and (i) other Investments in any Person having an aggregate fair market value (measured on the date such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (i) that are at the time outstanding, not to exceed $25 million, so long as that after giving effect to any such Investment, no Default or Event of Default will have occurred.

     The term "PERMITTED LIENS" shall mean: (a) Liens for taxes, assessments or governmental charges or claims that are either (i) not delinquent or (ii) being contested in good faith by appropriate proceedings and as to which the Company or its Restricted Subsidiaries, as the case may be, has set aside on its books such reserves as may be required pursuant to GAAP; (b) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, material men, repairmen and other Liens imposed by law incurred in the ordinary course of business for sums that are either (i) not yet delinquent or (ii) being contested in good faith, and as to which the Company or its Restricted Subsidiary, as the case may be, has set aside on its books such reserves as may be required by GAAP; (c) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security; (d) Liens securing letters of credit issued in the ordinary course of business consistent with past practice in connection with the items referred to in clause (c) above or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money); (e) judgment Liens not giving rise to an Event of Default so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceedings may be initiated has not expired; (f) easements, right-of-way, zoning restrictions and other similar charges or encumbrances in respect of real property not interfering in any material respect with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries; (g) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person's obligations in respect of bankers' acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods; (h) Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds; (i) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual, or warranty requirements of the Company or any of its Restricted Subsidiaries, including rights of offset and set-off; (j) Liens securing interest swap obligations related to Debt that is otherwise permitted under this Indenture; (k) Liens securing Debt under currency agreements; (l) Liens securing Acquired Debt incurred in accordance with Section 4.9 of this Indenture; provided that (i) such

Liens secured such Acquired Debt at the time of and prior to the incurrence of such Acquired Debt by the Company or a Restricted Subsidiary of the Company, and were not granted in connection with the incurrence of such Acquired Debt by the Company or a Subsidiary of the Company, and (ii) such Liens do not extend to or cover any property or assets other than the property and assets that secured the Acquired Debt prior to the time such Debt became Acquired Debt of the Company or a Restricted Subsidiary of the Company, and are no more favorable to the lien holders than those securing the Acquired Debt before the incurrence of such Acquired Debt by the Company or a Subsidiary of the Company; (m) leases or subleases granted to others not interfering in any material respect with the business of the Company or any of its Restricted Subsidiaries; (n) any interest or title of a lessor in the property subject to any lease, whether characterized as capitalized or operating, other than any such interest or title resulting from or arising out of a default by the Company or any of its Restricted Subsidiaries of its obligations under such lease; (o) Liens arising from filing UCC financing statements for precautionary purposes in connection with true leases of personal property that are otherwise permitted under this Indenture and under which the Company or any of its Restricted Subsidiaries is lessee, and personal property held on assignment by the Company or any of its Restricted Subsidiaries; (p) Liens arising by virtue of any statutory or common law provisions relating to banker's Liens, rights of setoff or similar rights as to deposit accounts or other funds maintained with a creditor depositary institution; and (q) Liens in favor of the Trustee and any substantially equivalent Lien granted to any trustee or similar institution under any indenture governing Indebtedness permitted to be incurred or outstanding under this Indenture.

     The term "PERSON" shall mean an individual, partnership, corporation, limited liability company, trust or unincorporated organization, trust or joint venture, a governmental agency or political subdivision thereof or any other entity.

     The term "PHYSICAL NOTES" shall mean any Notes transferred or issued pursuant to Section 2.8 in exchange for interests in the Global Notes. The Physical Notes shall be issued in the form of permanent certificated Notes in fully registered form without interest coupons in substantially the form set forth in Exhibit A.
         ---------

     The term "PREFERRED STOCK," as applied to the Capital Stock of any Person, shall mean Capital Stock of such Person of any class or classes (however designated) that ranks ahead, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Capital Stock of any other class of such Person.

     The term "QUALIFIED CAPITAL STOCK" shall mean any Capital Stock that is not Disqualified Capital Stock.

     The term "REDEMPTION DATE", when used with respect to any Note to be redeemed, shall mean the date fixed for such redemption or repurchase by or pursuant to this Indenture.

     The term "REDEMPTION PRICE" shall mean the amount payable for the redemption of any Note pursuant to this Indenture.

     The term "REFINANCE" shall mean, in respect to any security or Debt, to refinance, extend, renew, refund, repay, redeem, defease or retire, or to issue a security or Debt in exchange or replacement for, such security or Debt in whole or in part. The terms "Refinanced" and "Refinancing" have correlative meanings.

     The term "REFINANCING DEBT" shall mean any Refinancing by a Person of Debt incurred in accordance with Section 4.9 of this Indenture (other than pursuant to clauses (a), (b), (e) or (l) of the definition of "Permitted Debt"), in each case that does not: (a) result in an increase in the aggregate principal amount of Debt of such Person as of the date of such proposed Refinancing (plus the amount of any premium or penalty required to be paid under the terms of the instrument governing such Debt and plus the amount of reasonable expenses incurred by the Company in connection with such Refinancing); or (b) create Debt with (i) a Weighted Average Life to Maturity that is less than the Weighted Average Life to Maturity of the Debt being Refinanced or (ii) a final maturity earlier than the final maturity of the Debt being Refinanced; provided that (x) if such Debt being Refinanced is solely Debt of the Company, then such Refinancing Debt will be solely of the Company and (y) if such Debt being Refinanced is subordinate or junior to the Notes or any Subsidiary Guarantee, then such Refinancing Debt will require no prior principal payment prior to 91 days after the final maturity date of the Notes or will be subordinate to the Notes at least to the same extent and in the same manner as the Debt being Refinanced.

     The term "REGISTRAR" shall mean any Person, which may be the Company, authorized by the Company to exchange or register the transfer of Notes.

     The term "RESPONSIBLE OFFICER" shall mean any officer within the Issuer Services office of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his or her knowledge of and familiarity with the particular subject, or any officer of the Trustee with direct responsibility for the administration of this Indenture.

     The term "RESTRICTED PAYMENTS" shall mean those payments that the Company or any of its Subsidiaries or Restricted Subsidiaries make in connection with the following: (a) the declaration or payment of any dividend or any distribution (other than dividends or distributions payable in the form of Qualified Capital Stock of the Company) on or in respect of shares of the Company's Capital Stock or any Restricted Subsidiary or Subsidiary's Capital Stock; (b) the purchase, redemption or other acquisition or retirement for value of any Capital Stock of the Company or any Restricted Subsidiary or Subsidiary of the Company or any warrants, rights or options to purchase or acquire shares of any class of such Capital Stock; (c) any Investment (other than Permitted Investments); or (d) any payment on or with respect to, or purchase, redemption, defeasement or other acquisition or retirement for value of any of the Debt that ranks below the Notes in right of payment, except a payment of interest or principal at stated maturity and except an offer to purchase the 10% Notes made in accordance with their terms upon a change of control, provided such offer is consummated after the corresponding offer on the Notes has been consummated and the purchase price for any tendered Notes has been paid in full.

     The term "RESTRICTED SUBSIDIARY" of a Person shall mean any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

     The term "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

     The term "SENIOR CONVERTIBLE PARTICIPATING SHARES" shall mean the 6.50% senior convertible participating shares of the Company with par value $1.00 each.

     The term "SENIOR DEBT" shall mean: (a) the principal of, interest on and all other Obligations relating to the Credit Facility, including all loans, letters of credit and other extensions of credit under the Credit Facility, and all expenses, fees, reimbursements, indemnities and other amounts owing pursuant to the Credit Facility; (b) amounts payable in respect of any interest swap obligations and currency agreements; (c) the Miscellaneous Notes Payable; and
(d) all other Debt, except for any Debt which by its terms ranks equal to or behind the Notes in right of payment and except as otherwise provided below. Notwithstanding the foregoing, the term ''Senior Debt" does not include: (a) any Debt of the Company to any Subsidiary of the Company; (b) Debt to or guaranteed on behalf of any shareholder, director, officer or employee of the Company or any Subsidiary of the Company, including amounts owed for compensation; (c) Debt to trade creditors and other amounts incurred in connection with obtaining goods, materials or services; (d) Debt represented by Disqualified Capital Stock; (e) any liability for federal, state, local or other taxes owed by the Company; (f) Debt incurred in violation of Section 4.9 of this Indenture; (g) Debt that is without recourse to the Company; (h) the 10% Notes; (i) the 6.75% Notes; and (j) any other Debt that by its express terms ranks in right of payment equal to or behind the Notes.

     The term "SENIOR REPRESENTATIVE" shall mean any trustee, agent or representative, if any, for the holders of any Designated Senior Debt.

     The term "SIGNIFICANT SUBSIDIARY" shall have the meaning given to it by
Article 1.02(w) of Regulation S-X under the Securities Exchange Act of 1934, as amended.

     The term "6.75% NOTES" shall mean the Company's 6.75% Convertible Subordinated Notes due April 1, 2002.

     The term "STATED MATURITY" when used with respect to any security or Debt, or any installment of interest thereon, shall mean the date specified in such security or the instrument relating to such Debt as the fixed date on which the principal of such security or Debt or such installment of interest is due and payable.

     The term "SUBSIDIARY" of any Person shall mean: (a) any corporation of which the outstanding Capital Stock having at least a majority of the votes entitled to be cast in the election of directors under ordinary circumstances is owned, directly or indirectly, by such Person; or (b) any other Person of which at least a majority of the voting interest under ordinary circumstances is owned, directly or indirectly, by such Person. The term "Subsidiary" does not include an Unrestricted Subsidiary for purposes of this Indenture.

     The term "SUBSIDIARY GUARANTEE" shall mean any Guarantee by a Guarantor, as defined further in Section 4.21 hereof.

     The term "10% INDENTURE" shall mean the indenture for the 10% Notes executed on the Issue Date.

     The term "10% NOTES" shall mean the Company's 10% Subordinated Notes due April 1, 2008.

     The term "TROL" shall mean the tax retention operating lease arrangements of the Company in effect on February 19, 2001.

     The term "TRUSTEE" shall mean HSBC Bank USA or any successor thereto.

     The term "UNRESTRICTED SUBSIDIARY" shall mean any Subsidiary that is designated by the Board of Directors of the Company as an Unrestricted Subsidiary pursuant to a Board Resolution, but only to the extent such
Subsidiary: (a) has no Debt other than non-recourse Debt; (b) on the date of designation, is not a party to any agreement with the Company or a Restricted Subsidiary of the Company unless the terms of any such agreement are no less favorable to the Company or the Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates or the Company or the Restricted Subsidiary; (c) is a Person with respect to which neither the Company or any of its Restricted Subsidiaries has any direct or indirect obligation (i) to subscribe for additional Capital Stock or (ii) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; and (d) has not guaranteed or otherwise directly or indirectly provided credit support for any Debt of the Company or any of its Restricted Subsidiaries, including a guarantee of the Notes.

     The term "U.S. GOVERNMENT OBLIGATIONS" shall mean securities which are (i) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by, and acting as an agency or instrumentality, of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Obligations or a specific payment of interest on or principal of any such U.S. Government Obligations held by such custodian for the account of the holder of a depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligations or the specific payment of interest on or principal of the U.S. Government Obligations evidenced by such depository receipt.

     The term "VOTING STOCK" of any Person shall mean Capital Stock of such Person which ordinarily has voting power for the election of directors (or persons performing similar functions) of such Person, whether at all times or only so long as no senior class of securities has such voting power by reason of any contingency.

     The term "WEIGHTED AVERAGE LIFE TO MATURITY" shall mean, when applied to any Debt at any date, the number of years obtained by dividing: (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one twelfth) that will elapse between such date and the making of such payment, by (b) the then outstanding principal amount of such Debt.

     SECTION 1.2.  Other Definitions.

     Term                                                Defined in Section
     ----                                                ------------------

"Acceleration Due to Blockage"                                  6.2

"Act"                                                        1.5(a)

"Additional Amounts"                                           4.23

"ADS Conversion Price"                                         10.2

"Agent Members"                                              2.8(b)

"Approvals and Notices"                                        10.4

"Blockage Period"                                              11.2

"Change of Control Offer"                                      4.17

"Conversion Notice"                                            10.3

"Conversion Price"                                             10.2

"Conversion Right"                                             10.1

"covenant defeasance"                                           8.1

"Default"                                                       6.1

"Event of Default"                                              6.1

"Excluded Holder"                                              4.23

"Global Notes"                                                  2.1

"legal defeasance"                                              8.1

"Ordinary Shares Conversion Price"                             10.2

"Net Proceeds Offer"                                        4.15(b)

"Net Proceeds Offer Amount"                                 4.15(b)

"Net Proceeds Offer Payment Date"                           4.15(b)

"Net Proceeds Offer Trigger Date"                           4.15(b)

"Paying Agent"                                                  2.4

"Registrar"                                                     2.4

"Repurchase Date"                                              4.17

"Required Filing Dates"                                         4.7

"Security Register"                                             2.7

"Senior Nonmonetary Default"                                   11.2

"Senior Payment Default"                                       11.2

"Shares"                                                       10.1

"Surviving Entity"                                              5.1

"Taxes"                                                     4.23(a)

"TIA"                                                           1.3

     SECTION 1.3.  Incorporation by Reference of Trust Indenture Act.

     Whenever this Indenture refers to a provision of the Trust Indenture Act of 1939 ("TIA"), the provision is incorporated by reference in and made a part of this Indenture.

     The following TIA terms used in this Indenture have the following meanings:

     "INDENTURE SECURITIES" means the Notes;

     "INDENTURE SECURITYHOLDER" means a Noteholder;

     "INDENTURE TO BE QUALIFIED" means this Indenture; and

     "OBLIGOR" on the Notes means the Company, any other obligor upon the Notes or any successor obligor upon the Notes.

     All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule under the TIA have the meanings so assigned to them.

     SECTION 1.4.  Rules of Construction.

     Unless the context otherwise requires: (a) a term has the meaning assigned to it; (b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP; (c) "or" is not exclusive; (d) "including" means including without limitation; (e) words in the singular include the plural, and words in the plural include the singular; (f) provisions apply to successive events and transactions; and (g) references to sections of or rules under the Securities Act and the Exchange Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the Commission from time to time.

     SECTION 1.5.  Acts of Holders.

     (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Written actions so taken by the Holders or actions taken by the Holders at a meeting in accordance with
Article 12 hereof, are herein collectively referred to as the "Act" of Holders of signing such instrument or instruments or taking such actions at a meeting of the Holders. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 7.1 hereof) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section 1.5.

     (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by the certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him or her the execution thereof. Where such execution is by an officer of a corporation or a member of a partnership, on behalf of such corporation or partnership, such certificate or affidavit shall also constitute sufficient proof of his or her authority.

     (c) Pursuant to Article 2, if Global Notes are transferred into registered Physical Notes, the ownership of those registered Notes shall be proved by the register maintained by the Registrar.

     (d) Subject to the provisions of Section 9.4, any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Note shall bind every future Holder of the same Note and the Holder of every
Note issued upon the registration of transfer therefor or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Note. However, any such Holder or subsequent Holder may revoke the request, demand, authorization, direction, notice, consent, waiver or other Act as to his or her Note or portion thereof if the Trustee receives written notice of revocation before the date such Act becomes effective.

     (e) The principal amount and serial numbers of Physical Notes held by any Person, and the date of holding the same, shall be proved by the Security Register. The principal amount and serial numbers of Global Notes held by any Person, and the date of holding the same, may be proved by the production of such Global Notes or by a certificate executed, as depositary, by any trust company, bank, banker or other depositary, wherever situated, if such certificate shall be deemed by the Trustee to be satisfactory, showing that at the date therein mentioned such Person had on deposit with such depositary, or exhibited to it, the Global Notes therein described; or such facts may be proved by the certificate or affidavit of the Person holding such Global Notes, if such certificate or affidavit is deemed by the Trustee to be satisfactory. The Trustee and the Company may assume that such ownership of any Global Note continues until (i) another certificate or affidavit bearing a later date issued in respect of the same Global Note is produced, or (ii) such Global Note is produced to the Trustee by some other Person, or (iii) such Global Note is surrendered in exchange for a Physical Note, or (iv) such Global Note is no longer outstanding. The principal amount and serial numbers of Global Notes held by any Person, and the date of holding the same, may also be proved in any other manner which the Trustee deems sufficient.



                                   ARTICLE 2

                                   THE NOTES


     SECTION 2.1.  Form and Dating.

     (a) The Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage, in addition to those set forth in Exhibit A. The Company shall approve the form of the Notes
                   ---------
and any notation, legend or endorsement on the Notes. Each Note shall be dated the date of its authentication. The Notes shall be issuable and initially represented by one or more global notes in bearer form without interest coupons in substantially the form set forth in Exhibit A (the "Global Notes").
                                       ---------

     (b) The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

     (c) The aggregate principal amount of Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary or its nominee, as hereinafter provided.

     (d) The Physical Notes shall be typed, printed, lithographed or engraved or produced by any combination of these methods or may be produced in any other manner permitted by the rules of any securities exchange on which the Notes may be listed, all as determined by the Officers executing such Notes, as evidenced by their execution of such Notes. Physical Notes shall be issued in registered form only and in no event shall Physical Notes be issued in bearer form.

     SECTION 2.2.  Denominations.

     The Notes shall initially be issued in denominations of $1,000 and integral multiples of $1,000; provided, however, the Company may issue Notes in denominations of less than $1,000.

     SECTION 2.3.  Execution and Authentication.

     (a) Two Officers (each of whom shall have been duly authorized by all requisite corporate actions) shall sign the Notes for the Company by manual or facsimile signature.

     (b) If an Officer whose signature is on a Note no longer holds that office at the time the Note is authenticated, the Note shall nevertheless be valid.

     (c) A Note shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

     (d) The Trustee shall authenticate Notes for original issue upon a written order of the Company executed by two Officers. The written order shall specify the amount and type of Notes to be authenticated and the date on which the original issue of Notes is to be authenticated and the legends, if any, to be placed on the Notes.

     (e) The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent.

     SECTION 2.4.  Registrar and Paying Agent.

     (a) The Company shall maintain an office or agency in the Borough of Manhattan, The City of New York where (i) Notes, if in registered form, may be presented or surrendered for registration of transfer or for exchange ("Registrar"), (ii) Notes may be presented or surrendered for payment ("Paying Agent") and (iii) notices and demands in respect of the Notes and this Indenture may be served. The Company or any Subsidiary or Affiliate of the Company may serve as the Agent referred to in clause (i), (ii) or (iii) above, except the Company, or such Subsidiary or Affiliate may not act as Paying Agent for purposes of the repurchase under Sections 4.15 or 4.17. The Registrar shall keep a register of the Notes, in registered form, and of their transfer and exchange. The Company, upon written notice to and approval of the Trustee, may appoint one or more co-registrars and one or more additional paying agents. The Company may change any Registrar or Paying Agent without notice to any Noteholder. The term "Paying Agent" includes any additional paying agent reasonably acceptable to the Trustee. The term "Registrar" includes any appointed co-registrar. The Company initially appoints the Trustee as Registrar and Paying Agent and agent to receive notices and demands in respect of the Notes until such time as the Trustee has resigned or a successor has been appointed in accordance with the terms of this Indenture. For so long as the Notes are listed on the Luxembourg Stock Exchange, the Company shall maintain a Paying Agent in Luxembourg. The Company shall appoint Banque Internationale a Luxembourg S.A. as its Paying Agent in Luxembourg until such time as Banque Internationale a Luxembourg has resigned or a successor has been appointed.

     (b) The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee in writing, in advance, of the name and address of any such Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such.

     SECTION 2.5.  Paying Agent to Hold Money in Trust.

     The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent shall hold in trust for the benefit of Noteholders or the Trustee all money held by the Paying Agent for the payment of principal of, and premium, if any, on, the Notes (whether such money has been distributed to it by the

Company or any other obligor on the Notes), and shall notify the Trustee in writing of any Default by the Company (or any other obligor upon the Notes) in making any such payment. If the Company or a Subsidiary acts as Paying Agent, it shall segregate such money and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization procedures relating to the Company, the Trustee shall serve as Paying Agent for the Notes. While any such Default continues, the Trustee may require a Paying Agent to pay all such money held by it to the Trustee. The Company (or any other obligor upon the Notes) at any time may require a Paying Agent to pay all such money held by it to the Trustee and account for any funds disbursed. Upon such payment to the Trustee, the Paying Agent (if other than the Company, a Subsidiary or any other obligor upon the Notes) shall have no further liability for such money.

     SECTION 2.6.  Noteholder Lists.

     In the event that Physical Notes are issued, the Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Noteholders and shall otherwise comply with TIA
Section 312(a). If the Trustee is not the Registrar, the Company (or any other obligor upon the Notes) shall furnish to the Trustee at least seven (7) Business Days before any payment date (and in all events at intervals of not more than six months) and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Noteholders, and the Company shall otherwise comply with TIA Section 312(a).

     SECTION 2.7.  Transfer and Exchange.

     (a) Physical Notes shall be transferable only upon the surrender of a Physical Note for registration of transfer. The Company shall cause to be kept at the Corporate Trust Office of the Trustee a register (the register maintained in such office and in any other office or agency designated pursuant to Section
4.2 hereof being herein sometimes collectively referred to as the "Security Register") in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Physical Notes and of transfers of Physical Notes. Where Notes in registered form are presented to the Registrar or a co-registrar with a request to register the transfer of such Notes or exchange them for an equal principal amount of Notes of other authorized denominations, the Registrar or co-registrar shall register the transfer or make the exchange if its requirements for such transactions are met, provided that any Note presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar or co-registrar and the Trustee, duly executed by the Holder thereof or his or her attorney duly authorized in writing. To permit registrations of transfer and exchanges, the Company shall issue and the Trustee shall authenticate the Notes at the Registrar's or co-registrar's request.

     (b) The Registrar or co-registrar shall not be required to register the transfer of or exchange any Note in registered form (i) during a period beginning at the opening of business on a Business Day fifteen (15) days before the mailing of a notice of redemption of Notes and ending at the close of business on the day of such mailing and (ii) selected for redemption in whole or in part pursuant to Article 3 hereof, except the unredeemed portion of any Note being redeemed in part.

     (c) No service charge shall be made for any registration of transfer or exchange; provided however, that the Company, Registrar or Trustee, as appropriate, may require payment of a sum sufficient to pay any taxes or similar governmental charges that may be imposed in connection with the transfer or exchange of Notes in registered form from the Noteholder requesting such transfer or exchange (other than any such transfer taxes or similar governmental charges arising under the laws of the United Kingdom or the United States or of any State thereof payable upon transfers or exchanges pursuant to Sections 2.10, 2.13, 3.6, 4.15, 4.17 or 9.5 hereof).

     SECTION 2.8.  Book-Entry Provisions for Global Notes

     (a) The Global Notes initially shall (i) be in bearer form in accordance with Section 2.1(a) of this Indenture and (ii) be delivered to the Trustee as custodian for such Depositary.

     (b) Rights of members of, or participants in DTC or the Depositary ("Agent Members") shall be limited with respect to any Global Note held on their behalf by the Trustee in accordance with Section 2.16 hereof.

     (c) Transfers of a Global Note shall be limited to transfers of such Global
Note in whole, but not in part, to the Depositary, its successors or their respective nominees. Interests of beneficial owners in a Global Note may be transferred in accordance with the rules and procedures of the Depositary or, if applicable, those of Euroclear and Clearstream, and the provisions of this
Article 2.

     (d) Physical Notes shall be transferred to all beneficial owners, as definitive registered Notes, in exchange for their beneficial interests in the Global Notes, only if (i) the Depositary notifies the Company or the Trustee that it is unwilling or unable to continue as Depositary for the Global Notes, as the case may be, and a successor depositary is not appointed by the Company within 90 days of such notice; (ii) at any time, the Company determines that the Global Notes, in whole but not in part, should be exchanged for definitive registered Notes, but only if, such exchange is required by any applicable law, any event beyond the control, or payments on any Global Note, depositary interest or book-entry interest, or would become, subject to any deduction or withholding for taxes; (iii) the Trustee is at any time unwilling or unable to continue as book-entry depositary and the Company does not appoint a successor within 90 days; or (iv) an Event of Default has occurred and is continuing and the Trustee has received a request to the foregoing effect from the Holder.

     (e) In connection with any transfer of a portion of the beneficial interests in a Global Note to beneficial owners pursuant to paragraph (d) of this Section 2.8, the Registrar shall reflect on its books and records the date and a decrease in the principal amount of the Global Note in an amount equal to the principal amount of the beneficial interest in such Global Note to be transferred, and the Company shall execute, and the Trustee shall authenticate and deliver to each beneficial owner identified by the Depositary or, if applicable, by Euroclear or Clearstream, in exchange for its beneficial interest in the Global Note an equal aggregate principal amount of Physical Notes of authorized denominations.

     (f) In connection with the transfer of the entire Global Note to beneficial owners pursuant to paragraph (b) of this Section, the Global Note shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depositary or, if applicable, by Euroclear or Clearstream, in exchange for its beneficial interest in the Global Note an equal aggregate principal amount of Physical Notes of authorized denominations.

     (g) The registered holder of a Global Note may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

     (h) Beneficial owners of interests in a Global Note may receive Physical Notes in accordance with the procedures of the Depositary. In connection with the execution, authentication and delivery of such Physical Notes, the Registrar shall reflect on its books and records a decrease in the principal amount of the relevant Global Note, in registered form, equal to the principal amount of such Physical Notes and the Company shall execute and the Trustee shall authenticate and deliver one or more Physical Notes having an equal aggregate principal amount.

     SECTION 2.9.  Deposit of Monies.

     In accordance with the procedures set forth in Section 4.1 of this Indenture, one Business Day prior to the date of any Stated Maturity, the Company or Guarantor shall have irrevocably deposited with the Trustee or Paying Agent in immediately available funds money sufficient to make cash payments for the principal and premium, if any, due on the Maturity Date, as the case may be, in a timely manner which permits the Paying Agent to remit payment to the Holders on the Maturity Date, as the case may be.

     SECTION 2.10. Replacement Notes.

     If any mutilated Physical Note is surrendered to the Trustee or if any mutilated Global Note is surrendered to the Company or if the Holder of a Note claims that the Note has been lost, destroyed or wrongfully taken, and the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Note, the Company shall issue and the Trustee, upon the written order of the Company in the form of an Officers' Certificate, shall authenticate a replacement Note if the Trustee's requirements are met. If required by the Trustee or the Company, an indemnity bond or other form of indemnification must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, or any Agent from any loss which any of them may suffer if a Note is replaced. The Company may charge the Holder for its reasonable out-of-pocket expenses in replacing a Note. The Company shall remain obligated under any replacement Note to the same extent as the original Note surrendered.

     SECTION 2.11. Outstanding Notes.

     (a) The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those cancelled or those delivered to it for cancellation and those described in this Section 2.11 as not outstanding.

     (b) If a Note is replaced pursuant to Section 2.10 hereof (other than a mutilated Note surrendered for replacement), it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a protected purchaser. A mutilated Note ceases to be outstanding upon surrender of such Note and replacement thereof pursuant to Section 2.10 hereof.

     (c) If an amount of money necessary to pay or redeem any Note shall be deposited in trust with the Trustee (and in the case of a Note which is to be redeemed prior to the Stated Maturity thereof, notice of such redemption shall be duly given or provision satisfactory to the Trustee shall be made for giving such notice), it ceases to be outstanding on and after the Redemption Date.

     (d) If a Note is cancelled by the Trustee or delivered to the Trustee for cancellation, it ceases to be outstanding.

     (e) A Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note, except as otherwise provided in Section
2.12 hereof.

     SECTION 2.12. Treasury Notes.

     In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company, any other obligor upon the Notes or an Affiliate of the Company or such other obligor shall be considered as though not outstanding, except that, for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes which the Trustee knows are so owned shall be so disregarded. Notes so owned that have been pledged in good faith may be regarded as outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right to so act with respect to such Notes and that the pledgee is not the Company or any Affiliate of the Company.

     SECTION 2.13. Temporary Notes.

     Until Physical Notes are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Physical Notes upon receipt of a written order of the Company in the form of an Officers' Certificate. The Officers' Certificate shall specify the amount of temporary Physical Notes to be authenticated and the date on which the temporary Physical Notes are to be authenticated. Temporary Physical Notes shall be substantially in the form of Physical Notes but may have variations that the Company considers appropriate for temporary Physical Notes. Without unreasonable delay, the Company shall prepare and the Trustee, upon receipt of the written order of the Company pursuant to Section 2.3(d) hereof, shall authenticate Physical Notes in exchange for temporary Physical Notes. Until such exchange, temporary Physical Notes shall be entitled to the same rights, benefits and privileges as Physical Notes.

     SECTION 2.14. Cancellation.

     The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee for cancellation any Physical Notes surrendered to them for registration of transfer, exchange, payment, repayment or redemption. The Trustee, or at the direction of the Trustee, the Registrar or the Paying Agent (other than the Company or a Subsidiary of the Company), and no one else, shall promptly cancel all Notes (in registered form) so delivered to the Trustee or surrendered for registration of transfer, exchange, payment, repayment, redemption, replacement or cancellation and shall destroy cancelled Notes in accordance with the usual destruction procedures of the Trustee and a record of their destruction shall be maintained by the Trustee.

If the Company shall acquire any of the Notes, such acquisition shall not operate as a redemption or satisfaction of the Debt represented by such Notes unless and until the same are surrendered to the Trustee for cancellation pursuant to this Section 2.14.

     SECTION 2.15. [Intentionally Omitted]

     SECTION 2.16. Persons Deemed Owners.

     (a) Members of, or participants in, DTC shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Trustee, and the Trustee may be treated by the Depositary, the Company and any agent of the Company as the absolute owner of the Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee, the Depository or any agent of such, from giving effect to any written certification, proxy or other authorization furnished by the Trustee or the Depository regarding the operation of customary practices governing the exercise of the rights of a Holder of any Note.

     (b) The Holder may grant proxies and otherwise authorize any Person, including Agents and persons that may hold interests through Agents, to take any action which a Holder is entitled to take under this Indenture or the Notes.

     SECTION 2.17. CUSIP, CINS and ISIN Numbers.

     The Company in issuing the Notes may use "CUSIP", "CINS", "ISIN" or other identification numbers (if then generally in use), and, if so, the Trustee shall use CUSIP numbers, CINS numbers, ISIN numbers or other identification numbers, as the case may be, in notices of redemption or exchange as a convenience to Holders, provided that any such notice shall state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of redemption or exchange and that reliance may be placed only to the other identification numbers printed on the Notes, provided further that failure to use "CUSIP", "CINS", "ISIN" or other identification numbers in any notice of redemption or exchange shall not effect the validity or sufficiency of such notice.

     SECTION 2.18. Issuance of Additional Notes.

     The Company may not issue additional Notes under this Indenture.



                                   ARTICLE 3

                                  REDEMPTION


     SECTION 3.1.  Notices to Trustee.

     (a) If the Company elects to redeem Notes pursuant to the optional redemption provisions of Section 3.7 hereof, it shall furnish to the Trustee, at least 30 days but not more than 60 days before a Redemption Date, an Officers' Certificate setting forth the Section of this Indenture pursuant to which the redemption shall occur, the Redemption Date, the principal amount of Notes to be redeemed and the Redemption Price. If the Company elects to have the Trustee furnish notice of redemption (as described above) of the Notes to the Holders, the Company shall notify the Trustee in writing and provide all the information and documentation required by this paragraph, at least 45 days but not more than 60 days before a Redemption Date.

     (b) If the Registrar is not the Trustee, the Company shall, concurrently with each notice of redemption, cause the Registrar to deliver to the Trustee a certificate (upon which the Trustee may rely) setting forth the principal amounts of Notes held by each Holder.

     SECTION 3.2.  Selection of Notes to Be Redeemed.

     (a) If less than all of the Notes are to be redeemed, the Trustee shall select the Notes to be redeemed in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not listed on a national securities exchange or if no such requirements exist, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate; provided, however, that any Notes with a principal amount of less than $1,000 shall not be redeemed in part.

     (b) The Trustee shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. Notes and portions of them selected shall be in amounts of $1,000 or integral multiples of $1,000; except that if all of the Notes of a Holder are to be redeemed, the entire outstanding amount of Notes, held by such Holder, even if not a multiple of $1,000, shall be redeemed. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

     SECTION 3.3.  Notice of Redemption.

     (a) At least 30 days but not more than 60 days before a Redemption Date, the Company shall (i) if the Notes are represented by a Global Note, publish in a leading newspaper having a general circulation in New York (which is expected to be the Wall Street Journal) and, so long as the Notes are listed on the
          -------------------
Luxembourg Stock Exchange and the rules of such Exchange so require, shall publish in a daily newspaper in Luxembourg (which is expected to be the Luxemburger Wort) or (ii) if the Notes are represented by Physical Notes, mail
----------------
or cause to be mailed by first class mail, a notice of redemption to each Holder of the Notes to be redeemed, at the last address for that holder shown on the registry books with a copy to the Trustee and for so long as the Notes are listed on the Luxembourg Stock Exchange and the rules of such stock exchange so require, publish in a newspaper having a general circulation in Luxembourg (which is expected to be the Luxemburger Wort). If the Company redeems any Note
                             ----------------
in part only, the notice of redemption that relates to that Note will state the portion of the principal amount to be redeemed, which portion will not be less than $1,000. The Company will issue a new Note in principal amount equal to the unredeemed portion in the name of the Holder upon cancellation of the original Note (subject to DTC procedures).

     (b) The notice shall identify the Notes to be redeemed and shall state:

            (i)     the Redemption Date;

            (ii)    the Redemption Price;

            (iii) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed in integral multiples of $1,000, and not less than $1,000 and that, after the Redemption Date, upon surrender of such Note, a new note or notes in principal amount equal to the unredeemed portion will be issued in the name of the holder upon cancellation of the original note (subject to DTC procedures);

            (iv)    the name and address of the Paying Agent;

            (v) that Notes called for redemption must be surrendered to the Paying Agent at its address to collect the Redemption Price;

            (vi) that, unless the Company defaults in making the redemption payment, the only remaining right of the Holders of such Notes is to receive payment of the Redemption Price upon surrender to the Paying Agent of such Notes;

            (vii) if fewer than all the Notes are to be redeemed, the identification of the particular Notes (or portion thereof) to be redeemed, as well as the aggregate principal amount of Notes to be redeemed and the aggregate principal amount of Notes to be outstanding after such partial redemption;

            (viii) the paragraph of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

          (ix) the CUSIP, CINS or ISIN number of the Notes, as the case may be.

     (c) At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at its expense, provided that the Company shall deliver to the Trustee, at least 45 days prior to the Redemption Date, an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in Section 3.3(b).

     SECTION 3.4. Effect of Notice of Redemption.

     Once notice of redemption is mailed, Notes called for redemption become due and payable on the Redemption Date at the Redemption Price. Upon surrender to any Paying Agent, such Notes shall be paid at the Redemption Price, on condition that sufficient funds to pay the Redemption Price of such Notes have been deposited with the Paying Agent.

     SECTION 3.5. Deposit of Redemption Price.

     At least one Business Day prior to the Redemption Date, the Company shall irrevocably deposit with the Trustee or with the Paying Agent (or if the Company is its own Paying Agent, shall, on or before the redemption date, segregate and hold in trust) money sufficient to pay the Redemption Price of all Notes to be redeemed on that date. The Trustee or the Paying Agent shall return to the Company any money not required for that purpose.

     SECTION 3.6. Notes Redeemed in Part.

     Upon surrender of a Note that is redeemed in part, the Company shall issue and the Trustee shall authenticate for the Holder at the expense of the Company a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

     SECTION 3.7. Optional Redemption.

     The Company may redeem all or any part of the Notes at any time, for a Redemption Price equal to 100% of their principal amount. The Company must provide at least 30 but no more than 60 days' notice to the Holders. Any redemption pursuant to this Section 3.7 shall be made pursuant to the provisions of Sections 3.1 through 3.6 hereof.

                                   ARTICLE 4

                                   COVENANTS

     Subject to the provisions of Section 8.1 hereof, so long as Notes are outstanding hereunder, the Company covenants for the benefit of the Holders that:

     SECTION 4.1. Payment of Principal.

     The Company shall duly and punctually pay the principal, and premium, if any, on the Notes on the date and in the manner provided in the Notes and this Indenture. One Business Day prior to the date of any Stated Maturity, the Company shall irrevocably deposit with the Trustee or with the Paying Agent money in immediately available funds sufficient to pay such principal and premium, if any, on the Maturity Date. An installment of principal (or a payment of premium, if applicable) shall be considered paid on the date due if the Trustee or the Paying Agent (other than the Company, a Subsidiary of the Company or an Affiliate of the Company) holds on that date money designated for and sufficient to pay the installment in full. If the Company or any Subsidiary of the Company or any Affiliate of either the Company or any Subsidiary, acts as Paying Agent, an installment of principal or premium, if any, shall be considered paid on the due date if the entity acting as Paying Agent complies with Section 2.5. The Trustee or the Paying Agent shall return to the Company any money not required for that purpose.

     SECTION 4.2. Maintenance of Office or Agency for Notices and Demands.

     The Company shall maintain in New York, New York, an office or agency (which may be an office of the Trustee or an Affiliate of the Trustee, Registrar or co-registrar) where the Notes may be presented for payment, registration of transfer or exchange and an office or agency where notices and demands to or upon the Company in respect of such Notes or of this Indenture may be served. Until otherwise designated by the Company in a written notice to the Trustee, such office or agency in The City of New York shall be the Corporate Trust Office, which shall be, until further notice to the Company by the Trustee, at c/o Issuer Services, 452 Fifth Avenue, New York, New York 10018. The Company may designate multiple offices for purposes of notices and demands. The Company may designate multiple offices for purposes of notices and demands.

     SECTION 4.3. Property and Insurance Matters.

     The Company shall maintain all material property, including equipment, in reasonable condition and order. The Company shall provide or cause to be provided for itself and each of its Subsidiaries insurance (including appropriate self-insurance) against loss or damage arising from the conduct of the business of the Company and its Subsidiaries with reputable insurers in such amounts, with such deductibles, and by such methods as will be either (a) consistent in all material respects with past practices of the Company or the applicable Subsidiary, or (b) customary in the industry, unless the failure to provide such insurance would not have a material adverse effect on the financial condition or results of operations taken as a whole or be a violation of applicable law or material agreement of the Company or its Subsidiaries.

     SECTION 4.4. Compliance Certificate and Opinion of Counsel; Notice of Default.

     (a) The Company shall deliver to the Trustee, within 90 days after the end of the Company's fiscal year, an Officers' Certificate, if given by one of the Company's Officers, or an Opinion of Counsel, if it is given by counsel, stating that a review of its activities and the activities of its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Person with a view to determining whether it has kept, observed, performed and fulfilled its obligations under this Indenture and further stating, as to each such Officer signing such certificate or such counsel signing the opinion, that to the best of his or her knowledge the Company during such preceding fiscal year has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and no Default or Event of Default occurred during such year or, if such signers do know of any Default or Event of Default, the certificate shall describe such Default or Event of Default and its status with reasonable particularity.

     (b) The Company shall, so long as any of the Notes are outstanding, deliver to the Trustee, within five (5) Business Days after becoming aware of any Default or Event of Default in the performance of any covenant, agreement or condition contained in this Indenture, a notice identifying in reasonable detail the circumstances relating to such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

     SECTION 4.5. Corporate Existence.

     Subject to Article 5 hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, material rights (charter and statutory) and franchises; provided, however, that the Company shall not be required to preserve any such material right or franchise if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and that the loss thereof is not disadvantageous in any material respect to the Holders of the Notes.

     SECTION 4.6. Payment of Taxes and Other Claims.

     The Company shall pay or discharge or cause to be paid or discharged, before any material penalty accrues thereon the following: (a) all material taxes, assessments and governmental charges levied or imposed upon the Company or any Subsidiary of the Company or upon the income, profits or property of the Company or any Subsidiary of the Company, and (b) all material lawful claims for labor, materials and supplies which, if unpaid, might by law become a Lien upon the property of the Company or any Subsidiary of the Company; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

     SECTION 4.7. Reports.

     So long as any of the Notes are outstanding, whether or not the Company is subject to Section 13(a) or 15(d) of the Exchange Act, the Company shall file with the Commission the annual reports, quarterly reports and other documents which the Company would have been required to file with the Commission pursuant to such Sections 13(a) or 15(d) of the Exchange Act if the Company were so subject, such documents to be filed with the Commission on or prior to the respective dates (the "Required Filing Dates") by which the Company would have been required to file such documents if the Company were so subject. The Company shall also in any event within 15 days after each Required Filing Date mail to the Trustee, copies of the annual reports, quarterly reports and other documents which the Company would have been required to file with the Commission pursuant to Sections 13(a) or 15(d) of the Exchange Act if the Company were subject so such Sections. Upon qualification of this Indenture under the TIA, the Company shall also comply with the other provisions of TIA Section 314(a). Notwithstanding anything to the contrary herein, the Trustee shall have no duty to review such documents for purposes of determining compliance with any provisions of this Indenture.

     SECTION 4.8.  Waiver of Stay, Extension or Usury Laws.

     The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Company from paying all or any portion of the principal of, and premium, if any, on, the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) the Company hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

     SECTION 4.9.  Limitation on Incurrence of Additional Debt.

     (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries, including the Guarantors, to directly or indirectly, Incur any Debt other than Permitted Debt, provided, however that (a) the Company and its Restricted Subsidiaries, including the Guarantors, may Incur Debt (including Acquired Debt) if there is no Default or Event of Default, at the time or as a consequence of the incurrence of the Debt and on the date of incurrence of the Debt, if after giving effect to the incurrence of the Debt, the Consolidated Fixed Charge Coverage Ratio of the Company would be equal to or greater than 2.0 to 1. The accretion of original issue discount and accrual of interest do not constitute the Incurrence of Debt.

     (b) For purposes of determining compliance with this Section 4.9, (i) in the event that an item of Debt meets the criteria of more than one of the categories of Debt set forth in Section 4.9(a) or in the definition of Permitted Debt, the Company, in its sole discretion, shall classify such item of Debt and shall only be required to include the amount and category of such Debt in one such category set forth in Section 4.9(a) or in such definition and (ii) Debt permitted by this Section 4.9 need not be permitted solely by reference to one provision permitting such Debt but may be divided and classified in more than one category of Permitted Debt set forth in the definition of Permitted Debt and permitted in part by one provision and in part by one or more other provisions of this Section 4.9 that would permit incurrence of such Debt.

     SECTION 4.10. Limitation on Other Subordinated Debt.

     So long as any of the Notes are outstanding, the Company shall not Incur any Debt that is by its terms subordinated to Senior Debt, unless such Debt so Incurred ranks pari passu in right of payment with the Notes, or is subordinated in right of payment to the Notes. For purposes of this Section 4.10, Debt which is secured by a junior Lien is not deemed subordinate or junior merely by virtue of such junior priority.

     SECTION 4.11. Limitation on Restricted Payments.

     (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, make, declare or pay any Restricted Payment, unless if at the time of such Restricted Payment or immediately after giving effect thereto: (i) no Default or Event of Default has occurred or is continuing; (ii) the Company can Incur at least $1.00 of additional Debt in addition to Permitted Debt, pursuant to Section 4.9 hereof; and (iii) the aggregate of all Restricted Payments (including the proposed Restricted Payment) after the Issue Date do not exceed the sum of: (A) 50% of the cumulative Consolidated Net Income (or if a loss, minus 100% of such loss) of the Company earned during the period after the Issue Date and on or before the date the Restricted Payment occurs (excluding any partial fiscal quarter or quarters); plus (B) 100% of the aggregate net cash proceeds received by the Company from any Person other than a Subsidiary of the Company from the issuance and sale after the Issue Date, and on or before the date the Restricted Payment occurs, of Qualified Capital Stock; and (C) 100% of the net cash proceeds from the sale of Investments by the Company (other than Permitted Investments) if such Investment was made after the Issue Date.

     (b) The foregoing provisions will not be violated by reason of: (i) the payment of any dividend within 60 days after the date of declaration of such dividend if the dividend would have been permitted on the date of declaration;
(ii) if no Default or Event of Default has occurred or is continuing, acquisition of any shares of Qualified Capital Stock of the Company or payment, redemption, acquisition or defeasance of Debt that ranks below the Notes in right of payment, either (A) solely in exchange for shares of Qualified Capital Stock of the Company and in the case of payment, redemption, acquisition or defeasance of Debt for Refinancing Debt, or (B) through the application of net proceeds of a substantially concurrent sale for cash of shares of Qualified Capital Stock of the Company; (iii) the defeasance, redemption, repurchase or other acquisition of subordinated Debt with the net cash proceeds from Refinancing Debt; (iv) the payment of a dividend or distribution by any of the Company's Restricted Subsidiaries to the Company or any one of the Company's wholly owned Restricted Subsidiaries; (v) if no Default or Event of Default has occurred or is continuing, repurchases of Capital Stock deemed to occur upon the exercise of stock options held by current or former employees or directors if such Capital Stock represents a portion of the exercise price; and (vi) if no Default or Event of Default has occurred or is continuing, dividends and distributions by a Restricted Subsidiary or Subsidiary of the Company pro rata to the holders of the Company's Capital Stock.

     SECTION 4.12. Limitation on Dividends and Other Payment Restrictions Affecting Subsidiaries.

     (a) The Company may not, and may not permit any Restricted Subsidiary of the Company to create or otherwise cause or permit to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary of the Company: (i) to pay dividends or make any other distributions in respect of its Capital Stock or pay any Debt or other obligation owed to the Company or any other Restricted Subsidiary of the Company; (ii) to make loans or advances to the Company or any Restricted Subsidiary of the Company; or (iii) to transfer any of its property or assets to the Company or another of the Company's Restricted Subsidiaries.

     (b) Notwithstanding anything to the contrary in Section 4.12(a), the Company may and may permit its Restricted Subsidiaries, to create, assume, otherwise suffer to exist any such encumbrance or restriction on the ability of any Restricted Subsidiary of the Company if and to the extent that such encumbrance or restriction exist under or by reason of the following: (i) applicable law; (ii) this Indenture; (iii) the 10% Indenture; (iv) customary non-assignment provisions of any contract or any lease governing a leasehold interest of any Subsidiary of the Company; (v) any instrument governing Acquired Debt, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person or the properties or assets of the Person so acquired; (vi) agreements existing on the Issue Date to the extent and in the manner such agreements are in effect on the Issue Date;
(vii) purchase money obligations for property acquired that impose restrictions of the nature described in clause (v) above on the property so acquired; (viii) any instrument or agreement governing Senior Debt; (ix) any instrument or agreement governing any other Debt permitted to be incurred under this Indenture, provided that the encumbrances or restrictions that exist in such instrument or agreement are similar to those in this Indenture; or (x) any restriction imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all of the Capital Stock or property of any Restricted Subsidiary that apply pending the closing of such sale or disposition.

     SECTION 4.13. Limitation on Liens.

     (a) The Company shall not, and shall not permit any Restricted Subsidiary of the Company to, directly or indirectly, create, incur, assume or suffer to exist any Liens (other than Permitted Liens) upon or in respect of any of its property or assets of the Company or any of its Restricted Subsidiaries, whether owned on the Issue Date or acquired after the Issue Date, or any proceeds therefore, or assign or otherwise convey any right to receive payment or profits therefrom, in order to secure any Debt that ranks pari passu with or subordinate in right of payment to the Notes, unless: (i) for Liens securing Debt that is expressly subordinate or junior in right of payment to the Notes, the Notes are secured by a Lien that is senior in priority to the Liens securing Debt which is subordinated to the Notes; and (ii) in all other cases, the Notes are equally and ratably secured.

     (b) The restrictions of Section 4.13(a) shall not apply to: (i) Liens existing as of the Issue Date; (ii) Liens securing Senior Debt; (iii) Liens in favor of the Company or a wholly owned Restricted Subsidiary of the Company on assets of any Restricted Subsidiary of the Company; (iv) Liens securing Refinancing Debt that is incurred to Refinance Debt that is secured by a Lien permitted under this Indenture and that has been incurred in accordance with this Indenture; provided, however that the effect of the Liens is no more unfavorable to the Holders of the Notes than the Liens for the Debt being Refinanced and do not extend to any property or assets not securing the Debt so Refinanced; and (v) Permitted Liens.

     SECTION 4.14. Limitation on Transactions with Affiliates and Related
Persons.

     (a) The Company may not, and may not permit any Restricted Subsidiary of the Company to, directly or indirectly, enter into any transaction or series of related transactions on or after the Issue Date with or for the benefit of any Affiliate of the Company or its Restricted Subsidiaries, unless: (i) such transactions or series of transactions are on terms that are no less favorable to the Company or its Restricted Subsidiary than those that could be reasonably obtained in a comparable arm's length transaction with a Person that is not an Affiliate of the Company or its Restricted Subsidiary; and (ii) with respect to any such transaction or series of transactions, the following terms shall have been satisfied: (A) any transaction with Affiliates or a series of related transactions with Affiliates that are similar or part of a common plan involving aggregate payments or other property with a fair market value in excess of $5 million shall be approved by the Board of Directors of the Company or of its Restricted Subsidiary, as the case may be, which approval shall be evidenced by a Board Resolution stating that the Board of Directors, including a majority of the disinterested directors has determined that the transaction complies with the foregoing provisions, or (B) if the Company or any Restricted Subsidiary of the Company enters into a transaction with an Affiliate, or a series of related transactions with Affiliates that are similar or part of a common plan involving aggregate payments or other property with a fair market value at more than $20 million, the Company or the relevant Restricted Subsidiary shall, before the consummation of the transaction or transactions, have obtained a favorable opinion as to the fairness of the transaction or series of related transactions to the Company or the relevant Restricted Subsidiary, as the case may be, from a financial point of view, from an independent financial advisor and file the same with the Trustee.

     (b) Section 4.14(a) shall not apply to: (i) reasonable fees and compensation paid to, and indemnity provided on behalf of, officers, directors, or employees of the Company or any Subsidiary of the Company as determined in good faith by the Board of Directors; (ii) transactions between or among the Company and any of its Restricted Subsidiaries or between or Restricted Subsidiaries; (iii) any agreement in effect on the Issue Date and any modified or replacement agreement of an agreement in effect on the Issue Date that is not more disadvantageous to the Holders of the Notes in any material respect than the original agreement as in effect on the Issue Date; and (d) Restricted Payments and Permitted Investments permitted by this Indenture.

     SECTION 4.15. Limitation on Certain Asset Sales.

     (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless: (i) the Company or the applicable Restricted Subsidiary (as the case may be) receives consideration at the time of the Asset Sale at least equal to the fair market value of the assets sold or otherwise disposed of (as determined in good faith by the Board of Directors) and (ii) upon the consummation of the Asset Sale, the Company shall apply, or cause such Restricted Subsidiary to apply, the Net Cash Proceeds of the Asset Sale within 360 days of receipt to either (A) prepay Senior Debt; (B) make an investment in properties and assets (other than cash, cash equivalents or inventory) that replace the properties and assets that were the subject of the

Asset Sale or in properties and assets that will be used in a Permitted Business; or (C) a combination of prepayment and investment permitted by (A) and
(B) above.

     (b) On the 360th day after an Asset Sale (the "Net Proceeds Offer Trigger Date"), the portion of the aggregate amount of Net Cash Proceeds not applied on or before the Net Proceeds Offer Trigger Date multiplied by a fraction the numerator of which is equal to the principal amount of the Notes and the denominator of which is equal to the sum of the principal amount of the Notes and all Debt ranking equal to the Notes (each a "Net Proceeds Offer Amount") will be applied by the Company or the Restricted Subsidiary to make an offer to purchase (the "Net Proceeds Offer") on a date (the "Net Proceeds Offer Payment Date") at least 30 but not more than 60 days following the applicable Net Proceeds Offer Trigger Date, from all Holders on a pro rata basis, that amount of the Notes equal to the Net Proceeds Offer Amount at a price equal to 100% of the principal amount of the Notes to be purchased. If any non-cash consideration received is converted into or sold or otherwise disposed of for cash or cash equivalents (other than interest received with respect to any such non-cash consideration), then the conversion or disposition will be deemed to be an Asset Sale and the Net Cash Proceeds of which will be applied in accordance with this Section 4.15. The Company may defer the Net Proceeds Offer until there is an aggregate unutilized Net Proceeds Offer Amount equal to or in excess of $5 million resulting from one or more Asset Sales (at which time, the entire unutilized Net Proceeds Offer Amount, and not just the amount in excess of $5 million, will be applied).

     (c) Notice of each Net Proceeds Offer shall be given to each Holder in accordance with Section 13.2, within 30 days following the Net Proceeds Offer Trigger Date, with a copy to the Trustee. Such notice shall state: (i) an Asset Sale has occurred and that the Holder has the right to require the Company to repurchase such Holder's Notes, in whole or in part, and if in part equal to $1,000 or integral multiples of $1,000 at a repurchase price equal to 100% of the principal amount thereof; (ii) the circumstances and relevant facts of the Asset Sale; (iii) the Repurchase Date (which shall be not earlier than 30 days or later than 60 days from the date such notice is mailed) (the "Repurchase Date"); (iv) that Holders electing to have a Note purchased pursuant to a Net Proceeds Offer shall be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, to the Paying Agent (which may be the Company) at the address specified in the notice prior to the close of business on the Repurchase Date; (v) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the third Business Day preceding the Repurchase Date, a telegram, telex, facsimile transmission or other written communication setting forth the name of the Holder, the principal amount of Notes the Holder delivered for purchase, and a statement that such Holder is withdrawing his or her election to have such Notes purchased; and (vi) that Holders which elect to have their Notes purchased only in part will be issued new Notes in a principal amount equal to the unpurchased portion of the Notes surrendered.

     (d) If the Company is required to repurchase Notes pursuant to the provisions of this Section 4.15 hereof, it shall notify the Trustee in writing, at least 30 days before a Redemption Date, of the Section of this Indenture pursuant to which the repurchase shall occur, the Redemption Date, the principal amount of Notes to be repurchased and the Redemption Price and shall furnish to the Trustee an Officers' Certificate to the effect that the Company is required to make or has made a Net Proceeds Offer. If the Company elects to have the Trustee furnish notice of repurchase (as described above) of the Notes to the Holders, the Company shall notify the Trustee in writing and provide all the information and documentation required by this paragraph, at least 45 days but not more than 60 days before a Redemption Date.

     (e) Upon receiving notice of the Net Proceeds Offer, Holders may elect to tender their Notes in whole or in part, and if in part, equal to $1,000 or in integral multiples of $1,000, in exchange for cash. To the extent holders properly tender Notes in an amount exceeding the Net Proceeds Offer Amount, tendered Notes will be purchased on a pro rata basis based on amounts tendered.

     (f) A Net Proceeds Offer will remain open for a period of 20 Business Days or such longer period as may be required by law. To the extent that the aggregate amount of Notes tendered pursuant to a Net Proceeds Offer is less than the Net Proceeds Offer Amount, the Company may use any remaining Net Proceeds Offer Amount for general corporate purposes subject to the provisions of this Indenture, and the Net Proceeds Offer Amount will return to zero.

     (g) The Company will comply with the requirements of Rule 14e-1 under the Securities Exchange Act of 1934, as amended, and any other securities laws and regulations thereunder to the extent they apply in connection with the repurchase of Notes pursuant to a Net Proceeds Offer. To the extent that the provisions of any securities laws or regulations conflict with this Section 4.15, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this
Section 4.15.

     (h) In the event the Company is required to make an offer to redeem Notes pursuant to this Section 4.15 and the amount of the Net Cash Proceeds from the Asset Sale are not evenly divisible by $1,000, upon written instructions from the Company, the Trustee shall hold the remaining portion of such Net Available Proceeds that are not so divisible until such amount, together with the Net Cash Proceeds from any subsequent Asset Sale, may be applied to make an offer to redeem Notes pursuant to this Section 4.15.

     SECTION 4.16. Limitation on Issuances and Sales of Capital Stock of Restricted Subsidiaries.

     The Company shall not, and shall not permit any Restricted Subsidiary of the Company to, issue, transfer, convey, sell, lease or otherwise dispose of any Capital Stock (other than directors' qualifying shares) of any Restricted Subsidiary of the Company to any Person (other than the Company or another of the Company's Restricted Subsidiaries), unless the disposition complies with
Section 4.15 of this Indenture.

     SECTION 4.17. Change of Control.

     (a) Upon the occurrence of a Change of Control, each Holder of the Notes shall have the right to require that the Company repurchase such Holder's Notes, in whole or in part, and if in part, equal to $1,000 or integral multiples of $1,000, at a repurchase price in cash equal to 109% of the principal amount thereof, pursuant to the offer described in clause (b) below (the "Change of Control Offer").

  (b) Notice of each Change of Control Offer shall be given to each Holder in accordance with Section 13.2, within 30 days following any Change of Control, with a copy to the Trustee. Such notice shall state: (i) that a Change of Control has occurred and that such Holder has the right to require the Company to repurchase such Holder's Notes, in whole or in part, and if in part equal to $1,000 or integral multiples of $1,000, at a repurchase price in cash equal to 109% of the principal amount thereof; (ii) the circumstances and relevant facts regarding such Change of Control (including, to the extent known to the Company, relevant information with respect to the transaction giving rise to such Change of Control, and if applicable, information with respect to pro forma historical income, cash flow and capitalization after giving effect to such Change of Control); (iii) the repurchase date (which shall be not earlier than 30 days or later than 60 days from the date such notice is mailed) (the "Repurchase Date");
(iv) that Holders electing to have a Note purchased pursuant to a Change of Control Offer will be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, to the Paying Agent (which may be the Company) at the address specified in the notice prior to the close of business on the Repurchase Date; (v) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the third Business Day preceding the Repurchase Date, a telegram, telex, facsimile transmission or other written communication setting forth the name of the Holder, the principal amount of Notes the Holder delivered for purchase, and a statement that such Holder is withdrawing his or her election to have such Notes purchased; and (vi) that Holders which elect to have their Notes purchased only in part will be issued new Notes in a principal amount equal to the unpurchased portion of the Notes surrendered.

     (c) If the Company is required to repurchase Notes pursuant to the provisions of this Section 4.17, it shall notify the Trustee in writing, at least 30 days before a Redemption Date, of the Section of this Indenture pursuant to which the repurchase shall occur, the Redemption Date, the principal amount of Notes to be repurchased and the Redemption Price and shall furnish to the Trustee an Officers' Certificate to the effect that (a) the Company is required to make or has made a Change of Control Offer and (b) the conditions set forth in Section 5.1 hereof have been satisfied, as the case may be. If the Company elects to have the Trustee furnish notice of repurchase (as described above) of the Notes to the Holders, the Company shall notify the Trustee in writing and provide all the information and documentation required by this paragraph, at least 45 days but not more than 60 days before a Redemption Date.

     (d) On the Repurchase Date, the Company shall (i) accept for payment Notes or portions thereof tendered pursuant to the Change of Control Offer, (ii) deposit with the Trustee or a Paying Agent (or segregate, if the Company is acting as its own Paying Agent) money in immediately available funds sufficient to pay the purchase price of all Notes or portions thereof so tendered and (iii) deliver or cause to be delivered to the Trustee Notes so accepted, together with an Officers' Certificate indicating the Notes or portions thereof which have been tendered to the Company. The Trustee or a Paying Agent shall promptly mail to the Holders of Notes so accepted payment in an amount equal to the purchase price therefor and promptly authenticate and mail to such Holders a new Note in a principal amount equal to any unpurchased portion of the Note surrendered. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Repurchase Date.

     (e) In the event a Change of Control occurs and any repurchase pursuant to the foregoing constitutes a "tender offer" for purposes of Rule 14e-1 under the Exchange Act, the Company will comply with the requirements of Rule 14e-1 as then in effect, to the extent applicable, and any other applicable securities laws or regulations with respect to such repurchase.

     SECTION 4.18. Limitations on Payments for Consent.

     Neither the Company nor any of its Restricted Subsidiaries shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder of any Note for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid or is paid to all Holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

     SECTION 4.19. Limitation on Business Activities.

     The Company shall not and shall not permit any of its Restricted Subsidiaries to engage in any business other than Permitted Businesses, except to such extent as would not be material to the Company and its Restricted Subsidiaries taken as a whole.

     SECTION 4.20. Limitation on Restricted and Unrestricted Subsidiaries.

     (a) The Board of Directors may, if no Default or Event of Default shall have occurred and be continuing or would arise therefrom, designate an Unrestricted Subsidiary to be a Restricted Subsidiary, provided however, that:
(i) any such redesignation will be deemed to be an incurrence as of the date of such redesignation by the Company and its Restricted Subsidiaries of the Debt (if any) of such redesignated Subsidiary for purposes of Section 4.9 of this Indenture; and (ii) unless such redesignated Subsidiary does not have any Debt outstanding (other than Permitted Debt), no such designation will be permitted if immediately after giving effect to such redesignation and the incurrence of any such additional Debt (other than Permitted Debt) the Company could not incur $1.00 of additional Debt (other than Permitted Debt) pursuant to Section 4.9 of this Indenture.

     (b) The Board of Directors of the Company may, if no Default or Event of Default shall have occurred and be continuing or would arise therefrom, designate any Restricted Subsidiary to be an Unrestricted Subsidiary if: (i) such designation is at that time permitted under Section 4.11 of this Indenture (for purposes of this clause (i), the Company will be deemed to have made an Investment (other than a Permitted Investment) in that amount of the fair market value of the equity of such Subsidiary held directly or indirectly by the Company); (ii) immediately after giving effect to such designation, the Company could incur $1.00 of additional Debt (in addition to Permitted Debt) pursuant to
Section 4.9 of this Indenture; (iii) such Subsidiary meets the requirements of the definition of the term Unrestricted Subsidiary; and (iv) any Subsidiary of such designated Restricted Subsidiary is designated as, and meets the requirements of, an Unrestricted Subsidiary.

     (c) Any such designation by the Board of Directors shall be evidenced to the Trustee by filing with the Trustee a certified copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the conditions of this Section 4.20 and was in accordance with Section 4.11 of this Indenture.

     (d) Notwithstanding anything to the contrary in this Section 4.20, in no event shall the Company designate a Guarantor as an Unrestricted Subsidiary.

     SECTION 4.21. Subsidiary Guarantee

     (a)  Guarantee.

          Each of the Guarantors fully and unconditionally and jointly and severally, guarantee to each Holder the obligations of the Company under this Indenture and the Notes in accordance with this Section 4.21(a).

               (i) Subject to this Section 4.21, each of the Guarantors hereby, fully and unconditionally and jointly and severally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Company hereunder or thereunder, including, that: (a) the principal on the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Maturity, by acceleration, redemption or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, each Guarantor shall be jointly and severally obligated to pay the same immediately. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

               (ii) The Guarantors hereby agree that their obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever, and covenants that this Subsidiary Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes and this Indenture.

               (iii) If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or the Guarantors, any amount paid by either to the Trustee or such Holder, this Subsidiary Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

               (iv) Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand,
(x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 hereof for the purposes of this Subsidiary Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in
Article 6 hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of the Subsidiary Guarantee. The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Subsidiary Guarantee.

     (b)  Subordination of Subsidiary Guarantee.

          The obligations of each Guarantor shall be general unsecured obligations of each Guarantor. The Subsidiary Guarantees shall rank in priority in accordance with this Section 4.21(b).

          (i) The obligations of each Guarantor under its Subsidiary Guarantee pursuant to this Section 4.21 are general unsecured obligations of each Guarantor. Payment on the Notes and under the guarantees thereof shall be subordinated to payment in full in cash or cash equivalents of (A) all existing and future Senior Debt and (B) existing and future Guarantor Senior Debt, each on terms identical, mutatis mutandis, to the subordination provisions applicable to the Notes set forth in Article 11. The Subsidiary Guarantees shall rank junior in right of payment to all guarantees by each Guarantor of existing and future Senior Debt. The Subsidiary Guarantee ranks pari passu or senior to any existing and future senior subordinated debt of the Guarantor. The Subsidiary Guarantee shall rank senior in right of payment to all other existing and future subordinated obligations of such Guarantor.

          (ii) No Guarantor shall incur or permit to exist any debt that shall be by its terms subordinated in right of payment to Guarantor Senior Debt but ranks senior in right of payment to such Guarantor's Subsidiary Guarantee of the Notes. For purposes of this Section 4.21(b)(ii), Debt which is secured by a junior Lien is not deemed subordinate and junior merely by virtue of such junior priority.

          (iii) Each Guarantor may incur additional indebtedness, including Guarantor Senior Debt, as permitted under and in accordance with Section 4.9 hereof.

  (c)  [Intentionally Omitted]

  (d)  Execution and Delivery of Subsidiary Guarantee.


       Each Guarantor shall evidence its Subsidiary Guarantee in the form included in Exhibit B of this Indenture and in accordance with this Section
            ---------
4.21(d).

          (i) To evidence its Subsidiary Guarantee set forth in this Section 4.21, each Guarantor hereby agrees that a notation of such Subsidiary Guarantee substantially in the form included in Exhibit B shall be endorsed by an Officer of such Guarantor on each Note authenticated and delivered by the Trustee and that this Indenture shall be executed on behalf of such Guarantor by its President or one of its Vice Presidents.

          (ii) Each Guarantor hereby agrees that its Subsidiary Guarantee set forth in this Section 4.21 shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Subsidiary Guarantee.

          (iii) If an Officer whose signature is on this Indenture or on the Subsidiary Guarantee no longer holds that office at the time the Trustee authenticates the Note on which a Subsidiary Guarantee is endorsed, the Subsidiary Guarantee shall be valid nevertheless.

          (iv) The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Subsidiary Guarantee set forth in this Indenture on behalf of the Guarantors.

     (e)  Limitation on Consolidation or Merger or Sale of Assets.

          No Guarantor shall in a single transaction or a series of transactions consolidate with, merge with or into, or sell, transfer, lease, convey or otherwise dispose of all or substantially all its assets to any Person other than the Company or any other Guarantor that is a Restricted Subsidiary except in accordance with, and as permitted by, this Section 4.21(e), Section 4.15, and
Article 5 hereof.

          (i)    Subject to and except as provided in, and as permitted by, this
Section 4.21, 4.15 and Article 5, each Guarantor, other than any Guarantor whose Subsidiary Guarantee is to be released in accordance with the terms of that Subsidiary Guarantee and Section 4.21(g), shall not and the Company shall not cause or permit any Guarantor, in a single transaction or a series of transactions, to consolidate with or merge with or into or sell, transfer, lease, convey or otherwise dispose of all or substantially all its assets to any Person other than the Company or any other Guarantor that is a Restricted Subsidiary unless:

                 (A) the entity formed by or surviving any such consolidation or merger if other than the Guarantor, is a corporation organized and existing under the laws of England and Wales or the United States or any state thereof or the District of Columbia;

                 (B) such surviving entity, if other than the Guarantor fully and unconditionally assumes all the obligations of such Guarantor, pursuant to a supplemental indenture in form and substance reasonably satisfactory to the Trustee, under the Notes, this Indenture and the Subsidiary Guarantee on the terms set forth herein or therein; and

                 (C) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing.

          (ii) Any such consolidation, merger, sale or conveyance and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the

Trustee, of the Subsidiary Guarantee endorsed upon the Notes and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Guarantor, such successor Person shall succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor. Such successor Person thereupon may cause to be signed any or all of the Subsidiary Guarantees to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee. All the Subsidiary Guarantees so issued shall in all respects have the same legal rank and benefit under this Indenture as the Subsidiary Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such Subsidiary Guarantees had been issued at the date of the execution hereof.

          (iii) Any merger or consolidation of a Guarantor with or into the Company, with the Company being the surviving entity, or with or into another Guarantor that is a Restricted Subsidiary shall be permitted if the Guarantor delivers to the Trustee an Officers' Certificate stating that such consolidation or merger, and if a supplemental indenture is required in connection with such transaction, such supplemental indenture, complies with the applicable provisions of this Indenture and that all conditions precedent in this Indenture, including without limitation, this Section 4.21 and Article 5 herein, relating to such transaction shall be satisfied.

          (iv) Except as set forth in Articles 4 and 5 hereof, and notwithstanding anything to the contrary above, nothing contained in this Indenture or in any of the Notes shall prevent any consolidation or merger, or sale of assets of a Guarantor with or into the Company or another Guarantor that is a Restricted Subsidiary, nor shall it prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to the Company or another Guarantor in accordance with this Indenture.

     (f)  Contribution.

     Each Guarantor that makes a payment or distribution under a Subsidiary Guarantee shall be entitled to a pro rata contribution from each other Guarantor; such pro rata contributions shall be calculated on the basis of the net assets of each other Guarantor.

     (g)  Release.

     Subject to the conditions set forth in this Section 4.21(g), each Guarantor shall be automatically released from its respective Subsidiary Guarantee under the following circumstances:

          (i) Guarantor will be automatically released and relieved of any obligations under its Subsidiary Guarantee under the following circumstances:
(A) a sale or other disposition of all or substantially all of the assets of any Guarantor, by way of merger, consolidation or otherwise, or a sale or disposition of all or substantially all of the assets or a sale or other disposition of all the capital stock of any Guarantor, in each case to a Person that is not (either before or after giving effect to such transactions) a Restricted Subsidiary of the Company, in accordance with Section 4.21(e) and
Article 5 hereof, then such Guarantor (in the event of a sale or other disposition, by way of merger, consolidation or otherwise, of all of the capital stock of such Guarantor) or the corporation acquiring the property (in the event of a sale or other disposition of all or substantially all of the assets of such Guarantor); provided that the Net Proceeds of such sale or other disposition are applied in accordance with Section 4.15 of this Indenture; (B) dissolution or liquidation of the Guarantor in accordance with this Indenture.

          (ii) Upon delivery by the Company to the Trustee of an Officers' Certificate and an Opinion of Counsel to the effect that any event set forth in clause (i) above has occurred in accordance with the provisions of this Indenture, the Trustee shall execute any documents reasonably required in order to evidence the release of any Guarantor from its obligations under its Subsidiary Guarantee.

          (iii) Any Guarantor not released from its obligations in accordance with clause (ii) above under its Subsidiary Guarantee shall remain liable for the full amount of principal of the Notes and for the other obligations of any Guarantor under this Indenture as provided in this Section 4.21.

     (h)  Subsidiary Guarantees for Other Subordinated Debt.

     The Company shall not permit any Restricted Subsidiary to guarantee other indebtedness that is subordinate or junior to the Notes in right of payment or that ranks equally with the Notes in right of payment unless the Restricted Subsidiary guarantor shall fully and unconditionally guarantee jointly and severally, to each Holder of the Notes and the Trustee, the payment of the principal of, and premium, if any, on the Notes as follows: If the other subordinated debt that is being guaranteed is expressly subordinate or junior in right of payment to the Notes, the Notes shall be guaranteed by a guarantee which is senior in right of payment to the Restricted Subsidiary guarantees of the other subordinated debts. In other cases, the Notes shall be equally and ratably guaranteed. Any such guarantee shall be pursuant to a supplemental indenture in form and substance satisfactory to the Trustee and pursuant to which such Restricted Subsidiary shall execute and deliver, in accordance with
Section 4.21(d) hereof, a notation of such Subsidiary Guarantee substantially in the form of Exhibit B attached hereto, and all other existing Guarantors shall
            ---------
execute and deliver a supplemental indenture substantially in the form of Exhibit C attached hereto for the purpose of amending their respective
---------
notation of the Subsidiary Guarantee so as to have the effect of amending
Schedule I to the notation of such Guarantor to add such new Guarantor.

     SECTION 4.22. Maintenance of All Registration, Regulations and Licenses.

     The Company shall maintain registrations, licenses, permits, privileges and franchises material to the conduct of its business and shall comply in all material respects with all laws, rules, regulations and orders of any government entity.

     SECTION 4.23. Payment of Additional Amounts.

     (a) All payments made by or on behalf of the Company under or with respect to the Notes shall be made free and clear of and without withholding or deduction for or on account of any present or future tax, duty, levy, impost, assessment or other governmental charge (including penalties, interest and other liabilities related thereto) imposed or levied by or on behalf of the Government of the United Kingdom or of any territory thereof, by any authority or agency therein or thereof having power to tax (hereinafter "Taxes"), unless the Company is required to withhold or deduct any amount for or on account of Taxes by law or by the interpretation or administration thereof by the relevant government authority or agency. If the Company is so required to withhold or deduct any amount for or on account of Taxes from any payment made under or with respect to the Notes, the Company shall pay such additional amounts ("Additional Amounts") as may be necessary so that the net amount received by each Holder (including Additional Amounts) after such withholding or deduction shall not be less than the amount the Holder would have received if such Taxes had not been withheld or deducted; provided, however, that no Additional Amounts shall be payable with respect to payments made to a Holder (an "Excluded Holder") in respect of a beneficial owner (i) which is subject to such Taxes by reason of its being connected with the United Kingdom otherwise than by the mere holding of Notes or the receipt of payments thereunder; (ii) with respect to any Taxes that would not have been imposed, due or payable but for a failure by the Holder to comply with a request by the Company to satisfy any certification, identification or other reporting requirements, whether imposed by statute, regulation, treaty or administrative practice concerning nationality, residence or connection with the United Kingdom; (iii) with respect to any Taxes that would not have been imposed, due or payable but for the Holder's presentation of a Note for payment more than 30 days after the relevant payment is first made available to the Holder (except to the extent that the Holder would have been entitled to Additional Amounts had the Note been presented on any day (including the last day) within such 30-day period); or (iv) where such withholding or deduction is imposed on a payment to an individual and is required to be made pursuant to any European Union Directive on the taxation of savings implementing the conclusions of the ECOFIN Council meeting of 26-27 November 2000 or any law implementing or complying with, or introduced in order to conform to, such Directive. The Company shall make any such withholding or deduction as required and remit the full amount deducted or withheld to the relevant authority as and when required in accordance with applicable law.

     (b) The Company shall furnish to the Holder, within 30 days after the date the payment of any Taxes referred to in Section 4.23(a) above is due pursuant to applicable law, evidence of such payment by the Company.

     (c) The foregoing obligations shall survive any termination, defeasance or discharge of the Indenture.

     SECTION 4.24. Internal Revenue Service Filing.

     The Company shall file a United States Internal Revenue Service Form 8281, Information Return for Publicly Offered Original Issue Discount Instruments, with the United States Internal Revenue Service within the time and in the manner required by law and shall mail a copy of such filing to the Trustee within 15 days after such filing with the Internal Revenue Service.

                                   ARTICLE 5

                                  SUCCESSORS

     SECTION 5.1. Limitation on Mergers, Consolidations and Sales of All Assets in respect to the Company.

     The Company shall not, in a single transaction or a series of related transactions, (i) consolidate with, amalgamate, or merge with or into any other Person or permit any other Person to consolidate with or merge into the Company or any Subsidiary of the Company (in a transaction in which such Subsidiary remains a Subsidiary of the Company); or (ii) sell, assign, transfer, lease, convey or otherwise dispose of (or cause or permit any Subsidiary of the Company to sell, assign, transfer, lease, convey or otherwise dispose of) all or substantially all of the Company's assets (determined on a consolidated basis for the Company and its Subsidiaries), unless, in the case of either clause (i) or clause (ii): (A) either: (1) the Company is the surviving or continuing corporation; or (2) the Person (if other than the Company) formed by the consolidation or amalgamation or into which the Company is merged or the Person that acquires the properties and assets of the Company and of the Company's Subsidiaries substantially as an entirety (the "Surviving Entity") (x) is a corporation organized and validly existing under the laws of England and Wales or the United States or any State thereof or the District of Columbia and (y) expressly assumes, by a supplemental indenture, the due and punctual payment of the principal of, and premium, if any, on all of the Notes and the performance of every covenant of the Notes and this Indenture on the part of the Company or Subsidiary Guarantee on the part of Guarantor, to be performed or observed;
(B) immediately after giving effect to the transaction and the assumption contemplated by clause (A)(2)(y) above (including giving effect to any Debt and Acquired Debt incurred or anticipated to be incurred in connection with or in respect of such transaction), the Company or Surviving Entity, as the case may be (1) can incur at least $1.00 of additional Debt (in addition to Permitted
Debt) pursuant to Section 4.9 of this Indenture, or, alternatively (2) the Consolidated Fixed Charge Coverage Ratio is not reduced as a result of the transaction; (C) immediately before and immediately after giving effect to the transaction and the assumption contemplated by clause (A)(2)(y) above (including giving effect to any Debt and Acquired Debt Incurred or anticipated to be Incurred and any Lien granted in connection with or in respect of the transaction), no Default or Event of Default has occurred or is continuing;
(D) the Company or the Surviving Entity agree to indemnify each Holder of the Notes against any tax, levy, assignment or governmental change payable by withholding or deduction which may be imposed on the Holder as a result of such an amalgamation, merger or consolidation; and (E) the Company or the Surviving Entity shall have delivered to the Trustee, prior to the consummation of the proposed transaction, an Officers' Certificate, and an Opinion of Counsel, each stating that such consolidation, merger, amalgamation, sale, assignment, transfer, lease, conveyance or other disposition and, if a supplemental indenture to this Indenture is required in connection with such transaction, such supplemental indenture shall comply with the applicable provision of this Indenture and all conditions precedent in this Indenture relating to such transaction shall have been satisfied; provided that clause (A)(2)(x) above shall not apply to a Change of Domicile.

     SECTION 5.2. Successor Corporation Substituted.

     Upon any consolidation, amalgamation, or merger, or any sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company, in accordance with Section 5.1 hereof, in which the Company is not the continuing corporation or the successor Person formed or surviving any such consolidation, amalgamation, or merger, or to which a sale, lease, conveyance or other disposal of all or substantially all of the Company's assets is made the Surviving Entity shall succeed to and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such Surviving Entity has been named as the Company herein, and, except in the case of a lease, the predecessor corporation shall be relieved of all obligations and covenants under this Indenture and the Notes.

     SECTION 5.3. Limitations on Mergers, Consolidations and Sales of All Assets in respect to Guarantors.

     In accordance with Section 4.21 hereof, a Guarantor shall not, in a single transaction or a series of related transactions consolidate with, amalgamate, or merge with or into any other Person or permit any other Person to consolidate with or merge into the Guarantor or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the Guarantor's assets, except as permitted under this Article 5 as if the Guarantor were deemed to be the Company.

                                  ARTICLE  6

                             DEFAULTS AND REMEDIES

     SECTION 6.1. Events of Default.

     (a)  A "DEFAULT" or  "EVENT OF DEFAULT" shall occur if:

          (i) the Company fails to pay principal of, or premium, if any, on any of the Notes when the same becomes due;

          (ii) the Company fails to pay principal of, or premium, if any, on Notes required to be purchased pursuant to a Change of Control Offer as described in Section 4.17 hereof or pursuant to Net Proceeds Offer as described in Section 4.15 hereof, when due and payable;

          (iii) the Company fails to perform any other covenant, warranty, term, condition, provision or agreement (other than the provisions of Article 5 hereof) of the Company contained in the Notes or this Indenture and such failure continues for 30 days after the notice specified below;

          (iv) the Company fails to perform or comply with the provisions described under Article 5 herein;

          (v) the occurrence of a default under any Debt of the Company or any Subsidiary of the Company if both (A) such default either results from failure to pay any such Debt at its Stated Maturity or relates to an obligation other than the obligation to pay such Debt at its Stated Maturity and results in the holders of such Debt causing such Debt to become due before its stated maturity and (B) the principal amount of such Debt, together with the principal amount of any other such Debt is in default for failure to pay principal at the Stated Maturity of the maturity of which has been accelerated, aggregated at least $25 million or more at any one time outstanding;

          (vi) the rendering of a final judgment or judgments (not subject to appeal) by a court of competent jurisdiction against the Company or any of its Restricted Subsidiaries in an aggregate amount at any one time in excess of $10 million and shall not have been vacated, discharged, satisfied or stayed within 60 consecutive days thereafter;

          (vii) any Subsidiary Guarantee ceases to be in full force and effect or any Subsidiary Guarantee is declared to be null and void and unenforceable or any Subsidiary Guarantee shall be found to be invalid or any Guarantor shall deny its liability under its Subsidiary Guarantee, other than by reason of release of such Guarantor in accordance with Section 4.21 of this Indenture;

          (viii) the Company or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law;

                 (A) commences a voluntary case or proceeding;

                 (B) consents to the entry of an order for relief against it in an involuntary case or proceeding or the commencement of any case against it;

                 (C) consents to the appointment of a Custodian of it or for any substantial part of its property;

                 (D) makes a general assignment for the benefit of its creditors;

                 (E) files a petition in bankruptcy or an answer or consent seeking reorganization or relief; or

                 (F) consents to the filing of such petition in bankruptcy or the appointment of or taking possession by a Custodian; and

          (ix) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                 (A) is for relief against the Company or any Restricted Subsidiary in an involuntary case or proceeding;

                 (B) appoints a Custodian of the Company or any Restricted Subsidiary or for any substantial part of its property; or

                 (C) orders the winding up or liquidation of the Company or any Restricted Subsidiary;

and the order or decree remains unstayed and in effect for 60 days.

     The foregoing provisions in this Section 6.1(a) shall constitute Defaults or Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

     (b) Subject to the provisions of this Indenture relating to the duties of the Trustee, set forth in Section 7 hereof, in case an Event of Default shall occur and be continuing, the Trustee shall be under no obligation to exercise any of its rights or powers under this Indenture at the request or direction of any of the Holders, unless such Holders shall have offered to the Trustee indemnity reasonably satisfactory to the Trustee, in accordance with Sections
6.6 and 7.1(5) hereof. Subject to Section 7.7 and in accordance with Section 6.5 hereof, the Holders of a majority in aggregate principal amount of the outstanding Notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee.

     (c) A Default under Section 6.1(a)(ii) above is not an Event of Default until the Trustee notifies the Company, or the Holders of at least 25% in aggregate principal amount of the outstanding Notes notify the Company and the Trustee, of the Default, and the Company or the applicable Subsidiary of the Company does not cure the Default within 60 days after receipt of such notice. The notice must specify the Default, demand that it be remedied and state that the notice is a "Notice of Default" under this Section 6.1. Such notice shall be given by the Trustee if so requested by the Holders of at least 25% in aggregate principal amount of the Notes then outstanding. When a Default is cured or waived, it ceases.

     (d) The Company shall notify the Trustee in writing within five (5) Business Days of the occurrence of a Default or an Event of Default, in accordance with Section 4.4(b) hereof.

     (e) For purposes of Section 6.1(a)(viii) and Section 6.1(a)(ix), it shall not be a Default or Event of Default if such proceedings are commenced under applicable United Kingdom laws or such orders or decrees are issued under United Kingdom laws, in each case solely for the purpose of giving effect to a Change of Domicile.

     SECTION 6.2. Acceleration.

     (a) If an Event of Default (other than an Event of Default specified in Section 6.1(a)(viii) or Section 6.1(a)(ix) hereof, with respect to the Company or any Significant Subsidiary of the Company occurs and is continuing, either
(i) the Trustee may, by written notice to the Company or (ii) the Holders of at least 25% in aggregate principal amount of the outstanding Notes may, by written notice to the Company and the Trustee, and upon such request of such Holders the Trustee shall (by notice as provided in clause (i) above), declare the aggregate principal amount of the Notes outstanding to be due and payable and, upon any such declaration the same shall become due and payable; provided however, that after such acceleration, but before a judgment or decree based on acceleration, the Holders of a majority in aggregate principal amount of the outstanding Notes, may under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the non-payment of accelerated principal, have been cured or waived as provided in this Indenture. If an Event of Default specified in Section 6.1(a)(viii) or Section 6.1(a)(ix) hereof with respect to the Company or any Significant Subsidiary of the Company occurs, the aggregate principal amount of the Notes outstanding shall become immediately due and payable without any declaration or other act on the part of the Trustee or any Holder of the Notes.

     (b) After a declaration of acceleration has been made, but before a judgment or decree for payment of the money due has been obtained by the Trustee, the Holders of at least a majority in aggregate principal amount of Notes outstanding, by written notice to the Company and the Trustee, may annul such declaration if (i) the Company has paid or deposited with the Trustee a sum sufficient to pay (A) all sums paid or advanced by the Trustee, its agents and counsel under this Indenture and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.7, (B) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate borne by the Notes, and (C) principal due otherwise than by acceleration; and (ii) all Events of Default, other than the nonpayment of principal of the Notes which have become due solely by such declaration of acceleration, have been cured or waived. Notwithstanding the foregoing, any acceleration of payment of the Notes from the failure of the Company to make a payment on the Notes during a Blockage Period (an "Acceleration Due to Blockage") automatically shall be rescinded if and when the following conditions are satisfied within five Business Days following the end of such Blockage Period: (A) the payment in respect of the Notes, the failure of which gave rise to such Event of Default, is made; and (B) no other Event of Default, other than an Event of Default which has occurred solely as a result of the acceleration of other Debt of the Company or any Subsidiary prior to its express maturity that was caused solely by an Acceleration Due to Blockage, shall have occurred and be continuing.

     SECTION 6.3. Other Remedies.

     (a) If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of, and premium, if any, on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

     (b) The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

     SECTION 6.4. Waiver of Past Defaults.

     Subject to Sections 6.7 and 9.2, the Holders of a majority in aggregate principal amount of the Notes outstanding may on behalf of the Holders of all the Notes waive any past defaults under this Indenture and its consequences, except a default in the payment of the principal of, and premium, if any, on any Note, or in respect of a covenant or provision which under this Indenture cannot be modified or amended without the consent of the Holder of each Note outstanding.

     SECTION 6.5. Control by Majority.

     The Holders of a majority in aggregate principal amount of the outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it including, without limitation, any remedies provided for in Section 6.3. Subject to Section 7.1, however, the Trustee may refuse to follow any direction that conflicts with any law or this Indenture, or that the Trustee determines may be unduly prejudicial to the rights of another Holder, or that may involve the Trustee in personal liability, provided that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

     SECTION 6.6. Limitation on Suits.

     (a) No Holder of any Note will have any right to institute any proceeding with respect to this Indenture for any remedy thereunder, unless:

          (i) such Holder previously has given to the Trustee written notice of a continuing Event of Default;

          (ii) the Holder or Holders of at least 25% in aggregate principal amount of the outstanding Notes will have made written request to the Trustee to institute such proceeding as trustee;

          (iii) such Holders offer to the Trustee indemnity reasonably satisfactory to the Trustee against any loss, liability or expense to be incurred in compliance with such request;

          (iv) the Trustee fails to institute such proceeding within 60 days after receipt of such request and the offer of reasonable indemnity; and

          (v) during such 60-day period the Trustee has not received from Holders of a majority in aggregate principal amount of the outstanding Notes a direction which, in the opinion of the Trustee, is inconsistent with the request.

     (b) A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over such other Holder.

     (c) This Section 6.6 does not apply to a suit instituted by a Holder of a Note for enforcement of payment of the principal of, and premiums, on such Note or after the respective due dates expressed in such Note.

     SECTION 6.7. Rights of Holders to Receive Payment.

     Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of, and premium, if any, on, a Note, on or after the respective due dates expressed in such Note, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder.

     SECTION 6.8. Collection Suit by Trustee.

     If an Event of Default in payment of principal, and premium, if any, specified in clause (i) or (ii) of Section 6.1 occurs and is continuing, or if any other Event of Default has occurred and the amounts due have been accelerated, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or any other obligor on the Notes for the whole amount of principal, and premium, if any, as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

     SECTION 6.9. Trustee May File Proofs of Claim.

     The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relating to the Company or any other obligor upon the Notes, any of their respective creditors or any of their respective property and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same, and any custodian in any such judicial proceedings is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the

Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agent and counsel, and any other amounts due the Trustee under Section 7.7 hereof. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Noteholder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Noteholder in any such proceeding.

     SECTION 6.10.  Priorities.

     If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:

          First:  to the Trustee, its agents and attorneys for amounts due under
     Section 7.7 hereof, including without limitation payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

          Second: to holders of Senior Debt to the extent required by Article 11 hereof;

          Third: to Holders for amounts due and unpaid on the Notes for principal, and premium, if any, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, and premium, if any, respectively;

          Fourth: to holders of any other subordinated Debt of the Company for amounts due and unpaid on such subordinated Debt, including the 10% Notes for principal, and premium, if any, and interest, ratably, in accordance with the appropriate preferences and priorities of such subordinated Debt, according to the amounts due and payable on such subordinated debt for principal, premium, if any, and interest respectively; and

          Fifth:  to the Company.

     The Trustee, upon prior notice to the Company, may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.

     SECTION 6.11.  Undertaking for Costs.

     In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 shall not apply to a suit by the Trustee, a suit by a Holder pursuant to Section
6.7 hereof, or a suit by a Holder or Holders of more than 10% in aggregate principal amount of the outstanding Notes.

     SECTION 6.12.  Reports to the Trustee.

     In accordance with Section 4.4(a) of this Indenture, the Company shall furnish to the Trustee a statement annually of (a) the Company's performance of certain obligations under this Indenture and (b) any Default in such performance, including any Default identified in a notice made pursuant to
Section 4.4(b) hereof. The Company shall provide written notice of Default or Event of Default in accordance with Section 6.1(d) hereof.

                                  ARTICLE  7

                                    TRUSTEE

     SECTION 7.1. Duties of Trustee.

     (a) If an Event of Default has occurred and is continuing, the Trustee, subject to subparagraph (e) below, shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

     (b)  Except during the continuance of an Event of Default:

          (i) The duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee.

          (ii) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

     (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

          (i) This paragraph does not limit the effect of paragraph (b) of this Section 7.1.

          (ii) The Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

          (iii) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to the terms of this Indenture.

     (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a),
(b), (c) and (e) of this Section 7.1.

     (e) No provision of this Indenture shall require the Trustee to (i) expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder if it shall have reasonable grounds for believing that repayment of such funds is not assured to it or it does not receive indemnity reasonably satisfactory to the Trustee against such expense, risk or liability or (ii) take or omit to take any action under this Indenture or take any action at the request or direction of Holders if it does not receive an indemnity against such risk, liability, loss, fee or expense which might be incurred by it in compliance with such request or direction.

     (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

     SECTION 7.2. Rights of Trustee.

     (a) The Trustee may conclusively rely on any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

     (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

     (c) The Trustee may act through agents or attorneys and shall not be responsible for the misconduct or negligence of any agent or attorney appointed with due care.

     (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers conferred upon it by this Indenture.

     (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

     (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

     SECTION 7.3. Individual Rights of Trustee.

     The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or an Affiliate of the Company with the same rights it would have if it were not Trustee. Any Paying Agent may do the same with like rights. However, the Trustee is subject to Sections 7.10 and 7.11 hereof.

     SECTION 7.4. Trustee's Disclaimer.

     The Trustee makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company's use of the proceeds from the Notes or any money paid to the Company or upon the Company's direction under any provision hereof, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes, other than its certificate of authentication.

     SECTION 7.5. Notice of Defaults.

     If a Default or an Event of Default known to the Trustee occurs and is continuing, the Trustee shall mail to each Noteholder a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default in payment on any Note (including the failure to make a mandatory redemption pursuant hereto), the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of Holders. For purposes of Section 6.2, Section
7.1 and this Section 7.5, the Trustee shall not be deemed to have knowledge of a Default or an Event of Default unless a Responsible Officer has actual knowledge thereof or unless written notice of such Default or Event of Default is received by the Trustee and such notice refers to the Notes or this Indenture.

     SECTION 7.6. Reports by Trustee to Holders.

     (a) Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, and for so long as the Notes remain outstanding, the Trustee shall mail to all Holders a brief report dated as of such reporting date that complies with TIA Section 313(a), if such a report is required pursuant to TIA Section 313(a). The Trustee also shall comply with TIA Section 313(b). The Trustee shall also transmit by mail all reports as required by TIA Section 313(c).

     (b) Commencing at the time this Indenture is qualified under the TIA, a copy of each such report at the time of its mailing to Holders shall be filed with the Commission and each stock exchange, if any, on which the Notes are listed. The Company or any other obligor upon the Notes shall promptly notify the Trustee if the Notes become listed on any stock exchange or of any delisting thereof.

     SECTION 7.7. Compensation and Indemnity.

     (a) The Company shall pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include reasonable compensation, disbursements and expenses of the Trustee's agents and counsel, except as set forth in Section 7.7(d).

     (b) The Company shall indemnify the Trustee and its officers, directors, employees and agents against any loss, liability or expense incurred by the Trustee or such person arising out of or in connection with the offer and sale of the Notes or the acceptance or administration of its duties under this Indenture (including but not limited to its services of Registrar and Paying Agent), including the costs and expenses of enforcing this Indenture against the Company (including this Section 7.7) and defending itself against any claim (whether asserted by the Company or any Holder or any other person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except as set forth in Section 7.7(d). The Trustee shall notify the Company promptly of any claim asserted against the Trustee for which it may seek indemnity; provided, that failure to so notify the Company shall not affect the Company's indemnity obligations hereunder.

     (c) The obligations of the Company under this Section 7.7 to compensate and indemnify the Trustee and its agents and to reimburse the Trustee for its reasonable expenses shall survive the resignation or removal of the Trustee, the termination of the Company's obligations hereunder and the satisfaction and discharge of this Indenture.

     (d) The Company need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee through negligence or willful misconduct.

     (e) The obligations of the Company under this Section shall not be subordinated to the payment of Senior Debt pursuant to Article 11. To secure the Company's payment obligations in this Section 7.7, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, in its capacity as Trustee, except that held in trust to pay principal, and premium, if any, on particular Notes. Such Lien shall survive the resignation or removal of the Trustee and the satisfaction and discharge of this Indenture. When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.1(a)(viii) or Section 6.1(a)(ix) occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) shall be preferred over the status of the Holders in a proceeding under any Bankruptcy Law and are intended to constitute expenses of administration under any Bankruptcy Law.

     SECTION 7.8.   Replacement of Trustee.

     (a) A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section.

     (b) The Trustee may resign in writing at any time, in accordance with the requirements of the TIA, and be discharged from the trust hereby created by so notifying the Company. The Holders of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing at least 30 days prior to the date or proposed removal; provided that at such date no Default or Event of Default shall have occurred and be continuing. The Company may remove the Trustee if:

              (i)   the Trustee fails to comply with Section 7.10 hereof;

              (ii) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

              (iii) a custodian or public officer takes charge of the Trustee or its property; or

              (iv)  the Trustee becomes incapable of acting.

     (c) If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company and any other obligor upon the Notes shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

     (d) If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least a majority in principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

     (e) If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.10 hereof, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

     (f) A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to each Noteholder. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in
Section 7.7. Notwithstanding replacement of the Trustee pursuant to this Section 7.8, the Company's obligations under Section 7.7 hereof shall continue for the benefit of the retiring Trustee.

     SECTION 7.9.   Successor Trustee by Merger, Etc.

     If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee, provided that such successor is eligible and qualified under this
Article 7.

     SECTION 7.10.  Eligibility; Disqualification.

     (a) There shall at all times be a Trustee hereunder which shall be a corporation organized and doing business under the laws of the United States of America or of any state thereof authorized under such laws to exercise corporate trustee powers, shall be subject to supervision or examination by federal or state authority and shall have a combined capital and surplus of at least $100 million as set forth in its most recent published annual report of condition.

     (b) This Indenture shall always have a Trustee which satisfies the requirements of TIA Sections 310(a)(1). The Trustee is subject to TIA Section 310(a)(5) concerning inability of a trustee to be a direct or indirect obligor of the Notes and is subject to TIA Section 310(b) regarding disqualification of a trustee upon acquiring any conflicting interest. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect specified in this Article 7. Nothing contained herein shall prevent the Trustee from filing the application in TIA Section 310(b) regarding resignation.

     SECTION 7.11.  Preferential Collection of Claims Against Company.

     The Trustee, in its capacity as Trustee hereunder, is subject to TIA
Section 311(a), subject to the creditor relationship provisions listed in TIA
Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

     SECTION 7.12.  Permitted Transactions.

     (a) The Trustee shall be limited, should it become a creditor of the Company, in its ability to obtain payment of claims or to realize on certain property received by it in respect of any such claim as security or otherwise.

     (b) The Trustee is permitted to engage in other transactions with the Company or any of its Affiliates; provided, however, that if it acquires any conflicting interest, as defined under the TIA, the Trustee must eliminate such conflict or resign.

                                   ARTICLE 8

                            DISCHARGE OF INDENTURE


     SECTION 8.1.   Legal Defeasance and Covenant Defeasance of the Notes.

     (a) The Company may, at its option by Board Resolution, at any time, with respect to the Notes, elect to have either paragraph (b) or paragraph (c) below be applied to the outstanding Notes upon compliance with the conditions set forth in paragraph (d).

     (b) Upon the Company's exercise under paragraph (a) of the option applicable to this paragraph (b), the Company shall be deemed to have been released and discharged from its obligations with respect to the outstanding Notes on the date the conditions set forth below are satisfied (hereinafter, "legal defeasance"). For this purpose, such legal defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be "outstanding" only for the purposes of the Sections of and matters under this Indenture referred to in (i) and (ii) below, and to have satisfied all its other obligations under such Notes and this Indenture insofar as such Notes are concerned, except for the following which shall survive until otherwise terminated or discharged hereunder: (i) the rights of Holders of outstanding Notes to receive solely from the trust fund described in paragraph (d) below and as more fully set forth in such paragraph, payments in respect of the principal of, and premium, if any, on such Notes when such payments are due and (ii) obligations listed in Section 8.3.

     (c) Upon the Company's exercise under paragraph (a) of the option applicable to this paragraph (c), the Company shall be released and discharged from its obligations under any covenant contained in Section 5.1 hereof and in Sections 4.2 through 4.24 hereof (subject to compliance with the Company's obligations under the TIA), with respect to the outstanding Notes on and after the date the conditions set forth below are satisfied (hereinafter, "covenant defeasance"), and the Notes shall thereafter be deemed to be not "outstanding" for the purpose of any direction, waiver, consent, declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder. For this purpose, such covenant defeasance means that, with respect to the outstanding Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.1(a)(iii), nor shall any event referred to in Section 6.1(a)(viii) or Section 6.1(a)(ix) thereafter constitute a Default or an Event of Default thereunder but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby.

     (d) The following shall be the conditions to application of either paragraph (b) or paragraph (c) above to the outstanding Notes:

               (i) The Company shall have irrevocably deposited in trust with the Trustee, pursuant to an irrevocable trust and security agreement in form and substance satisfactory to the Trustee, cash or U.S. Government Obligations maturing as to principal and interest at such times, or a combination thereof, in such amounts as are sufficient, without consideration of the reinvestment of such interest and after payment of all federal, state and local taxes or other charges or assessments in respect thereof payable by the Trustee, in the opinion of a nationally recognized firm of independent certified public accountants expressed in a written certification thereof (in form and substance reasonably satisfactory to the Trustee) delivered to the Trustee, to pay the principal of, and premium, if any, on the outstanding Notes on the dates on which any such payments are due and payable in accordance with the terms of this Indenture and of the Notes;

               (ii) (A) No Event of Default or Default shall have occurred and be continuing on the date of such deposit, and (B) no Default or Event of Default under Section 6.1(v) or 6.1(vi) shall occur on or before the 123rd day after the date of such deposit;

               (iii) Such deposit will not result in a Default under this Indenture or a breach or violation of, or constitute a default under, any other instrument or agreement to which the Company is a party or by which it or its property is bound;

               (iv) No default on any Senior Debt shall have occurred and be continuing;

               (v) In the case of a legal defeasance under paragraph (b) above, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (B) since the date of this Indenture there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the Holders of the Notes will not recognize income, gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred; and, in the case of a covenant defeasance under paragraph (c) above, the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, in form and substance reasonably satisfactory to the Trustee, to the effect that Holders of the Notes will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and defeasance and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred;

               (vi) The Holders shall have a perfected security interest under applicable law in the cash or U.S. Government Obligations deposited pursuant to
Section 8.1(d)(i) above, or such cash or U.S. Government Obligations shall be held in irrevocable trust for the benefit of all Holders;

               (vii) The Company shall have delivered to the Trustee an Opinion of Counsel, in form and substance reasonably satisfactory to the Trustee, to the effect that (A) after the passage of 123 days following the deposit, the trust funds will not be subject to any applicable bankruptcy, insolvency, reorganization or similar law affecting creditors' rights generally, and (B) neither the Company, the Trustee nor the trust is an investment company under the Investment Company Act of 1940, or has been registered as an investment company; and

               (viii) The Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent specified herein relating, to the defeasance contemplated by this
Section 8.1 have been complied with; provided however, that no deposit under clause (i) above shall be effective to terminate the obligations of the Company under the Notes or this Indenture prior to 123 days following any such deposit.

     In connection with the issuance of debt securities the proceeds of which will be used to redeem all the Notes then outstanding, none of Section 4.9, 4.10, 4.11 or 4.12 hereof shall be violated by the issuance of such debt securities to the extent the Company complies with all of the provisions of this
Section 8.1(d) other than Section 8.1(d)(ii)(B) hereof. The Company shall use its best efforts to ensure that the deposit referred to in Section 8.1(d)(i) hereof does not result in the Company, the Trustee or the trust becoming or being deemed an investment company under the Investment Company Act of 1940. In the event that such deposit does result in the Company, the Trustee or the trust becoming, or being deemed an investment company, the Company shall bear all related expenses of registration and reporting under the Investment Company Act of 1940 for the duration of the trust.

     SECTION 8.2.     Termination of Obligations Upon Cancellation of the Notes.

     In addition to the Company's rights under Section 8.1 hereof, the Company may terminate all of its obligations under this Indenture and this Indenture shall cease to be of further effect (subject to Sections 8.3 and 2.7 hereof) when:

     (a) either (i) all Notes theretofore authenticated and delivered (other than Notes which have been destroyed, lost or stolen and which have been replaced or paid and the Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust) hereof have been delivered to the Trustee for cancellation; or (ii) all Notes not theretofore delivered to the Trustee for cancellation have become due and payable and the Company has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire Indebtedness on the Notes not theretofore delivered to the Trustee for cancellation for principal of and premium, if any, on the Notes to the date of deposit together with irrevocable instructions from the Company directing the Trustee to apply such funds to the payment thereof at maturity or redemption as the case may be.

     (b) the Company has paid or caused to be paid all other sums payable hereunder and under the Notes by the Company; and

     (c) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, stating that all conditions precedent specified in this
Section 8 relating to the satisfaction and discharge of this Indenture have been complied with.

     SECTION 8.3.   Survival of Certain Obligations.

     Notwithstanding the satisfaction and discharge of this Indenture and of the Notes referred to in Sections 8.1 or 8.2 hereof, the respective obligations of the Company and the Trustee, as applicable, under Sections 1.5, 2.3, 2.4, 2.5, 2.6, 2.7, 2.9, 2.10, 2.11, 2.14, 2.17, 4.1, 4.2, 4.23, 6.7, 7.7, 7.8, 8.5, 8.6,
8.7and Article 13 hereof shall survive until the Notes are no longer outstanding, and thereafter the obligations of the Company under Sections 7.7, 8.5, 8.6 and 8.7 hereof shall survive. Nothing contained in this Article 8 shall abrogate any of the obligations or duties of the Trustee as set forth in this Indenture.

     SECTION 8.4.   Acknowledgment of Discharge by Trustee.

     Subject to Section 8.7 hereof, after (i) the conditions of Sections 8.1 or
8.2 hereof have been satisfied, (ii) the Company has paid or caused to be paid all other sums payable hereunder by the Company and (iii) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent referred to in clause (i) above relating to the satisfaction and discharge of this Indenture have been complied with, the Trustee upon written request shall acknowledge in writing the discharge of the Company's obligations under this Indenture except for those surviving obligations specified in Section 8.3 hereof.

     SECTION 8.5.   Application of Trust Assets.

     The Trustee shall hold any cash or U.S. Government Obligations deposited with it in the irrevocable trust established pursuant to Section 8.1 hereof. The Trustee shall apply the deposited cash or the U.S. Government Obligations, together with earnings thereon, through the Paying Agent, in accordance with this Indenture and the terms of the irrevocable trust agreement established pursuant to Section 8.1 hereof, to the payment of principal of, and premium, if any, on the Notes. The cash or U.S. Government Obligations so held in trust and deposited with the Trustee in compliance with Section 8.1 hereof, shall not be part of the trust estate under this Indenture, but shall constitute a separate trust fund for the benefit of all Holders entitled thereto.

     SECTION 8.6.   Repayment to the Company; Unclaimed Money.

     Upon termination of the trust established pursuant to Section 8.1, the Trustee and the Paying Agent shall promptly pay to the Company upon request any excess cash or U.S. Government Obligations held by them. Additionally, the Trustee and the Paying Agent shall pay to the Company upon request, and, if applicable, in accordance with the irrevocable trust established pursuant to
Section 8.1, any cash or U.S. Government Obligations held by them for the payment of principal of, and premium, if any, on the Notes that remain unclaimed for two years after the date on which such payment shall have become due unless otherwise required by law. After payment to the Company, all liability of the Trustee and such Paying Agent with respect to such cash or U.S. Government Obligations shall cease and Holders entitled to such payment must look to the Company for such payment as general creditors unless an applicable abandoned property law expressly provides otherwise.

     SECTION 8.7.   Reinstatement.

     If the Trustee or Paying Agent is unable to apply any cash or U.S. Government Obligations in accordance with Section 8.1 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to

Section 8.1 until such time as the Trustee or Paying Agent is permitted to apply all such cash or U.S. Government Obligations in accordance with Section 8.1, provided that if the Company makes any payment of principal of, and premium, if any, on any Notes following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the cash or U.S. Government Obligations, and proceeds thereof, held by the Trustee or the Paying Agent.

                                   ARTICLE 9

                                  AMENDMENTS

     SECTION 9.1.   Without Consent of Holders.

     (a) The Company, when authorized by a Board Resolution, the Trustee and (as applicable) any Guarantor, together, may amend or supplement this Indenture or the Notes without the consent of any Noteholder:

             (i)    to cure any ambiguity, omission, defect or inconsistency;

             (ii)   to comply with Article 5 hereof;

             (iii) (A) to add guarantees with respect to the Notes, or (B) to confirm and evidence the release, termination, or discharge of any Guarantee with respect to the Notes when such release, termination or discharge is permitted under and subject to the satisfaction of the conditions precedent set forth in Section 4.21(g) hereof;

             (iv) to comply with any requirements of the Commission in connection with the qualification of this Indenture under the TIA as then in effect;

             (v) to make any change that does not adversely affect the legal rights hereunder of any Noteholder under this Indenture or the Notes;

             (vi)   to evidence or to provide for a replacement Trustee under
Section 7.8 hereof; or

             (vii) to add to the covenants and agreements of the Company for the benefit of the Holders and to surrender any right or power herein reserved to or conferred upon the Company, provided that, in such case except in the case of clause (vi) above, where the Trustee has resigned, the Company has delivered to the Trustee an Opinion of Counsel and an Officers' Certificate, each stating that such amendment or supplement complies with the provisions of this Section 9.1.

     (b) Upon the written request of the Company, accompanied by a Board Resolution authorizing the execution of any amended or supplemental Indenture, and upon receipt by the Trustee of the documents described in Section 9.6 hereof, the Trustee shall join with the Company in the execution of any amended or supplemental Indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations which may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental Indenture which affects its own rights, duties or immunities under this Indenture or otherwise.

     SECTION 9.2.   With Consent of Holders.

     (a) Subject to Section 9.2(e), the Company, when authorized by a Board Resolution, the Trustee, and (as applicable) any Guarantor together, may amend this Indenture or the Notes with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes (such consent to be evidenced by an Act of such Holders in accordance with Section 1.5 hereof). The Holders of at least a majority in aggregate principal amount of the Notes then outstanding (by an Act of such Holders in accordance with Section 1.5 hereof), or the Trustee, with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes (such consent to be evidenced by an Act of such Holders in accordance with Section 1.5 hereof) may, waive compliance in a particular instance by the Company, any past default under this Indenture or the Notes, except for as provided in Section 9.2(e)(vii).

     (b) Upon the written request of the Company, accompanied by a Board Resolution authorizing the execution of any such amended or supplemental Indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders pursuant to Section 9.2(a), and upon receipt by the Trustee of the documents described in Section 9.6 hereof, the Trustee shall join with the Company in the execution of such amended or supplemental Indenture but the Trustee shall not be obligated to enter into such amended or supplemental Indenture which affects its own rights, duties or immunities under this Indenture or otherwise.

     (c)  It shall not be necessary for the consent of the Holders under this
Section 9.2 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

     (d) After an amendment, supplement or waiver under this Section becomes effective, the Company shall mail to each Holder affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental Indenture or waiver.

     (e) Notwithstanding Section 9.2(a), without the consent of each Holder affected, an amendment, supplement or waiver under this Section may not:

               (i) reduce the percentage stated in Section 9.2(a) of aggregate principal amount of outstanding Notes necessary to consent to an amendment, supplement or waiver of this Indenture;

               (ii) reduce the percentage of aggregate principal amount of outstanding Notes necessary consent for waiver of certain defaults provided for in this Indenture;

               (iii) reduce the principal amount of (or the premium, if any, of) on any Note or change the Stated Maturity of the principal of the Notes;

               (iv) change place or currency of payment of principal of, and premium, if any, on, any Note;

               (v)     change the stated maturity of the principal of any Note;

               (vi) impair the right to institute suit for the enforcement of any payment of principal of, and premium, if any, on, any Note;

               (vii) waive a continuing past Default or Event of Default in the payment of principal of, and premium, if any, on, the Notes;

               (viii) modify or amend any of the provisions of this Indenture relating to the subordination of the Notes in a manner adverse to Holders;

               (ix) modify or amend any of the provisions of this Indenture relating to the modification and amendment of this Indenture or the waiver of past defaults or covenants; or

               (x) following the mailing of an offer with respect to a Change of Control Offer pursuant to Section 4.17 or Net Proceeds Offer pursuant to Section 4.15, modify this Indenture with respect to such Change of Control Offer or Net Proceeds Offer in a manner adverse to such Holders.

     SECTION 9.3.      Compliance with Trust Indenture Act.

     Every amendment to or supplement of this Indenture or the Notes shall comply with the TIA as then in effect.

     SECTION 9.4.      Revocation and Effect of Consents.

     (a) Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder or subsequent Holder may revoke the consent as to his or her Note or portion of a Note if the Trustee receives written notice of revocation before the date the amendment, supplement or waiver becomes effective. Any amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

     (b) The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any Act of Holders, including any amendment, supplement or waiver. If a record date is fixed, then notwithstanding the last two sentences of Section 9.4(a), those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to consent to such Act of Holders, including an amendment, supplement or waiver, or to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date. After an Act of Holders, including an amendment, supplement or waiver becomes effective, it shall bind every Noteholder, unless it is an amendment, supplement or waiver that makes a change described in
Section 9.2(e), in which case the amendment, supplement or waiver shall bind only each Holder of a Note who has consented to it and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, provided, that any such waiver shall not impair or affect the right of any Holder to receive payment of principal of a Note, on or after the respective due dates expressed in such Note, or to bring suit for the enforcement of any such payment on or after such respective dates without the consent of such Holder.

     SECTION 9.5.   Notation on or Exchange of Notes.

     If an amendment, supplement or waiver changes the terms of a Note, the Trustee may require the Holder of the Note to deliver it to the Trustee. The Trustee may place an appropriate notation on the Note about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms. Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

     SECTION 9.6.   Trustee to Sign Amendments.

     The Trustee shall sign any amendment, waiver or supplemental indenture authorized pursuant to this Article 9 if the amendment, waiver or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign it. In signing or refusing to sign such amendment, waiver, or supplemental Indenture, the Trustee shall be entitled to receive and, subject to Section 7.1, shall be fully authorized and protected in relying upon, an Officers' Certificate and an Opinion of Counsel as conclusive evidence that such amendment, waiver or supplemental Indenture is authorized or permitted by this Indenture, that it is not inconsistent herewith, and that it will be valid and binding upon the Company in accordance with its terms. The Company may not sign any amendment or supplemental Indenture until the Board of Directors approves it.

     SECTION 9.7.  Conformity with TIA.

     Every amendment or supplemental indenture executed pursuant to this Article 9 shall conform to the requirements of the TIA as then in effect.

                                  ARTICLE 10

                               CONVERSION RIGHTS

     SECTION 10.1.  Conversion Rights

     (a) If the Company fails to repay the Notes at Maturity, then, subject to and upon compliance with the provisions of this Section 10.1, Holders shall be entitled at their option and in addition to all other rights and remedies, to convert in whole or part of their Notes, at the principal amount thereof, into the number of fully paid American depositary shares or ordinary shares of the Company (the "Shares") (rounded down to the nearest Share if not an integral number of Shares) obtained by dividing the aggregate principal amount of such Note surrendered for conversion by the Conversion Price, determined pursuant to the applicable clause of Section 10.2, in effect at the Maturity Date (the "Conversion Right").

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     (b)  The Conversion Right shall only be exercisable if: (i) at Maturity, the Company fails to repay the Notes and the Guarantors fail to repay the Notes pursuant to the Subsidiary Guarantee; (ii) the issuance of the requisite number of Shares to satisfy the Conversion Right, in exchange for the Notes is approved by the Company's shareholders and (iii) exercise of the Conversion Right and issuance of the Shares complies with applicable laws and regulations, including, without limitation, the securities laws and regulations of the United States and the United Kingdom.

     SECTION 10.2.  Conversion Price

     (a) The price at which the Notes shall be convertible into American depositary shares (the "ADS Conversion Price") shall be equal to the average closing market price for the Company's American depository shares on the Nasdaq Small Cap Market, or if the American depository shares are listed on another United States exchange, that other exchange, for the period of twenty trading days ending on the Stated Maturity.

     (b) The price at which the Notes shall be convertible into ordinary shares (the "Ordinary Shares Conversion Price') shall be equal to the ADS Conversion Price divided by the number of ordinary shares then represented by one American depositary share.

     (c) The ADS Conversion Price and the Ordinary Shares Conversion Price are collectively referred to in this Article 10 as the "Conversion Price".

     (d) Fractions of ordinary shares or American depositary shares shall not be issued and no cash adjustments shall be made.

     (e) The Conversion Price shall be determined by the Conversion Agent whose determination shall be final and binding upon the Company and the Noteholders.

     (f) In the event that the Ordinary Shares Conversion Price is less than the stated value of the ordinary shares of the Company on the date of issuance of the Shares, the Ordinary Shares Conversion Price shall equal the stated value of the ordinary shares of the Company on the date of issuance of the Shares (at the date hereof, UK (Pounds) 0.0125) and the ADS Conversion Price shall equal the Ordinary Share Conversion Price multiplied by the number of ordinary shares of the Company then represented by one American depositary share of the Company.

     SECTION 10.3.  Conversion Notice.

     In order to cause the Conversion Right with respect to any Note to be exercised, the Holder of such Note or any other Person acting on its behalf shall within twenty (20) Business Days after Maturity deliver or cause to be delivered to the Company and to any office or agency of the Trustee, maintained for that purpose, a written notice requesting that such Note be converted in the form of Exhibit D attached hereto (the "Conversion Notice"). The Conversion
        ---------
Notice must specify whether the Holder requires to be issued American depositary shares or ordinary shares. A Conversion Notice shall be accompanied by (i) surrender of the Note to the Trustee or, the if Note is in the form of a Global Note, surrender of the beneficial interest in the Note to the Trustee (which may be by book-entry delivery, if the Notes are held in book-entry form) and surrender of the Note for annotation to the Company or its agent; (ii) if required, appropriate endorsements and any transfer documents requested by the Conversion Agent; (iii) if required, payment of any taxes and capital, stamp, issue and registration duties arising on conversion and deemed disposition of a
Note in connection with such conversion; and (iv) subject to satisfying the conditions of Section 10.1(b), designation of DTC account or address for delivery of Shares upon conversion. The Conversion Right must be exercised by Holders and the Conversion Notice delivered to the Company and the Trustee in accordance with this Section 10.3 within a period of twenty (20) Business Days following Maturity.

     SECTION 10.4.  Approvals and Notices.

     Upon receipt of a Conversion Notice and subject to Section 10.7 hereof, the Company shall take all steps (including any issuance or purchase of Shares and obtaining or giving of any consent, approval, authorization, registration, filing or notice from or to any governmental authority, shareholders or other third parties (collectively the "Approvals and Notices")) necessary to ensure that, upon every conversion of a Note, Shares will be available for issue, and will be issued, upon such conversion promptly and to a DTC account or address specified on the Conversion Notice. The Company shall use its reasonable efforts to obtain shareholder approval for the new share issuance, as set forth below in this Section 10.4. and the Company shall take all steps necessary to comply with applicable securities laws in connection with the issuance as soon as reasonably practicable after Maturity. The Company hereby represents that, upon conversion, the Shares to be issued to the Holder shall be duly authorized, duly and validly issued, fully paid and nonassessable, free and clear of any preemption rights or Liens. Upon Maturity and if Company or Guarantors fail to repay the Notes, the Company shall undertake to secure shareholder approval to maintain lawful access to the maximum number of Shares that would be needed to meet its obligations hereunder to issue the Shares on conversion of all outstanding Notes after Maturity and the Company shall use its reasonable efforts to obtain all Approvals and Notices necessary at Maturity for it, and to perform its obligations under this Section 10.

     SECTION 10.5.  Payments by the Holder

     The Holder exercising a Conversion Right shall be required to pay any taxes and capital, stamp, issue and registration duties arising on conversion and all, if any, taxes arising by reference to any disposition or deemed disposition of a Note (or a beneficial interest in a Note) in connection with such conversion.

     SECTION 10.6.  Cancellation of Note

     All Notes delivered for conversion shall be delivered to the Trustee to be cancelled by or at the direction of the Trustee, which shall dispose of the same as provided in Section 2.14 hereof.

     SECTION 10.7.  Conversion Right Not Exercisable

     (a) The Conversion Right shall not be exercisable if, following Maturity, but prior to the date on which the Company obtains shareholder approval for the issuance of the Shares, the Company or a Guarantor repays the principal amount of the Notes in full.

     (b) The Conversion Right shall not be exercisable in the event that the Company does not obtain shareholder approval for the issuance, or is unable without undue expenditure or effort to comply with applicable laws and regulations in connection with the issuance.

     (c) In no event shall the Conversion Right be exercisable by any Holder prior to the Maturity Date of the Notes.

     SECTION 10.8.  Responsibility of Trustee for Conversion Provisions

     The Trustee may be appointed as Conversion Agent but shall not be obligated to accept such appointment. In the event that the Trustee is not the Conversion Agent, it shall not be responsible for determination of the Conversion Price. Neither the Trustee nor the Conversion Agent shall be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock or of any securities or property or cash which may at any time be issued or delivered upon the conversion of any Note; and neither the Trustee nor any Conversion Agent makes any representation with respect thereto. Neither the Trustee nor any Conversion Agent shall be responsible for any failure of the Company to make any cash payment or to issue, transfer or deliver any shares of Common Stock or stock certificates or other securities or property upon the surrender of any Note for the purpose of conversion, or, subject to Section 7.1, to comply with any of the covenants of the Company contained in this Article 10.

                                  ARTICLE 11

                                 SUBORDINATION

     SECTION 11.1.  Ranking.

     (a) Notwithstanding the provisions of Sections 6.2 and 6.3, the Company covenants and agrees, and the Trustee and each Holder of the Notes by his or her acceptance thereof likewise covenants and agrees, that all

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payments of the principal of, and premium, if any, on the Notes by the Company shall be subordinated in accordance with the provisions of this Article 11 to the prior payment in full of all amounts payable under existing and future Senior Debt of the Company.

     (b) The Company also covenants and agrees not to Incur any Debt that is both (a) subordinate or junior in right of payment to any Senior Debt of the Company and (b) senior in any respect in right of payment to the Notes. For purposes of this restriction, Debt which is secured by a junior Lien does not constitute subordinated Debt by virtue of such junior priority.

     (c) The Notes shall rank in right of payment junior to all of the Company's existing and future Senior Debt. The Notes rank or shall rank in right of payment pari passu or senior to the Company's existing and future senior subordinated Debt. The Notes will rank in right of payment senior to the 10% Notes and any 6.75% Notes.

     (d)  The Notes are unsecured obligations of the Company.

     SECTION 11.2.  Priority and Payment Over of Proceeds in Certain Events.

     (a) Subordination on Dissolution, Liquidation or Reorganization of the Company.

              (i) In the event of any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to the Company or to its assets, or any liquidation, dissolution or other winding up of the Company, whether voluntary or involuntary, or any assignment for the benefit of creditors or other marshalling of assets or liabilities of the Company (except in connection with the consolidation or merger of the Company or its liquidation or dissolution following the conveyance, transfer or lease of its properties substantially as an entirety, upon the terms and conditions described under
Article 5 hereof), all Senior Debt due and owing (including, in the case of Designated Senior Debt and Senior Debt under the Credit Facility, interest accruing after the commencement of any such case or proceeding at the rate specified in the instrument evidencing such Senior Debt, whether or not a claim therefor is allowed in such proceeding, to the date of payment of such Senior
Debt) must be paid in full before any payment or distribution of any assets of the Company of any kind or character (excluding shares of Capital Stock of the Company or securities of the Company provided for in a plan of reorganization or readjustment which are subordinate in right of payment to all Senior Debt to substantially the same extent as the Notes are so subordinated) is made on account of principal of, and premium, if any, on, the Notes, including repurchase, purchase, redemption or other acquisition of the Notes.

              (ii) Before any payment may be made by the Company of the principal of, and premium, if any, on the Notes, and upon any such dissolution or winding up or liquidation or reorganization, any payment or distribution of assets or securities of the Company of any kind or character, whether in cash, property or securities, to which the Holders or the Trustee on their behalf would be entitled, except for the provisions of this Article 11, shall be made by the Company or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution, directly to the holders of the Senior Debt of the Company or any Senior Representative thereof to the extent necessary to pay all such Senior Debt in full after giving effect to any concurrent payment or distribution to the holders of such Senior Debt.

     (b)  Subordination on Default in Senior Debt.

              (i) During the continuance of any default in the payment when due of principal of, reimbursement obligation under, premium, if any, on, or interest on, any Senior Debt, including without limitation any default in the payment when due of any Obligations or commitment or facility fees, letter of credit fees or agency fees under the Credit Facility, or any default in payment when due of any reimbursement obligation of the Company with respect to any letter of credit issued under the Credit Facility (a "Senior Payment Default"), no direct or indirect payment or distribution of any assets of the Company of any kind or character may be made on account of the principal of, and premium, if any, on, or other amounts payable in respect of, the Notes or on account of the purchase, redemption or other acquisition of or in respect of the Notes unless and until such Senior Payment Default has been cured, waived or has ceased to exist or such Senior Debt shall have been discharged or paid in full or when the right under this Indenture to prevent any such payment is waived by or on behalf of the holders of such Senior Debt.

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

             (ii) During the continuance of any default (other than a Senior Payment Default) with respect to the Credit Facility or any Designated Senior Debt, the occurrence of which entitles, or with the giving of notice or lapse of time (or both) would entitle, one or more Persons to accelerate the maturity thereof (a "Senior Nonmonetary Default") pursuant to which the Trustee and the Company have received from the agent bank for the Credit Facility or from any authorized person on behalf of any Designated Senior Debt a written notice of such Senior Nonmonetary Default, no direct or indirect payment or distribution of any assets of the Company of any kind or character may be made on account of the principal of, and premium, if any, on, or other amounts payable in respect of, the Notes or on account of the purchase, redemption or other acquisition of, or in respect of, the Notes for the period specified below (the "Blockage Period").

             (iii) The Blockage Period shall commence upon the receipt of notice of a Senior Nonmonetary Default by the Trustee and the Company and shall end (subject to any blockage of payment that may be in effect in respect of a Senior Payment Default or insolvency) on the earlier of (A) 179 days after the receipt of such notice, provided such Senior Debt shall not theretofore have been accelerated and no Senior Payment Default shall be in effect; or (B) the date on which such Senior Nonmonetary Default is cured, waived or ceases to exist or such Senior Debt is discharged or paid in full. In no event will a Blockage Period extend beyond 179 days from the date of the receipt by the Trustee and the Company of the notice initiating such Blockage Period. Any number of notices of a Senior Nonmonetary Default may be given during a Blockage Period, provided, that no such notice shall extend such Blockage Period, only one Blockage Period may be commenced within any 360-day period and there shall be a period of at least 181 consecutive days in each period of 360 consecutive days when no Blockage Period is in effect. No Senior Nonmonetary Default with respect to Senior Debt that existed or was continuing on the date of the commencement of any Blockage Period and that was known to the holders of or the Senior Representative for such Senior Debt will be, or can be, made the basis for the commencement of a subsequent Blockage Period, whether or not within a period of 360 consecutive days, unless such Senior Nonmonetary Default has been cured or waived for a period of not less than 90 consecutive days. The Company shall deliver an Officers' Certificate to the Trustee promptly after the date on which any Senior Nonmonetary Default is cured or waived or ceases to exist or on which the Senior Debt related thereto is discharged or paid in full.

     (c)  Rights and Obligations of Holders of Notes and Trustee.

             (i) In the event that, notwithstanding the foregoing provisions prohibiting such payment or distribution, the Trustee or any Holder shall have received any payment on account of the principal of, and premium, if any, on the Notes at a time when such payment is prohibited by this Section 11.2 and before the principal of, premium, if any, and interest on Senior Debt is paid in full, then and in such event (subject to the provisions of Section 11.8) such payment or distribution shall be received and held in trust for the holders of Senior Debt and shall be paid over or delivered (A) to the trustee in bankruptcy, liquidating trustee, receiver, custodian, assignee, agent or other person making any such payment or distribution of assets of the Company, or (B) in the event that no such trustee or other person under clause (A) has been appointed, then to the holders of the Senior Debt (or to their Senior Representatives in the case of Designated Senior Debt) remaining unpaid promptly at the written direction of such holders of Senior Debt or their designees to the extent necessary for application to the payment in full of the principal of, premium, if any, and interest on such Senior Debt in accordance with its terms after giving effect to any concurrent payment or distribution to the holders of such Senior Debt.

             (ii) Nothing contained in this Article 11 will limit the right of the Trustee or the Holders of Notes to take any action to accelerate the maturity of the Notes pursuant to Section 6.2 hereof or to pursue any rights or remedies hereunder against the Company, provided, that, to the extent provided in this Article 11, all Senior Debt of the Company then or thereafter due or declared to be due shall first be paid in full before the Holders or the Trustee are entitled to receive any payment from the Company of principal of, and premium, if any, on the Notes.

             (iii) Upon any payment or distribution of assets or Notes referred to in this Article 11, the Trustee and the Holders shall be entitled to rely upon any order or decree of a court of competent jurisdiction in which such dissolution, winding up, liquidation or reorganization proceedings are pending, and upon any certificate of the receiver, trustee in bankruptcy, liquidating trustee, agent or other person making any such payment or distribution delivered to the Trustee, for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of Senior Debt and other Debt of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article
11. In the absence of such order, decree or certificate, the Trustee and the Holders shall be entitled to request and rely upon an

Officers' Certificate from the Company. The Company shall provide to the Trustee, in the form of an Officers' Certificate, the names and addresses of the holders of such Senior Debt, the amount of the Senior Debt outstanding to each such holder of Senior Debt and any necessary information to calculate the daily increase in indebtedness to such holders of Senior Debt. The Trustee shall be entitled to rely conclusively on any such order, decree or certificate (including any such Officers' Certificate) in making any disbursements to the holders of Senior Debt, without making any independent verification of the information contained therein.

     (d) The subordination provisions of this Section 11.2 shall cease to apply to the Notes upon any defeasance or covenant defeasance of the Notes pursuant to
Article 8 hereof.

     SECTION 11.3.  Payments May Be Made Prior to Notice.

     Nothing contained in this Article 11 or elsewhere in this Indenture shall prevent (i) the Company, except under the conditions described in Section 11.2 hereof, from making payments at any time of principal of, and premium, if any, on, the Notes, or from depositing with the Trustee any monies for such payments or (ii) the application by the Trustee of any monies deposited with it for the purpose of making such payments of principal of, and premium, if any, on, the Notes, to the Holders entitled thereto, unless by noon Eastern time one Business Day prior to the date upon which such payment would otherwise (except for the prohibitions contained in Section 11.2 hereof) become due and payable, the Trustee shall have received the written notice provided for in Section 11.2(b) hereof (or there shall have been an acceleration of the Notes prior to such application), subject to Section 11.8 hereof.

     SECTION 11.4.  Rights of Holders of Senior Debt Not to Be Impaired.

     (a) No right of any present or future holder of any Senior Debt to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act in good faith by any such holder, or by any noncompliance by the Company with the terms and provisions and covenants herein, regardless of any knowledge thereof any such holder may have or otherwise be charged with.

     (b) The provisions of this Article 11 are intended to be for the benefit of, and shall be enforceable directly by, the holders of Senior Debt.

     SECTION 11.5. Authorization to Trustee to Take Action to Effectuate Subordination.

     Each Holder of Notes by his or her acceptance thereof authorizes and directs the Trustee on his or her behalf to take such action as may be necessary or appropriate to effectuate, as between the holders of Senior Debt and the Holders, the subordination as provided in this Article 11 and appoints the Trustee his or her attorney-in-fact for any and all such purposes.

     SECTION 11.6.  Subrogation.

     (a) Subject to the payment in full of all amounts payable under or in respect of Senior Debt, the Holders shall be subrogated to the rights of the holders of such Senior Debt to receive payments or distributions of assets of the Company made on such Senior Debt until the Notes shall be paid in full in cash; and for the purposes of such subrogation, no payments or distributions to holders of such Senior Debt of any cash, property or securities to which Holders of the Notes would be entitled except for the provisions of this Article 11, and no payment pursuant to the provisions of this Article 11 to holders of such Senior Debt by the Holders, shall, as between the Company, its creditors other than holders of such Senior Debt and the Holders, be deemed to be a payment by the Company to or on account of such Senior Debt, it being understood that the provisions of this Article 11 are solely for the purpose of defining the relative rights of the holders of such Senior Debt, on the one hand, and the Holders, on the other hand.

     (b) If any payment or distribution to which the Holders would otherwise have been entitled but for the provisions of this Article 11 shall have been applied, pursuant to the provisions of this Article 11, to the payment of all amounts payable under the Senior Debt, then and in such case, the Holders shall be entitled to receive from the holders of such Senior Debt at the time outstanding any payments or distributions received by such holders of Senior Debt in excess of the amount sufficient to pay all amounts payable under or in respect of such Senior Debt in full.

     SECTION 11.7.  Obligations of Company Unconditional.

     (a) Nothing contained in this Article 11 or elsewhere in this Indenture or in any Note is intended to or shall impair, as between the Company and the Holders, the obligations of the Company, which are absolute and unconditional to pay to the Holders the principal of, and premium, if any, on the Notes as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders and creditors of the Company other than the holders of the Senior Debt, nor shall anything herein or therein prevent the Trustee or any Holder from exercising all remedies otherwise permitted by applicable law upon Default under this Indenture, subject to the rights, if any, under this Article 11 of the holders of such Senior Debt in respect of cash, property or Notes of the Company received upon the exercise of any such remedy.

     (b) The failure to make a payment on account of principal of, and premium, if any, on, the Notes by reason of any provision of this Article 11 shall not be construed as preventing the occurrence of an Event of Default under Section 6.1.

     SECTION 11.8. The Trustee Entitled to Assume Payments Not Prohibited in Absence of Notice.

     The Trustee or Paying Agent shall not at any time be charged with the knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee or Paying Agent, unless and until the Trustee or Paying Agent shall have received written notice thereof from the Company or one or more holders of Senior Debt or from any trustee or agent therefor, including Senior Representatives; and, prior to the receipt of any such written notice, the Trustee or Paying Agent shall be entitled to assume conclusively that no such facts exist. Unless by noon Eastern time one Business Day prior to the date on which by the terms of this Indenture any monies are to be deposited by the Company with the Trustee or any Paying Agent (whether or not in trust) for any purpose (including, without limitation, the payment of the principal of, and premium, if any, on, any Note), the Trustee or Paying Agent shall have received with respect to such monies the notice provided for in the preceding sentence, the Trustee or Paying Agent shall have full power and authority to receive such monies and to apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary which may be received by it on or after such date, except for an acceleration of the Notes prior to such application. The foregoing shall not apply to the Paying Agent if the Company is acting as Paying Agent. Nothing contained in this Section 11.8 shall limit the right of the holders of Senior Debt to recover payments as contemplated by
Section 11.2 hereof. The Trustee shall be entitled to rely on the delivery to it of a written notice by a person representing himself or itself to be a holder of such Senior Debt (or a trustee on behalf of, or other representative of, such holder, including Senior Representatives) to establish that such notice has been given by a holder of such Senior Debt or a trustee on behalf of any such holder. Nothing in this Article 11 shall apply to amounts due the Trustee pursuant to
Section 7.7 hereof.

     SECTION 11.9.  Right of Trustee to Hold Senior Debt.

     The Trustee and any agent (including Senior Representatives) for the holders of Senior Debt shall be entitled to all of the rights set forth in this
Article 11 in respect of any Senior Debt at any time held by it to the same extent as any other holder of such Senior Debt, and nothing in this Indenture shall be construed to deprive the Trustee or any agent for the holders of Senior Debt of any of its rights as such holder.

     SECTION 11.10. No Implied Covenants by or Obligations of the Trustee.

     With respect to the holders of Senior Debt, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article 11, and no implied covenants or obligations with respect to the holders of Senior Debt shall be read into this
Article 11 against the Trustee. The Trustee shall not be deemed to have any fiduciary duty to the holders of the Senior Debt.

                                  ARTICLE  12

                       MEETINGS OF HOLDERS OF THE NOTES


     SECTION 12.1.  Purposes of the Meetings.

     A meeting of the Holders may be called at any time from time to time pursuant to this Article 12 for any of the following purposes: (a) to give any notice to the Company, the Guarantors or to the Trustee, or to give any directions to the Trustee, or to consent to the waiving of any Default hereunder and its consequences, or to take any other action authorized to be taken by Holders pursuant to Article 9 hereof; (b) to remove the Trustee and appoint a successor trustee pursuant to Article 7 hereof; or (c) to consent to the execution of an indenture supplemental hereto pursuant to Article 9 hereof.

     SECTION 12.2.  Place of Meetings; Expenses.

     Meetings of Holders may be held at such place or places in the Borough of Manhattan, The City of New York, as the Trustee or, in case of its failure to act, the Company or the Holders calling the meeting, in accordance with Section 12.3(b) hereof, shall from time to time determine. Except for a meeting requested by the Company pursuant to a Board Resolution or by the Trustee, all expenses (other than the expenses of the Company and the Trustee) of any meetings called or held pursuant to this Article 12 shall be borne by the Holders who call such meeting and the Company and the Trustee shall be entitled to indemnification from such Holders in respect of the costs thereof.

     SECTION 12.3.  Call and Notice of Meetings.

     (a) The Trustee may at any time (upon not less than 20 days' notice) call a meeting of Holders to be held at such time and at such place in the location determined by the Trustee pursuant to Section 12.2 hereof. Notice of every meeting of Holders, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, shall be given to the Company and each Holder, in accordance with Section 13.2 hereof.

     (b) In case at any time the Company pursuant to a Board Resolution, or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding, shall have requested the Trustee to call a meeting of the Holders, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have made the first giving of the notice of such meeting within 20 days after receipt of such request, then the Company or the Holders in the amount above specified may determine the time (not less than 20 days after notice is given) and the place in the location determined by the Company or the Holders pursuant to Section 12.2 hereof for such meeting and may call such meeting to take any action authorized in Section
12.1 hereof by giving notice thereof as provided in Section 12.3(a) hereof.

     SECTION 12.4.  Voting at Meetings.

     To be entitled to vote at any meeting of Holders, a Person shall be (i) a Holder or (ii) a Person appointed by an instrument in writing as proxy for a Holder or Holders by such Holder or Holders. The only Persons who shall be entitled to be present or to speak at any meeting of Holders shall be the Persons so entitled to vote at such meeting and their counsel, any representatives of the Trustee and its counsel and any representatives of the Company and its counsel.

     SECTION 12.5.  Voting Rights, Conduct and Adjournment.

     (a) Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Holders in regard to proof of the holding of Notes and of the appointment of proxies and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall deem appropriate. Except as otherwise permitted or required by any such regulations, the holding of Notes shall be proved in the manner specified in
Section 1.5 hereof and the appointment
of any proxy shall be proved in such manner as is deemed appropriate by the Trustee or by having the signature of the person executing the proxy witnessed or guaranteed by any bank, banker or trust company customarily authorized to certify to the holding of a security such as a Global Note.

     (b) At any meeting of Holders, the presence of Persons holding or representing Notes in an aggregate principal amount sufficient under the appropriate provision of this Indenture to take action upon the business for the transaction of which such meeting was called shall constitute a quorum. Any meetings of Holders duly called pursuant to Section 12.3 hereof may be adjourned from time to time by vote of the Holders (or proxies for the Holders) of a majority of the Notes represented at the meeting and entitled to vote, whether or not a quorum shall be present; and the meeting may be held as so adjourned without further notice. No action at a meeting of Holders shall be effective unless approved by Persons holding or representing Notes in the aggregate principal amount required by the provision of this Indenture pursuant to which such action is being taken.

     (c) At any meeting of the Holders, each Holder or proxy shall be entitled to one vote for each $1,000 principal amount at maturity of outstanding Notes held or represented.

     (d) Any resolution duly passed or decision or action duly taken at any meeting of the Holders duly held in accordance with this Article 12 shall be binding on all Holders whether or not present or represented at the meeting; provided, however, that the requisite number of Holders necessary to approve such resolution, decision or action required by Article 9 shall have voted in favor of such resolution, decision or action at such meeting. The Company shall furnish to the Trustee a written copy of any resolution passed or decision or action taken at any meeting of the Holders.

     SECTION 12.6.  Revocation of Consent by Holders.

     Any revocation of consent by Holders shall be made pursuant to Section 9.4 of this Indenture.

                                  ARTICLE  13

                                 MISCELLANEOUS


     SECTION 13.1.  Trust Indenture Act Controls.

     If any provision of this Indenture limits, qualifies or conflicts with another provision which is required or deemed to be included in this Indenture by the TIA, the provision so required or deemed shall control; and if any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA Section 318(c), the imposed duties shall control.

     SECTION 13.2.  Notices.

     Any notice or communication by the Company, the Trustee or any Senior Representative to the others is duly given if in writing and delivered in person or mailed by first-class mail (registered or certified, return receipt requested), telex, facsimile or overnight air courier guaranteeing next day delivery, to the other's address:

If to the Company:  Danka Business Systems PLC
                    11201 Danka Circle North
                    St. Petersburg, Florida  33716
                    Telephone: (727) 579-2801
                    Facsimile: (727) 579-2880
                    Attn: Keith J. Nelsen, Esquire

With a copy to:     Altheimer & Gray
                    10 South Wacker Drive, Suite 4000
                    Chicago, Illinois  60606

                    Telephone: (312) 715-4000
                    Facsimile: (312) 715-4800
                    Attn:  Jonathan Baird, Esquire

If to a Guarantor:  To the address provided on Schedule I to the Notation of
                    Guarantee in the form attached hereto as Exhibit B
                                                             ---------

If to the Trustee:  HSBC Bank USA
                    Issuer Services
                    452 Fifth Avenue
                    New York, New York  10018
                    Attention:  Frank J. Godino

     If to any Senior Representative, to such address as such Senior Representative may by notice to the others designate.

     The Company, any other obligor upon the Notes, or the Trustee or any Senior Representative by notice to the others may designate additional or different addresses for subsequent notices or communications.

     All notices and communications (other than those sent to Noteholders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

     Any notice or communication to a Noteholder shall be made (i) if the Notes are represented by a Global Note, by publishing such in a leading newspaper having a general circulation in New York (which is expected to be the Wall
                                                                      ----
Street Journal) (and, so long as the Notes are listed on the Luxembourg Stock
--------------
Exchange and the rules of such Stock Exchange shall so require, a newspaper having a general circulation in Luxembourg (which is expected to be the Luxemburger Wort)), and (ii) if the Notes are represented by Physical Notes, by
----------------
mailing such notice or other communication by first-class mail to his or her address shown on the register kept by the Registrar and, with respect to a notice of redemption or repurchase under this Indenture, so long as the Notes are listed on the Luxembourg Stock Exchange and the rules of such stock exchange so require, publishing in a newspaper having a general circulation in Luxembourg (which is expected to be the Luxemburger Wort). Copies of any notice or
                             ----------------
communication by the Company, or any other obligor upon the Notes, shall also be mailed to the Trustee and each Agent at the same time. Failure to mail a notice or communication to a Noteholder or any defect in it shall not affect its sufficiency with respect to other Noteholders.

     Except for a notice to the Trustee, which is deemed given only when received, and except as otherwise provided in this Indenture, if a notice or communication is mailed and published in the manner provided in this Section 13.2, it is duly given, whether or not the addressee receives it.

     Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

     In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

     SECTION 13.3.  Communication by Holders with Other Holders.

     Noteholders may communicate pursuant to TIA Section 312(b) with other Noteholders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and other applicable Persons shall have the protection of TIA Section 312(c).

     SECTION 13.4.   Certificate and Opinion as to Conditions Precedent.

     Upon any request or application by the Company (or any other obligor upon the Notes) to the Trustee to take any action under this Indenture, the Company (or such other obligor) shall furnish to the Trustee:

     (a) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 13.5) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been complied with; and

     (b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 13.5) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been complied with.

     SECTION 13.5.   Statements Required in Certificate or Opinion.

     Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

     (a) a statement that the Person making such certificate or opinion has read such covenant or condition;

     (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements contained in such certificate or opinion are based;

     (c) a statement that, in the opinion of such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

     (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with; provided, however, that with respect to matters of fact, an Opinion of Counsel may rely on an Officers' Certificate or certificates of public officials.

     SECTION 13.6.   Rules by Trustee and Agents.

     The Trustee may make reasonable rules for action by or at a meeting of Noteholders. Any Agent may make reasonable rules and set reasonable requirements for its functions.

     SECTION 13.7.   Legal Holidays.

     If any specified date for making payment is not a Business Day, subject to
Section 4.1 hereof, the action may be taken on the next succeeding Business Day without penalty of any kind.

     SECTION 13.8.   No Recourse Against Others.

     A director, officer, employee or stockholder of the Company, as such, shall not have any liability for any obligations of the Company under the Notes or this Indenture, or for any claim based on, in respect of or by reason of such obligations or their creation. Each Noteholder, by accepting a Note, waives and releases all such liability.

     SECTION 13.9.   Governing Law.

     The laws of the State of New York shall govern and be used to construe this Indenture and the Notes.

     SECTION 13.10.  No Adverse Interpretation of Other Agreements.

     This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or a Subsidiary. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

     SECTION 13.11.  Successors.

     All agreements of the Company in this Indenture and in the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

     SECTION 13.12.  Severability.

     In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     SECTION 13.13.  Counterpart Originals.

     The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

     SECTION 13.14.  Variable Provisions.

     The Company initially appoints the Trustee as Paying Agent and Registrar.

     SECTION 13.15.  Qualification of Indenture.

     The Company shall qualify this Indenture under the TIA and shall pay all reasonable costs and expenses (including attorneys' fees for the Company and the Trustee) incurred in connection therewith, including, but not limited to, costs and expenses of qualification of the Indenture and the Notes and printing this Indenture and the Notes. The Trustee shall be entitled to receive from the Company any such Officers' Certificates, Opinions of Counsel or other documentation as it may reasonably request in connection with any such qualification of this Indenture under the TIA and the registration and exchange of the Notes.

     SECTION 13.16.  Table of Contents, Headings, Etc.

     The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only and are not intended to describe, interpret, define, limit or modify any of the terms or provisions of this Indenture.

     SECTION 13.17.  Indenture Controls over Form of Note.

     If any provision of a Note conflicts with the terms of this Indenture, the terms of this Indenture shall control.

                           [SIGNATURE PAGES FOLLOW]

     IN WITNESS WHEREOF, the Company and the Trustee have caused this Indenture to be duly executed and delivered as of the date first written above.

                                   DANKA BUSINESS SYSTEMS PLC


                                   By:    _____________________________________

                                   Name:  _____________________________________

                                   Title: _____________________________________


                                   HSBC Bank USA, as Trustee


                                   By:    _____________________________________

                                   Name:  _____________________________________

                                   Title: _____________________________________















            Signature Page One of Two to Danka Business Systems PLC
                Zero Coupon Senior Subordinated Notes Due 2004

     IN WITNESS WHEREOF, the undersigned subsidiary Guarantors have caused this Indenture to be duly executed and delivered as of the date first written above.

                                   DANKA OFFICE IMAGING COMPANY


                                   By:    _____________________________________

                                   Name:  _____________________________________

                                   Title: _____________________________________


                                   DANKA HOLDING COMPANY


                                   By:    _____________________________________

                                   Name:  _____________________________________

                                   Title: _____________________________________













            Signature Page Two of Two to Danka Business Systems PLC
                Zero Coupon Senior Subordinated Notes Due 2004

                                                            EXHIBIT A

                                 FORM OF NOTE

                                 [FRONT SIDE]

                     ZERO COUPON SENIOR SUBORDINATED NOTES

                       [CUSIP NO.] [CINS NO.] [ISIN NO.]

                               DUE APRIL 1, 2004

     DANKA BUSINESS SYSTEMS PLC, a public limited company organized under the laws of England and Wales (the "Company," which term includes any successor corporation under the indenture hereinafter referred to), for value received promises to pay to [If Physical Note: _______, or registered assigns], [If Global Note: the bearer upon surrender hereof], the principal sum [If Physical
Note: of _______ dollars ($ _____)], [If Global Note: of the amount indicated on Schedule A hereof], on April 1, 2004.

     Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.

     IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officers and a facsimile of its corporate seal to be affixed hereto or imprinted herein.

Dated:


                                        DANKA BUSINESS SYSTEMS PLC


                                        By:    _________________________________
                                        Name:  _________________________________
                                        Title: _________________________________
Attest:  ___________________________


                                        DANKA BUSINESS SYSTEMS PLC


                                        By:    _________________________________
                                        Name:  _________________________________
                                        Title: _________________________________
Attest:  ___________________________


                         CERTIFICATE OF AUTHENTICATION

This is one of the Zero Coupon Senior Subordinated Notes due 2004 referred to in the within mentioned Indenture.

                                        HSBC Bank USA, as Trustee


                                        By:    _________________________________
                                                      Authorized Officer

                                [REVERSE SIDE]

                     ZERO COUPON SENIOR SUBORDINATED NOTES
                                   DUE 2004

     1. Principal. The Company will pay the principal of this Note on April 1, 2004 ("Maturity").

     2. Method of Payment. One Business Day prior to Maturity, the Company shall irrevocably deposit with the Trustee or the Paying Agent money in immediately available funds sufficient to pay such principal, and premium, if any. The Holder must surrender this Note to a Paying Agent to collect principal payments. The Company will pay principal, and premium, if any, in money of the United States that at the time of payment is legal tender for payment of public and private debts. [If Global Note: Payments in respect of Notes represented by global notes (including principal and premium, if any) will be made by wire transfer of immediately available funds to the accounts specified by the bearer hereof.] [If Physical Note: With respect to Physical Notes, the Company will make all payments of principal and premium, if any, by wire transfer of immediately available funds to the U.S. dollar accounts maintained by the Holders with banks in the United States, or, if no such account is designated by any Holder to the Trustee or the Paying Agent at least 30 days prior to the relevant due date for payment (or such other date as the Trustee may accept in its discretion), by mailing a check to the registered address of such Holder.] If a payment date is a date other than a Business Day at a place of payment, payment may be made at that place on the next succeeding day that is a Business Day and no interest shall accrue for the intervening period. The Company, at its option, may pay principal, and premium, if any, by check payable in such money mailed to a Holder's registered address or at the office or agency of the Company maintained for such purpose in the City of New York.

     3. Paying Agent and Registrar. Initially, HSBC Bank, USA, as Trustee ("Trustee," which term shall include any successor trustee under the Indenture hereinafter referred to), will act as Paying Agent and Registrar. Banque Internationale a Luxembourg S.A. will also be appointed as a Paying Agent in Luxembourg. The Company may change any Paying Agent, Registrar or co-registrar without notice to any Noteholder. The Company, any Subsidiary or any Affiliate or any of them may act as Paying Agent, Registrar or co-Registrar, except for purposes of redemption under Sections 4.15 and 4.17, neither the Company nor any Affiliate of the Company may act as Paying Agent.

     4. Indenture. The Company issued the Notes under an Indenture dated as of __________, 2001 (as it may be amended from time to time in accordance with the terms thereof, the "Indenture") between the Company and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (Title 15, United States Code, Sections 77aaa-77bbbb). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. The Notes are unsecured general obligations of the Company. The Company may not issue additional Notes under the Indenture.

     5. Optional Redemption. (a) The Company may redeem all or any of the Notes at any time in whole or part for 100% their principal amount, to the date of redemption. The Company may redeem the Notes upon not less than 30 days nor more than 60 days' prior notice in whole or in part, and if in part equal to $1,000 or integral multiples thereof.

     6. Mandatory Redemption. Except for in the event of a Change of Control Offer or a Net Proceeds Offer, the Company is not required to make any mandatory redemption or sinking fund payments with respect to the Notes.

     7. Notice of Redemption. Notice of redemption will be given at least 30 days but not more than 60 days before the Redemption Date, (i) if the Notes are represented by a Global Note, notice shall be made by publishing in a leading newspaper having a general circulation in New York (which is expected to be the Wall Street Journal) (and, so long as the Notes are listed on the Luxembourg
-------------------
Stock Exchange and the rules of such Stock Exchange shall so require, a newspaper having a general circulation in Luxembourg (which is expected to be the Luxemburger Wort), or (ii) if the Notes are represented by Physical Notes,
    ----------------
notice shall be made by mailing such notice by first-class mail to each Holder of Notes to be redeemed at such Holder's last address as shown on the registry books, with a copy to the Trustee (and, so long as the Notes are listed on the Luxembourg Stock Exchange and the rules of such Stock Exchange shall so require, published in a newspaper having a general circulation in Luxembourg (which is expected to be the Luxemburger Wort)). Notes in denominations larger than $1,000 may be
       ----------------
redeemed in whole or in part, and if in part, equal to $1,000 or integral multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed.

     8.   Redemption of Notes at the Option of the Holder.

     (a) Subject to the terms and conditions of the Indenture, if any Change of Control (as defined in the Indenture) occurs on or prior to maturity, the Company will be required, subject to its prior compliance with certain covenants in respect of Senior Debt, to offer to purchase each Holder's Notes as provided in the Indenture for a purchase price equal to 109% of the principal amount thereof.

     (b) If the Company consummates any Asset Sale (as such term is defined in the Indenture), the Company may under certain circumstances be required to utilize a certain portion of the proceeds received from such Asset Sale to offer to repurchase Notes at a price equal to 100% of the principal amount, as provided in the Indenture.

     (c) In accordance with Section 13.2 of the Indenture, a notice of a Change of Control or an Asset Sale will be given within 30 days after any Change of Control occurs: (i) if the Notes are represented by a Global Note, by publishing in a leading newspaper having a general circulation in New York (which is expected to be the Wall Street Journal) (and, so long as the Notes are listed on
                   -------------------
the Luxembourg Stock Exchange and the rules of such Stock Exchange shall so require, a newspaper having a general circulation in Luxembourg (which is expected to be the Luxemburger Wort), and (ii) if the Notes are represented by
                   ----------------
Physical Notes, by mailing notice by first-class mail to each Holder of Notes to be redeemed at such Holder's registered address (and, so long as the Notes are listed on the Luxembourg Stock Exchange and the rules of such stock exchange shall so require, published in a newspaper having a general circulation in Luxembourg (which is expected to be the Luxemburger Wort)).
                                        ----------------

     9. Subordination. The Notes are subordinated to Senior Debt (as defined in the Indenture) which includes (with certain exceptions) the principal of, and premium, if any, and interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company whether or not such claim for post-petition interest is allowed in such proceeding) on, any Debt of the Company, whether outstanding on the date of the Indenture or thereafter created, incurred or assumed, unless, in the case of any particular Debt, the instrument creating or evidencing, or the agreement governing, such Debt or pursuant to which such Debt is outstanding expressly provides that such Debt shall not be senior in right of payment to the Notes. To the extent provided in the Indenture, such Debt must be paid before the Notes may be paid. The Company agrees, and each Noteholder by accepting a Note agrees, to the subordination and authorizes the Trustee to give it effect.

     10. Denominations, Transfer, Exchange. The Notes are in bearer form without coupons which shall be issuable in registered form of Physical Notes only in the limited circumstances set forth in the Indenture. [If Physical Note:
A Holder may register the transfer or exchange of Physical Notes in accordance with the Indenture. The Registrar may require a Holder of a Physical Note, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer or exchange of any Physical Notes selected for redemption. Also, it need not register the transfer or exchange of any Notes for a period of 15 days before a selection of Notes to be redeemed is made.] The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements, certificates, opinions and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not exchange or register the transfer of any Note or portion of a Note selected for redemption. Also, it need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed.

     11. Persons Deemed Owners. [If Physical Note: a Holder] [If Global Note: the bearer of this Note:] shall be treated as the absolute owner of the Note for all purposes.

     12. Amendments and Waivers. Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented, or compliance by the Company with any provision of the Indenture or the Notes may be waived, with the Act of the Holders, in accordance with Section 1.5 of the Indenture, of a majority in aggregate principal amount of the Notes then outstanding; provided, however, that without the consent of each Holder affected thereby, the Company and any Guarantor may not (1) reduce the percentage stated in the Indenture of aggregate principal amount of outstanding Notes necessary to consent to an amendment, supplement or waiver of the Indenture; (2) reduce the percentage of aggregate principal amount of outstanding Notes necessary consent for waiver of certain defaults as defined in the Indenture; (3) reduce the principal amount of (or the premium of, if any) any Note or change the stated maturity of the principal of the Notes; (4) change place or currency of payment of principal of, and premium, if any, on, any Note; (5) change the Stated Maturity of the principal of any Note; (6) impair the right to institute suit for the enforcement of any payment of principal of, and premium, if any, on, any Note; (7) waive a continuing past Default or Event of Default in the payment of principal of, and premium, if any, on, the Notes; (8) modify or amend any of the provisions of the Indenture relating to the subordination of the Notes in a manner adverse to the Holders; (9) modify or amend any of the provisions of the Indenture relating to the modification and amendment of the Indenture or the waiver of past defaults or covenants; or (10) following the mailing of an offer with respect to a Change of Control Offer pursuant to Section 4.17 of the Indenture or Net Proceeds Offer pursuant to Section 4.15 of the Indenture, modify the Indenture with respect to such Change of Control Offer or Net Proceeds Offer to purchase in a manner adverse to such Holders.

     Notwithstanding the foregoing, without the consent of any Holder of Notes and subject to certain requirements set forth in Section 9.1 of the Indenture, the Company and the Trustee may amend or supplement the Indenture or the Notes to cure any ambiguity, omission, defect or inconsistency, to comply with Article 5 of the Indenture, to add guarantees with respect to the Notes or to confirm and evidence the release, termination, or discharge of any Guarantee with respect to the Notes when such release, termination or discharge is permitted under and subject to the satisfaction of the conditions precedent set forth in
Section 4.21(g) of the Indenture, to make any changes that do not adversely affect the legal rights under the Indenture of any such Holder, to evidence or to provide for a replacement Trustee, to comply with requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act as then in effect, or to add to the covenants and agreements of the Company for the benefit of the Holders and to surrender any right or power reserved in the Indenture to the Company.

     13. Defaults and Remedies. An Event of Default shall occur if: (1) the Company fails to pay principal of, or premium, if any, on any of the Notes when the same becomes due and payable, at maturity, upon acceleration, redemption or otherwise; (2) or the Company fails to pay the principal of, or premium, if any, on any Notes required to be purchased pursuant to a Change of Control Offer pursuant to Section 4.17 of the Indenture or Net Proceeds Offer pursuant to
Section 4.15 of the Indenture, as provided in such Section; (3) the Company fails to perform any other covenant, warranty, term, condition, provision or agreement (other than the provisions of Article 5 of the Indenture) of the Company contained in the Notes or the Indenture and such failure continues for 30 days after the notice specified below; (4) the Company fails to perform or comply with the provisions described under Article 5 or Section 4.15 of the Indenture; (5) the occurrence of a default under any Debt of the Company or any Subsidiary of the Company if both (A) the default either results from failure to pay any such Debt at its Stated Maturity and (B) the principal amount of such Debt, together with the principal amount of any other such Debt is in default for failure to pay principal at the Stated Maturity of the maturity of which has been accelerated, aggregated at least $25 million or more at any one time outstanding; (6) the rendering of a final judgment or judgments (not subject to appeal) by a court of competent jurisdiction against the Company or any of its Restricted Subsidiaries in an aggregate amount at any one time in excess of $10 million and shall not have been vacated, discharged, satisfied or stayed within 60 consecutive days thereafter; and (7) any Subsidiary Guarantee ceases to be in full force and effect or any Subsidiary Guarantee is declared to be null and void and unenforceable or any Subsidiary Guarantee shall be found to be invalid or any Guarantor shall deny its liability under its Subsidiary Guarantees other than by reason of release or such Guarantor in accordance with Section 4.21 of the Indenture; and (8) certain events of bankruptcy, insolvency or reorganization affecting the Company or any significant Subsidiary of the Company as set forth in Section 6.1 of the Indenture. If an Event of Default shall occur and be continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare all the Notes to be due and payable as provided in the Indenture, except that in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Notes become due and payable immediately without further action or notice. The Trustee may require indemnity reasonably satisfactory to the Trustee before it enforces the Indenture or the Notes. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Company must furnish an annual compliance certificate to the Trustee. The Company must also furnish a notice of any Default (as provided in the Indenture) to the Trustee within five business days after such occurrence.

     14. Subsidiary Guarantees. Subject to Section 4.21 of the Indenture, each of the Guarantors shall, jointly and severally, unconditionally guarantee to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Company hereunder or thereunder, that: (a) the principal on the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Maturity, by acceleration, redemption or otherwise. The guarantees are subject to subordination as set forth in Section 4.21(b) of the Indenture. The Guarantors are subject to limitations on incurrence of additional indebtedness and limitations on consolidation, merger or sale of assets as set forth in Section 4.21 of the Indenture. The guarantees are subject to release in certain circumstances set forth in Section 4.21(g) of the Indenture. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors shall be fully and unconditionally and jointly and severally obligated to pay the same immediately. Each Guarantor agrees that the guarantee is a guarantee of payment and not a guarantee of collection.

     15. Trustee Dealings with Company. Subject to certain limitations, the Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not Trustee.

     16. No Recourse Against Others. A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

     17. Authentication. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

     18. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

     19. Unclaimed Money. If money for the payment of principal remains unclaimed for two years, the Trustee or Paying Agent will pay the money over to the Company, unless otherwise required by law. After that, Holders entitled to money must look to the Company for payment, unless otherwise required by law.

     20. Discharge Prior to Maturity. If the Company irrevocably deposits with the Trustee or Paying Agent in trust cash or U.S. Government Obligations sufficient to pay the principal of on the Notes to maturity and satisfies certain conditions specified in the Indenture, the Company shall be discharged from the Indenture except for certain Sections thereof.

     21. Successor. When a successor to the Company assumes all the obligations of its predecessor under the Notes and the Indenture, such predecessor shall be released from those obligations.

     22. Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of New York.

     23. Conversion Rights. Subject to and upon compliance with the provisions of the Indenture, the Holder of this Note shall have the right (the "Conversion Right"), at its option, at any time on or after Maturity, if the Company defaults in making a payment in respect of this Note to convert the Note into American depositary shares or ordinary shares of the Company. This Conversion Right may be exercised during the period of twenty Business Days following the Maturity Date. The Note may be converted, in whole or in part, and if in part, equal to $1,000 or integral multiples of $1,000. The price at which the Notes shall be convertible into American depositary shares shall be equal to the average closing market price for the Company's American depositary shares on the Nasdaq SmallCap Market (or, if the American Depositary Shares are listed on another United States exchange, that other exchange) for the period of twenty trading days ending on the Stated Maturity. The price at which the Notes shall be convertible into ordinary shares shall be equal to the American depositary share conversion price divided by the number of ordinary shares then represented by one American depositary share. In the event that the Ordinary Shares Conversion Price is less than the stated value of the ordinary shares of the Company on the date of issuance of the Shares, the Ordinary Shares Conversion Price shall equal the stated value of the ordinary shares of the Company on the date of issuance of the Shares (at the date hereof, UK (Pounds) 0.0125) and the ADS Conversion Price shall equal the Ordinary Shares Conversion Price multiplied by the number of ordinary shares of the Company then represented by one American depositary share of the Company.

     Subject to the conditions set forth in the Indenture, conversion shall be effected by giving written notice to the Trustee, indicating that the Holder hereof elects to convert this Note, or if less than the entire principal amount hereof is to be converted, the portion hereof to be converted. Notwithstanding any provision hereof, the Conversion Right shall not be exercisable nor will securities be delivered on conversion of this Note or any portion hereof unless the approvals and other requirements described in the Indenture are satisfied.

     24. Information. The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Request may be made to:

     Danka Business Systems, PLC
     Attention: Keith J. Nelsen, Esquire
     11201 Danka Circle North
     St. Petersburg, Florida  33716

                 [SCHEDULE A - TO BE ATTACHED TO GLOBAL NOTES]

               SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE

               The initial principal amount at maturity of this
              Global Note is as shown by the latest entry made or on behalf of the Company in the fourth column below. Reductions in the principal amount of this Global Note following exchange of this Global
       Note for registered notes or purchase and cancellation of Notes, and increases in the principal amount of this Global Note, are entered in the second and third columns below.

                                                                         Initial principal
                                                                             amount and
                             Reason for                                      outstanding
                             reduction/                                    principal amount
                           increase in the                                  of this Global
                             principal                                          Note
                           amount of this          Amount of such           following such          Notation made
                               Global                reduction/              reduction/            by or on behalf
         Date                 Security               increases               increases              of the Issuer
     --------                 --------               ---------               ---------              -------------

       , 2001              Not applicable          Not applicable           [         ]            Not applicable
     __________              __________              __________              __________              __________
     __________              __________              __________              __________              __________
     __________              __________              __________              __________              __________

*State (a) whether reduction following (i) exchange for Notes in a different form; or (ii) conversion of Notes; or (iii) purchase and cancellation of Notes; or (b) circumstances relating to increase.

              ASSIGNMENT FORM FOR PHYSICAL NOTES AND GLOBAL NOTES





 TO ASSIGN THIS NOTE, FILL IN THE FORM BELOW: (I) OR (WE) ASSIGN AND TRANSFER
                                 THIS NOTE TO





                 (Insert assignee's soc. sec. or tax I.D. no.)


             (Print or type assignee's name, address and zip code)



and irrevocably appoint agent to transfer this Note on the books of the Company. The agent may substitute another to act for him or her.







Date:  _______________        Your Signature: __________________________________
                              NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within mentioned instrument in every particular, without alteration or any change whatsoever.

                              Signature Guarantee: _____________________________
                              (Signature must be guaranteed by an eligible guarantor institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15)

Date: _______________         Your Signature: __________________________________

                              NOTICE: To be executed by an executive officer

                              Signature Guarantee:  ____________________
                              (Signature must be guaranteed by an eligible guarantor institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15)

Option of Holder to Elect Purchase:

(1) If you wish to elect to have all or any portion of this Note purchased by the Company pursuant to Section 4.17 ("Change of Control Offer") of the Indenture, check the applicable boxes:

[ ] Change of Control Offer: in whole [ ] in part [ ] Amount to be purchased: $

     Date:  ____________           Your Signature:  ____________________________
                              (Sign exactly as your name appears on the other side of this Note)


                              Signature Guarantee: _________________________
                              (Signature must be guaranteed by an eligible guarantor institution (banks, stock brokers, savings and loan with membership in an pursuant to Securities associations and credit unions) approved guarantee and Exchange Commission medallion program Rule 17Ad-15)

     Social Security Number or Taxpayer Identification Number: ______________

(2) If you wish to elect to have all or any portion of this Note purchased by the Company pursuant to Section 4.15 ("Net Proceeds Offer") of the Indenture, check the applicable boxes:

  [ ] Net Proceeds Offer: in whole [ ] in part [ ] Amount to be purchased: $

     Date:  ____________           Your Signature:  ____________________________
                              (Sign exactly as your name appears on the other side of this Note)


                              Signature Guarantee: _________________________
                              (Signature must be guaranteed by an eligible guarantor institution (banks, stock brokers, savings and loan with membership in an pursuant to Securities associations and credit unions) approved guarantee and Exchange Commission medallion program Rule 17Ad-15)

     Social Security Number or Taxpayer Identification Number: ______________

                                                           EXHIBIT B

                   FORM OF NOTATION OF SUBSIDIARY GUARANTEE

     For value received, each Guarantor (which term includes any successor Person under the Indenture) has, jointly and severally, unconditionally guaranteed, to the extent set forth in the Indenture and subject to the provisions in the Indenture dated as of _________________, 2001 (the "Indenture") among Danka Business Systems PLC (the "Company"), the Guarantors listed on Schedule I thereto and HSBC Bank USA, as trustee (the "Trustee"), (a) the due and punctual payment of the principal of and premium, if any, on the Notes (as defined in the Indenture), whether at maturity, by acceleration, redemption or otherwise, and to the extent permitted by law, the due and punctual performance of all other obligations of the Company to the Holders or the Trustee all in accordance with the terms of the Indenture and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise. The obligations of the Guarantors of the Notes and to the Trustee pursuant to the Subsidiary Guarantee and the Indenture are expressly set forth in Section 4.21 of the Indenture and reference is hereby made to the Indenture for the precise terms of the Subsidiary Guarantee. Each Holder of a Note, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee, on behalf of such Holder, to take such action as may be necessary or appropriate to effectuate the subordination as provided in the Indenture and (c) appoints the Trustee attorney-in-fact of such Holder for such purpose; provided, however, that the Indebtedness evidenced by this Subsidiary Guarantee shall cease to be so subordinated and subject in right of payment upon any defeasance of this Note in accordance with the provisions of the Indenture.



                        [SIGNATURES ON FOLLOWING PAGE]

     IN WITNESS WHEREOF, the undersigned subsidiary Guarantors have caused this Subsidiary Guarantee to be duly executed and delivered as of the date first written above.

                                        DANKA OFFICE IMAGING COMPANY


                                        By:     _______________________________

                                        Name:   _______________________________

                                        Title:  _______________________________


                                        DANKA HOLDING COMPANY


                                        By:     _______________________________

                                        Name:   _______________________________

                                        Title:  _______________________________

                                                                      SCHEDULE I


                              LIST OF GUARANTORS

                                                                           Primary
                                                 State of            Standard Industrial        IRS Employee
   Name and Contact Information of             Incorporation         Classification Code     Identification Code
   -------------------------------             -------------         -------------------     -------------------
             Guarantor
             ---------

Danka Office Imaging Company              United States--Delaware             5040                59-3407614
11201 Danka Circle North
St. Petersburg, Florida 33716
(727) 576-6003
Attn: Treasurer
(727) 578-4766 (phone)
(727) 577-4802 (fax)

Danka Holding Company                     United States--Delaware             5040                59-3498367
11201 Danka Circle North
St. Petersburg, Florida 33716
(727) 576-6003
Attn: Treasurer
(727) 578-4766 (phone)
(727) 577-4802 (fax)

                                                                           Primary
                                                 State of            Standard Industrial        IRS Employee
   Name and Contact Information of             Incorporation         Classification Code     Identification Code
   -------------------------------             -------------         -------------------     -------------------
             Guarantor
             ---------

                                                                       EXHIBIT C


       FORM OF SUPPLEMENTAL INDENTURE IN RESPECT OF SUBSIDIARY GUARANTEE

          SUPPLEMENTAL INDENTURE, dated as of [______________] (this "Supplemental Indenture"), among [name of [New Guarantor[s]/1/] (the "New
 ----------------------                    ----------------           ---
Guarantor[s]"), Danka Business Systems PLC (the "Company"), Danka Office Imaging
------------
Company, Danka Holding Company and any other guarantors of the Notes (collectively, the "Guarantors" under the Indenture referred to below and the "Existing Guarantor[s]" herein) and HSBC Bank USA, as Trustee (the "Trustee")
 ---------------------                                              -------
under the Indenture referred to below.



                             W I T N E S S E T H:

          WHEREAS, the Company, [the] [any] Existing Guarantor[s] and the Trustee have heretofore become parties to an Indenture, dated as of ___________, 2001 (as amended, supplemented, waived or otherwise modified, the "Indenture"),
                                                                   ---------
providing for the issuance of Zero Coupon Senior Subordinated Notes due April 1, 2004 of the Company (the "Notes");
                          -----

          WHEREAS, Section 4.21(h) of the Indenture provides that the Company is required to, or may cause the New Guarantor[s] to, execute and deliver to the Trustee a supplemental indenture pursuant to which the New Guarantor[s] shall guarantee the Notes pursuant to a Subsidiary Guarantee on the terms and conditions set forth herein and in Section 4.21 of the Indenture;

          WHEREAS, [the] [each] New Guarantor desires to enter into this Supplemental Indenture for good and valuable consideration, including substantial economic benefit in that the financial performance and condition of such New Guarantor is dependent on the financial performance and condition of the Company; and

          WHEREAS, pursuant to Section 4.21(h) and Section 9.1 of the Indenture, the parties hereto are authorized to execute and deliver this Supplemental Indenture to amend the Indenture, without the consent of any Holder;

          NOW , THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Guarantor[s], the Company, [the Existing Guarantors[s]] and the Trustee mutually covenant and agree for the benefit of the Holders of the Notes as follows:

1.   Defined Terms. As used in this Supplemental Indenture, terms defined in the
     -------------
     Indenture or in the preamble or recital hereto are used herein as therein defined. The words "herein," "hereof" and "hereby" and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

2.   Agreement to Guarantee. [The] [Each] New Guarantor hereby agrees, jointly
     ----------------------
     and severally with [all] [any] other New Guarantor[s] and [all] [any] Existing Guarantor[s], fully and unconditionally, to guarantee the obligations of the Company under the Indenture and the Notes on the terms and subject to the conditions set forth in Section 4.21 of the Indenture and to be bound by (and shall be entitled to the benefits of) all other applicable provisions of the Indenture as a Guarantor. The Subsidiary Guarantee of each New Guarantor is subject to the subordination provisions of the Indenture.

3.   Termination, Release and Discharge. [The] [Each] New Guarantor's Subsidiary
     ----------------------------------
     Guarantee shall terminate and be of no further force or effect, and [the] [each] New Guarantor shall be released and discharged from all obligations in respect of such Subsidiary Guarantee, as and when provided in Section 4.21(g) of the Indenture.



_________________________________
/1/   Insert as appropriate.

4.   Parties. Nothing in this Supplemental Indenture is intended or shall be
     -------
     construed to give any Person, other than the Holders and the Trustee, any legal or equitable right, remedy or claim under or in respect of [the] [each] New Guarantor's Subsidiary Guarantee or any provision contained herein or in Section 4.21 of the Indenture.

5.   Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND
     -------------
     CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY PRINCIPLES OF CONFLICT OF LAWS TO THE EXTENT THAT THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY. THE TRUSTEE, THE COMPANY, ANY OTHER OBLIGOR IN RESPECT OF THE NOTES AND (BY THEIR ACCEPTANCE OF THE NOTES) THE HOLDERS, AGREE TO SUBMIT TO THE JURISDICTION OF ANY UNITED STATES FEDERAL OR STATE COURT LOCATED IN THE BOROUGH OF MANHATTAN, IN THE CITY OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THE INDENTURE OR THE NOTES.

6.   Ratification of Indenture; Supplemental Indentures Part of Indenture.
     --------------------------------------------------------------------
     Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby. The Trustee makes no representation or warranty as to the validity or sufficiency of this Supplemental Indenture.

7.   Counterparts. The parties hereto may sign one or more copies of this
     ------------
     Supplemental Indenture in counterparts, all of which together shall constitute one and the same agreement.

8.   Headings. The section headings herein are for convenience of reference only
     --------
     and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.



                           [SIGNATURE PAGES FOLLOW]

     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

                                     DANKA BUSINESS SYSTEMS PLC



                                     By: ________________________________
                                         Name:
                                         Title

                                     HSBC Bank USA,
                                     as Trustee



                                     By: ________________________________
                                         Name:
                                         Title

                                     Danka Office Imaging Company,
                                     as Existing Guarantor



                                     By: ________________________________
                                         Name:
                                         Title

                                     Danka Holding Company,
                                     as Existing Guarantor



                                     By: ________________________________
                                         Name:
                                         Title



                                     [NAME OF NEW GUARANTOR],/2/
                                     As New Guarantor



__________________________________
/2/   Add a signature block for each New Guarantor.

                                     By: ________________________________
                                         Name:
                                         Title:

                                                                       EXHIBIT D


                           FORM OF CONVERSION NOTICE



TO CONVERT THIS NOTE, FILL IN THE FORM BELOW: (I) OR (WE) ELECT TO TRANSFER THIS
     NOTE, PURSUANT TO THE TERMS AND CONDITIONS SET FORTH IN THE INDENTURE



                  (Insert Holder's soc. sec. or tax I.D. no.)



              (Print or type Holder's name, address and zip code)



Assignment and Transfer of Note as Requested by the Conversion Agent:

The Holder of the Note hereby irrevocably appoints                agent to
transfer this Note on the books of the Company. The agent may substitute another to act for him or her.

      Date:  ____________        Your Signature: ___________________________________________
                                 (Sign exactly as your name appears on the other side of this
                                 Note)


                                 Signature Guarantee: ________________________________________
                                 (Signature must be guaranteed by an eligible guarantor
                                 institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved guarantee medallion program pursuant to Securities and Exchange
                                 Commission Rule 17Ad-15)



      Social Security Number or Taxpayer Identification Number:  ______________


Option of Holder to Convert Notes into Ordinary Shares or American Depository
Shares:

(1) If you wish to convert this Note into either ordinary shares or American depository shares of the Company pursuant to Article 10 ("Conversion") of the Indenture, check the applicable boxes:

        [ ] Ordinary Shares: in whole [ ] in part[ ] Amount to be converted: $

        [ ] American Depository Shares: in whole [ ] in part[ ] Amount to be converted: $

      Date:  ____________        Your Signature: ___________________________________________
                                 (Sign exactly as your name appears on the other side of this
                                 Note)


                                 Signature Guarantee: ________________________________________
                                 (Signature must be guaranteed by an eligible guarantor
                                 institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved guarantee medallion program pursuant to Securities and Exchange
                                 Commission Rule 17Ad-15)


      Social Security Number or Taxpayer Identification Number:  ______________

Surrender of the Note to the Trustee

The Holder of the Note hereby surrenders the Note (in whole or in part, and if in part the part to be converted) to the Trustee for purposes of conversion, under Article 10 of the Indenture. The surrender of the Note shall be annotated to the Company or its agent

      Date:  ____________        Your Signature: ___________________________________________
                                 (Sign exactly as your name appears on the other side of this
                                 Note)


                                 Signature Guarantee: ________________________________________
                                 (Signature must be guaranteed by an eligible guarantor
                                 institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved guarantee medallion program pursuant to Securities and Exchange
                                 Commission Rule 17Ad-15)



      Social Security Number or Taxpayer Identification Number:  ______________



Designation of Delivery for Conversion

Pursuant to Section 10.3 of the Indenture, the Holder designates:

      [ ]  DTC

           or

     [ ]   the address below as the address for which the delivery of shares upon conversion should occur.

Holder's Address:_____________________________________________________


      Date:  ____________        Your Signature: ___________________________________________
                                 (Sign exactly as your name appears on the other side of this
                                 Note)


                                 Signature Guarantee: ________________________________________
                                 (Signature must be guaranteed by an eligible guarantor
                                 institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved guarantee medallion program pursuant to Securities and Exchange
                                 Commission Rule 17Ad-15)



Social Security Number or Taxpayer Identification Number:  ______________


Payment of taxes, capital, stamp, issue and registration duties


The Holder hereby accompanies this Conversion Notice with any required taxes and capital, stamp, issue and transfer documents as requested by the Conversion Agent.

      Date:  ____________        Your Signature: ___________________________________________
                                 (Sign exactly as your name appears on the other side of this
                                 Note)


                                 Signature Guarantee: ________________________________________
                                 (Signature must be guaranteed by an eligible guarantor
                                 institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved guarantee medallion program pursuant to Securities and Exchange
                                 Commission Rule 17Ad-15)



Social Security Number or Taxpayer Identification Number:  ______________